Exhibit 10 (c)
                                                                  --------------

                                                                  EXECUTION COPY








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                            ASSET PURCHASE AGREEMENT

                                      AMONG

                         SRDF ACQUISITION COMPANY, LLC,

                           INSILCO TECHNOLOGIES, INC.,

                          STEWART STAMPING CORPORATION,

                           EYELETS FOR INDUSTRY, INC.,

                                       AND

                             EFI METAL FORMING, INC.


                          DATED AS OF DECEMBER 15, 2002







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

                                TABLE OF CONTENTS
                                -----------------
                                                                            Page
                                                                            ----

                                    Article I
                                   DEFINITIONS

Section 1.1     Definitions....................................................1
Section 1.2     Construction...................................................8

                                   Article II
                                PURCHASE AND SALE

Section 2.1     Purchase and Sale of Assets....................................9
Section 2.2     Excluded Assets...............................................10
Section 2.3     Assumed Liabilities...........................................11
Section 2.4     Excluded Liabilities..........................................12
Section 2.5     Assumption of Certain Leases and Other Contracts..............12

                                   Article III
                                 PURCHASE PRICE

Section 3.1     Purchase Price................................................13
Section 3.2     Purchase Price Adjustment.....................................14

                                   Article IV
                                   THE CLOSING

Section 4.1     Time and Place of Closing.....................................16
Section 4.2     Deliveries by the Sellers.....................................16
Section 4.3     Deliveries by the Buyer.......................................17

                                    Article V
                  REPRESENTATIONS AND WARRANTIES OF THE SELLERs

Section 5.1     Organization; Qualification...................................18
Section 5.2     Authority Relative to This Agreement..........................18
Section 5.3     Consents and Approvals; No Violation..........................18
Section 5.4     Financial Statements and Reports..............................19
Section 5.5     Purchased Assets..............................................19
Section 5.6     Owned Real Property...........................................19
Section 5.7     Leased Real Property..........................................20
Section 5.8     Environmental Matters.........................................21
Section 5.9     Employees, ERISA and Benefit Plans............................22
Section 5.10    Certain Contracts and Arrangements............................25
Section 5.11    Legal Proceedings and Judgments...............................25

Section 5.12    Permits.......................................................26
Section 5.13    Compliance with Laws..........................................26
Section 5.14    Taxes.........................................................26
Section 5.15    Intellectual Property.........................................26
Section 5.16    Labor and Employment Matters..................................26
Section 5.17    Brokers.......................................................27
Section 5.18    Accounts Receivable...........................................27
Section 5.19    Overlapping Assets............................................27
Section 5.20    DISCLAIMER OF OTHER REPRESENTATIONS AND WARRANTIES............27

                                   Article VI
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

Section 6.1     Organization..................................................28
Section 6.2     Authority Relative to This Agreement..........................28
Section 6.3     Consents and Approvals; No Violation..........................28
Section 6.4     Legal Proceedings and Judgments...............................28
Section 6.5     Brokers.......................................................28
Section 6.6     Buyer Financing...............................................28

                                   Article VII
                            COVENANTS OF THE PARTIES

Section 7.1     Conduct of Business...........................................29
Section 7.2     Access to Information; Maintenance of Records.................29
Section 7.3     Expenses......................................................30
Section 7.4     Further Assurances............................................30
Section 7.5     Public Statements.............................................31
Section 7.6     Governmental Authority Consents and Approvals.................31
Section 7.7     Tax Matters...................................................32
Section 7.8     Employees.....................................................33
Section 7.9     Litigation Support............................................35
Section 7.10    Notification..................................................35
Section 7.11    Submission for Bankruptcy Court Approval......................35
Section 7.12    Overbid Procedures............................................36
Section 7.13    Environmental Assessment......................................39
Section 7.14    Overlapping Assets............................................41

                                  Article VIII
                              CONDITIONS TO CLOSING

Section 8.1     Conditions to Each Party's Obligations to Effect the Closing..42
Section 8.2     Conditions to Obligations of the Buyer........................42
Section 8.3     Conditions to Obligations of the Sellers......................43

                                   Article IX
                           TERMINATION AND ABANDONMENT

Section 9.1     Termination...................................................44
Section 9.2     Procedure and Effect of Termination...........................46
Section 9.3     Liquidated Damages............................................46
Section 9.4     Buyer's Deposit...............................................46
Section 9.5     Extension; Waiver.............................................47

                                    Article X
                            MISCELLANEOUS PROVISIONS

Section 10.1    Amendment and Modification....................................47
Section 10.2    Waiver of Compliance; Consents................................47
Section 10.3    Survival......................................................47
Section 10.4    No Impediment to Liquidation..................................48
Section 10.5    Notices.......................................................48
Section 10.6    Assignment....................................................49
Section 10.7    Third-Party Beneficiaries.....................................49
Section 10.8    Severability..................................................49
Section 10.9    Governing Law.................................................49
Section 10.10   Submission to Jurisdiction....................................49
Section 10.11   Counterparts..................................................50
Section 10.12   Incorporation of Exhibits.....................................50
Section 10.13   Entire Agreement..............................................50
Section 10.14   Headings......................................................50
Section 10.15   Remedies......................................................50
Section 10.16   Bulk Sales or Transfer Laws...................................50
Section 10.17   WAIVER OF JURY TRIAL..........................................50

EXHIBITS
--------

Exhibit A   Assumed Agreements
Exhibit B   Form of Assumption Agreement
Exhibit C   Form of Bill of Sale
Exhibit D   Form of Escrow Agreement
Exhibit E   Allocation of Purchase Price and Assumed Liabilities
Exhibit F   Form of Bidding Procedures Order
Exhibit G   Form of Sale Order
Exhibit H   Scope of Work
Exhibit I   Collective Bargaining Agreement
Exhibit J   Deposit Escrow Agreement

DISCLOSURE SCHEDULE
-------------------

The Disclosure Schedule shall include the following Schedules:

2.2(d)                Excluded Assets
5.4(a)                Financial Statements and Reports
5.6(a), (b)           Owned Real Property
5.7(a), (b)           Leased Real Property
5.8                   Environmental Matters
5.9(a), (b), (e)      ERISA; Benefit Plans
5.10                  Certain Contracts and Arrangements
5.11                  Legal Proceedings and Judgments
5.12                  Permits
5.14                  Taxes
5.15                  Intellectual Property
5.16                  Labor and Employment Matters
5.19                  Overlapping Assets
7.1                   Conduct of Business
7.8(a)                Employees

                            ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement (this "Agreement") is made as of December 15, 2002 by and among Insilco Technologies, Inc., a Delaware corporation ("ITI"), Stewart Stamping Corporation, a Delaware corporation ("SSCo"), Eyelets For Industry, Inc., a Connecticut corporation ("EFI"), and EFI Metal Forming, Inc., a Connecticut corporation ("EFI Metal") (each of ITI, SSCo, EFI and EFI Metal, a "Seller"; and collectively, the "Sellers"), and SRDF Acquisition Company, LLC, a Connecticut limited liability company (the "Buyer").

         WHEREAS, Sellers are preparing to file Chapter 11 bankruptcy petitions pursuant to Title 11 of the United States Code, 11 U.S.C. ss.ss. 101, et seq.;

         WHEREAS, the Buyer desires to purchase from the Sellers, and the Sellers desire to sell to the Buyer, the Purchased Assets (as hereinafter defined) upon the terms and conditions hereinafter set forth in this Agreement; and

         WHEREAS, the Buyer and the Sellers are anticipating that the Seller will sell the Purchased Assets during the pendency of the Chapter 11 cases;

         NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   Article I
                                   DEFINITIONS

         Section 1.1 Definitions. (a) As used in this Agreement, the following terms have the meanings specified in this Section 1.1(a).

         "Accounts Payable" means any and all accounts payable incurred in the ordinary course of business since the commencement of the Chapter 11 Cases to third parties and owed by the Business, together with any interest or unpaid financing charges accrued thereon.

         "Accounts Receivable" means any and all accounts receivable, notes and other amounts receivable owed to the Business from third parties, together with any interest or unpaid financing charges accrued thereon.

         "Adjustment Escrow Amount" means the sum of (i) $100,000 in cash and
(ii) (x) the amount of any Accounts Receivable that are paid to the Sellers during the Adjustment Period less (y) the amount of any Accounts Receivable billed by the Sellers during the Adjustment Period; provided, however, that the Adjustment Escrow Amount shall not, in any case, be less than $100,000.

         "Adjustment Period" means the period from and including the date of the delivery of the Accounts Report to the Closing Date.

         "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such specified Person.

         "Assumed Agreements" means any contract, agreement, real or personal property lease, commitment, understanding or instrument that primarily relates to the Business or the Purchased Assets and that is listed on Exhibit A attached hereto, which Exhibit may be amended from time to time pursuant to Section 2.5(a).

         "Assumption Agreement" means the Assumption Agreement to be executed and delivered by the Buyer and the Sellers at the Closing, substantially in the form of Exhibit B attached hereto.

         "Bankruptcy Code" means Title 11 of the United States Code, 11 U.S.C.ss.ss.101, et seq.

         "Bankruptcy Court" means the United States Bankruptcy Court for the District of Delaware or such other court having competent jurisdiction over the Chapter 11 Cases.

         "Bill of Sale" means the Bill of Sale to be executed and delivered by the Sellers at the Closing, substantially in the form of Exhibit C attached hereto.

         "Business" means the business and activities of the Sellers as conducted on the date hereof, relating to the design, manufacturing and distribution of precision stampings to a variety of customers.

         "Business Day" means any day that is not a Saturday, Sunday or other day on which banks are required or authorized by law to be closed in The City of New York.

         "Buyer's Representatives" means the Buyer's accountants, employees, counsel, financial advisors and other authorized representatives.

         "CBA" means the collective bargaining agreement between the Sellers and the Union that expires by its terms on May 1, 2005, attached hereto as Exhibit I.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended through the Closing Date.

         "Chapter 11 Cases" means the Sellers' cases commenced under Chapter 11 of the Bankruptcy Code.

         "Claim" means "claim" as defined under ss. 101 of the Bankruptcy Code.

         "Closing Encumbrances" means (i) statutory liens for current Taxes or assessments not yet due or delinquent, (ii) zoning, entitlement, conservation restriction and other land use and environmental regulations by Governmental Authorities which do not materially interfere with the present use or materially impact the value of the Purchased Assets, (iii) all exceptions, restrictions, easements, charges, rights-of-way and other non-monetary Encumbrances set forth in any state, local or municipal franchise under which the Business is conducted which do not

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

materially interfere with the present use or materially impact the value of the Purchased Assets, and (iv) such other imperfections in or failure of title, non-monetary easements, rights-of-way, encroachments, exceptions and restrictions which do not materially interfere with the present use of the Purchased Assets and neither secure indebtedness or the payment of the deferred purchase price of property, nor individually or in the aggregate create a Material Adverse Effect.

         "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended and set forth in Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA.

         "Code" means the Internal Revenue Code of 1986, as amended through the date hereof.

         "Confidential Information" means the Information (as defined in the Confidentiality Agreement) furnished to the Buyer's Representatives pursuant to the Confidentiality Agreement and subject to the confidentiality provisions thereof, and the confidential information relating to the Buyer provided to the Sellers by the Buyer.

         "Confidentiality Agreement" means the Confidentiality Agreement, dated as of June 12, 2002, between Insilco and the Buyer.

         "Creditors' Committee" means the official committee of unsecured creditors appointed in connection with the Chapter 11 Cases.

         "Deposit Escrow Agreement" means the escrow agreement to be executed and delivered by the Sellers and the Buyer on the date hereof attached hereto as Exhibit J.

         "Disclosure Schedule" means the Disclosure Schedule attached hereto, dated as of the date hereof, and forming a part of this Agreement.

         "Employee Records" means all existing personnel files related to employees and former employees of the Business.

         "Encumbrances" means any mortgages, pledges, liens, claims, charges, security interests, conditional and installment sale agreements, activity and use limitations, conservation easements, deed restrictions, encumbrances and charges of any kind.

         "Environmental Laws" means all federal, state and local laws, statutes, regulations, rules, ordinances, codes, decrees, judgments, or judicial or administrative orders relating to pollution or protection of the environment applicable to the Business or to the Leased Real Property or the Owned Real Property.

         "ERISA" means the Employee Retirement Income Security Act of 1974, and the regulations thereto, as amended.

         "ERISA Affiliate" means any entity which is treated as a single employer with the Sellers for purposes of Section 414 of the Code.

         "Escrow Agreement" means the Escrow Agreement to be executed and delivered by the Sellers and the Buyer at the Closing, substantially in the form of Exhibit D attached hereto.

         "Governmental Authority" means any federal, state or local governmental, administrative or regulatory authority, department, agency, commission or body.

         "Hazardous Substances" means (i) any petrochemical or petroleum products, oil, coal tar, or coal ash, radioactive materials, radon gas, asbestos in any form that is or could become friable, urea formaldehyde foam insulation or other equipment that contains dielectric fluid which may contain polychlorinated biphenyls, and (ii) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "solid wastes," "hazardous wastes," "hazardous materials," "restricted hazardous materials," "extremely hazardous substances," "toxic substances," "contaminants" or "pollutants" under any applicable Environmental Law.

         "Insilco" means Insilco Holding Co., a Delaware corporation.

         "Intellectual Property" means all of the following property, rights or interest owned by the Sellers that is used in the Business, in any jurisdiction throughout the world: (i) patents, patent applications and patent disclosures,
(ii) trademarks, service marks, trade dress, trade names, corporate names, logos and Internet domain names, together with all goodwill associated with each of the foregoing, (iii) copyrights and copyrightable works, (iv) registrations and applications for any of the foregoing and (v) trade secrets, confidential information and inventions; provided that Intellectual Property shall not include the "Insilco" name, or any names similar thereto, or logos or trademarks related thereto.

         "Intellectual Property Agreements" means all (i) licenses of intellectual property to the Sellers and (ii) licenses of Intellectual Property by the Sellers to third parties, in each case that are material to the Business.

         "Interest" means "interest" as such term is used in ss. 363(f) of the Bankruptcy Code.

         "Knowledge" means, with respect to the Sellers, as to a particular matter, the actual knowledge of the chief executive officer, the chief financial officer or the general counsel of Insilco, or of Phil Rejeski or William Backus, in each case without independent investigation.

         "Leased Real Property" means the real property leased by the Sellers, as tenant, that is related to the Business, together with, to the extent leased by the Sellers in connection with the Business, all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Sellers related to the Business attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

         "Licensed Intellectual Property" means all intellectual property licensed to the Sellers pursuant to the Intellectual Property Agreements that is primarily used in the Business.

         "Material Adverse Effect" means any change or changes in, or effect on, the Business or the Purchased Assets that individually is, or in the aggregate are, reasonably likely to be materially adverse to the financial condition of the Business or the Purchased Assets and the operation of the Business as a going concern, each taken as a whole, taking into account the Sellers' status (prior to the Closing) as debtors under Chapter 11 of the Bankruptcy Code, other than (i) any change or effect in any way resulting from or arising in connection with this

Agreement or any of the transactions contemplated hereby (including any announcement with respect to this Agreement or any of the transactions contemplated hereby), (ii) changes in (A) economic, regulatory or political conditions generally or (B) general business, regulatory or economic conditions relating to any industries in which the Sellers participate, (iii) any change in or effect on the Purchased Assets or the Business which is cured (including by the payment of money) by the Sellers or any of their Affiliates before the Termination Date, or (iv) changes caused by a material worsening of current conditions caused by acts of terrorism or war (whether or not declared) occurring after the date hereof.

         "Owned Real Property" means the real property owned by the Sellers that is related to the Business, together with all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Sellers that are related to the Business attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Permitted Encumbrances" means (i) statutory liens for current Taxes or assessments not yet due or delinquent or the validity or amount of which is being contested in good faith by appropriate proceedings, (ii) mechanics', carriers', workers', repairers' and other similar liens arising or incurred in the ordinary course of business relating to obligations as to which there is no default on the part of a Seller or the validity or amount of which is being contested in good faith by appropriate proceedings, or pledges, deposits or other liens securing the performance of bids, trade contracts, leases or statutory obligations (including workers' compensation, unemployment insurance or other social security legislation), (iii) zoning, entitlement, conservation restriction and other land use and environmental regulations by Governmental Authorities which do not materially interfere with the present use or materially impact the value of the Purchased Assets, (iv) all exceptions, restrictions, easements, charges, rights-of-way and other Encumbrances set forth in any state, local or municipal franchise under which the Business is conducted which do not materially interfere with the present use or materially impact the value of the Purchased Assets, (v) liens existing under the Prepetition Credit Agreement and
(vi) such other liens, imperfections in or failure of title, charges, easements, rights-of-way, encroachments, exceptions, restrictions and encumbrances which do not materially interfere with the present use of the Purchased Assets and neither secure indebtedness or the payment of the deferred purchase price of property, nor individually or in the aggregate create a Material Adverse Effect.

         "Person" means any individual, corporation, partnership, limited partnership, limited liability company, syndicate, group, trust, association or other organization or entity or government, political subdivision, agency or instrumentality of a government.

         "Prepetition Agent" means Bank One, NA.

         "Prepetition Credit Agreement" means the Second Amended and Restated Credit Agreement dated as of August 25, 2000, by and among ITI, T.A.T. Technology Inc. and the Secured Lenders, the Prepetition Agent, DLJ Capital Funding, Inc., Transamerica Business Credit Corporation and LaSalle National Bank as amended as of the date hereof.

         "Sale Hearing" means the hearing at which the Bankruptcy Court considers approval of the Sale Order.

         "Sale Order" means the sale order substantially in the form of Exhibit G attached hereto.

         "Sale Order Effectiveness Date" means the date at which the Sale Order has been approved by the Bankruptcy Court and becomes effective.

         "SEC" means the United States Securities and Exchange Commission.

         "Secured Lenders" means the Lenders (as defined in the Prepetition Credit Agreement).

         "Sellers' Representatives" means the Sellers' accountants, employees, counsel, financial advisors and other authorized representatives.

         "Tax" and "Taxes" means all taxes, charges, fees, levies, penalties or other assessments of any kind whatsoever imposed by any federal, state, local or foreign taxing authority, including any interest, penalties or additions attributable thereto.

         "Tax Return" means any return, report, information return or other document (including any related or supporting information) required to be supplied to any Governmental Authority with respect to Taxes.

         "Union" means Local 815, I.B.T.

            (b) Each of the terms set forth below shall have the meaning ascribed thereto in the following section:

               Definition                                       Location
               ----------                                       --------

               "Accounts Amount"                                ss. 3.2(a)
               "Accounts Report"                                ss. 3.2(a)
               "Agreement"                                      Recitals
               "Arbiter"                                        ss. 3.2(d)
               "Arbiter's Remediation Estimate"                 ss. 7.13(f)
               "Assumed Liabilities"                            ss. 2.3
               "Auction"                                        ss. 7.12(b)
               "Auction Sale"                                   ss. 7.12(e)
               "Averaged Remediation Estimate"                  ss. 7.13(e)
               "Backup Bid"                                     ss. 7.12(d)
               "Backup Bidder"                                  ss. 7.12(d)
               "Balance Sheet"                                  ss. 5.4(a)
               "Base Procedures"                                ss. 7.12(c)
               "Benchmark Current Asset Amount"                 ss. 3.2(d)
               "Bid Deadline"                                   ss. 7.12(a)(i)
               "Bidding Procedures Order"                       ss. 7.11(a)
               "Buyer"                                          Recitals
               "Buyer Plans"                                    ss. 7.8(b)

               "Buyer's Consultant"                             ss. 7.13(c)
               "Buyer's Deposit"                                ss. 9.4(a)
               "Buyer's Overlapping Assets"                     ss. 5.19
               "Buyer's Remediation Estimate"                   ss. 7.13(c)
               "CA Objection"                                   ss. 3.2(d)
               "Closing"                                        ss. 4.1
               "Closing Adjustment"                             ss. 3.2(d)
               "Closing Date"                                   ss. 4.1
               "Credit-Bid Sale"                                ss. 7.12(e)
               "Cure Amounts"                                   ss. 2.5(d)
               "Cure Expenses"                                  ss. 2.5(c)
               "Cure Payments"                                  ss. 2.5(b)
               "Deposit"                                        ss. 7.12(a)(iii)
               "Deposit Escrow Account"                         ss. 9.4
               "Disputed Cure Payment"                          ss. 2.5(b)
               "Disputed Items"                                 ss. 3.2(d)
               "EFI"                                            Recitals
               "EFI Metal"                                      Recitals
               "Employee"                                       ss. 5.9(a)
               "Employee Plan"                                  ss. 5.9(b)(i)
               "Environmental Permits"                          ss. 5.8(d)
               "Escrow Account"                                 ss. 3.1(b)
               "Escrow Amount"                                  ss. 3.1(b)
               "Estimated Current Asset Amount"                 ss. 3.2(c)
               "Excluded Assets"                                ss. 2.2
               "Excluded Liabilities"                           ss. 2.4
               "Expense Reimbursement"                          ss. 7.12(e)
               "Final Actual Current Asset Amount"              ss. 3.2(d)
               "Final Remediation Estimate"                     ss. 7.13(e)
               "Financial Statements"                           ss. 5.4(a)
               "Inventory Amount"                               ss. 3.2(b)
               "Inventory Category Value"                       ss. 3.2(b)
               "Inventory Determination"                        ss. 3.2(b)
               "Inventory Values"                               ss. 3.2(b)
               "ITI"                                            Recitals
               "Liquidated Damages"                             ss. 9.3
               "Modified CBA                                    ss. 7.8(a)(ii)
               "Negotiated Cure Payment"                        ss. 2.5(b)
               "Non-Union Employee"                             ss. 7.8(a)
               "Non-Union Transferred Employee"                 ss. 7.8(a)
               "Options"                                        ss. 5.7(b)
               "Overbid Procedures"                             ss. 7.12
               "Overbids"                                       ss. 7.12(a)
               "Permits"                                        ss. 5.12
               "Phase II"                                       ss. 7.13(a)
               "Purchase Price"                                 ss. 3.1

               "Purchased Assets"                               ss. 2.1
               "Qualified Bid"                                  ss. 7.12(a)(ii)
               "Qualified Bidder"                               ss. 7.12(a)(i)
               "Regulatory Approvals"                           ss. 7.6(b)
               "Remedial Work"                                  ss. 7.13(b)
               "Remediation Estimate Arbiter"                   ss. 7.13(f)
               "Resolution Period"                              ss. 3.2(d)
               "Scope of Work"                                  ss. 7.13(a)
               "Sellers"                                        Recitals
               "Sellers' Closing Report"                        ss. 3.2(c)
               "Sellers' Consultant"                            ss. 7.13(a)
               "Sellers' Employees"                             ss. 5.9(a)
               "Sellers' Overlapping Assets"                    ss. 5.19
               "Sellers' Remediation Estimate"                  ss. 7.13(b)
               "Sellers' Retained Business"                     ss. 5.19
               "Site"                                           ss. 7.13(a)
               "SSCo"                                           Recitals
               "Successful Bid"                                 ss. 7.12(d)
               "Successful Bidder"                              ss. 7.12(d)
               "Termination Date"                               ss. 9.1(k)
               "Termination Payments"                           ss. 7.12(e)
               "Third-Party Sale"                               ss. 7.12(e)
               "Topping Fee"                                    ss. 7.12(e)
               "Total Cure Payments"                            ss. 2.5(b)
               "Transfer Taxes"                                 ss. 7.7(b)
               "Transferable Permits"                           ss. 2.1(f)
               "Transferred Employee"                           ss. 7.8(a)
               "Unaudited Annual Financial Statements"          ss. 5.4(a)
               "Unaudited Interim Financial Statements"         ss. 5.4(a)
               "Union Employee"                                 ss. 7.8(a)
               "Union Plan"                                     ss. 5.9(b)(ii)
               "Union Transferred Employee"                     ss. 7.8(a)
               "WARN"                                           ss. 7.8(e)

         Section 1.2 Construction. The terms "hereby," "hereto," "hereunder" and any similar terms as used in this Agreement, refer to this Agreement in its entirety and not only to the particular portion of this Agreement where the term is used. The term "including", when used herein without the qualifier, "without limitation," shall mean "including, without limitation." Wherever in this Agreement the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and vice versa, as the context shall require. The word "or" shall not be construed to be exclusive. Provisions shall apply, when appropriate, to successive events and transactions.

                                   Article II
                                PURCHASE AND SALE

         Section 2.1 Purchase and Sale of Assets. Except for the Excluded Assets, upon the terms and subject to the satisfaction of the conditions contained in this Agreement, at the Closing, the Sellers shall sell, assign, convey, transfer and deliver to the Buyer, and the Buyer shall, by payment of the Purchase Price, purchase and acquire from the Sellers, free and clear of all Claims, Interests and Encumbrances (except for Closing Encumbrances), all of the right, title and interest that the Sellers possess as of the Closing and have the right to transfer in, to and under the real, personal, tangible and intangible property or assets of every kind and description, wherever located, used, developed for use or intended for use primarily in the conduct of the Business and related thereto, unless specifically excluded in Section 2.2 (collectively, the "Purchased Assets"). Without limiting the effect of the foregoing, the parties hereto acknowledge and agree that the Purchased Assets shall include all right, title and interest of the Sellers in, to and under all of the following assets primarily related to the Business (except the Excluded Assets):

            (a) all inventories of supplies, materials and spare parts;

            (b) all equipment;

            (c) all machinery, vehicles, furniture and other tangible personal property;

            (d) all of the Sellers' Accounts Receivable as of the Closing Date;

            (e) the Assumed Agreements, in each case, to the extent the same are assignable under Section 365 of the Bankruptcy Code or to the extent such assignment is consented to by the third party or third parties to such agreements (if required), including purchase orders and (subject, in the case of deposits and letters of credit of the Sellers with third parties, to reimbursement or replacement as provided in Section 2.5(d)) any and all deposits and letters of credit related to any such Assumed Agreement;

            (f) the Permits, in each case to the extent the same are assignable (the "Transferable Permits");

            (g) the Intellectual Property Agreements and all confidentiality, noncompete or nondisclosure agreements executed by vendors, suppliers or employees of the Sellers or other third parties, in each case, to the extent assignable under Section 365 of the Bankruptcy Code, if required, or to the extent such assignment is consented to by the third party or third parties to such agreements (if required);

            (h) originals or copies of all Employee Records maintained by the Sellers and all books (other than books referred to in Section 2.2(e)), operating records, operating, safety and maintenance manuals, engineering design plans, blueprints and as-built plans, specifications, procedures and similar items relating specifically to the Purchased Assets, including books of account, all customer lists, billing records and other customer correspondence and all regulatory filings and other books and records relating to the rates and services provided by the Sellers in connection with the operation of the Business;

            (i) except as set forth on Schedule 2.2(d) and subject to Section 2.2(d), all of the rights, claims or causes of action of the Sellers against any third party that primarily relates to the Purchased Assets, the operation of the Business, the Assumed Liabilities, or the Assumed Agreements, arising out of transactions occurring prior to the Closing Date, except where such rights, claims or causes of action relate to Excluded Liabilities; to the extent such rights, claims or causes of action relate to both Assumed Liabilities and Excluded Liabilities, the Buyer and the Sellers shall share such rights, claims or causes of action in the same proportion as their respective liabilities bear to the total liability relating to those rights, claims or causes of action;

            (j) all Intellectual Property to the extent assignable under Section 365 of the Bankruptcy Code, together with all related income, royalties, damages and payments due or payable at the Closing or thereafter (including damages and payments for past or future infringements or misappropriations thereof), the right to sue and recover for past infringements or misappropriations thereof, any and all corresponding rights that, now or hereafter, may be secured throughout the world and all copies and tangible embodiments of any such Intellectual Property;

            (k) the rights of the Sellers under those insurance policies which primarily cover risks covering the Business or the Purchased Assets to the extent assignable under Section 365 of the Bankruptcy Code or to the extent consented to by the insurance providers (if required); provided that to the extent that the rights to any insurance proceeds relate to a claim against the Sellers that is not an Assumed Liability, the Sellers shall retain the rights to such insurance proceeds and the Sellers shall not transfer the rights to such insurance proceeds to the Buyer;

            (l) all accounts of the customers of the Business which, at the Closing Date, are users of any of the services provided by the Sellers in the operation of the Business;

            (m) all rights under postpetition purchase orders; and

            (n) that certain escrow fund created and those escrow fund amounts now held pursuant to the Stock Purchase Agreement by and among ITI (as successor to Insilco Corporation), EFI, EFI Metal and the Shareholders of EFI dated January 24, 1999.

         Section 2.2 Excluded Assets. Notwithstanding any provision herein to the contrary, the Sellers shall not sell, convey, assign, transfer or deliver to the Buyer, and the Buyer shall not purchase, and the Purchased Assets shall not include the Sellers' right, title and interest to the following assets of the Sellers (the "Excluded Assets"):

            (a) cash (including all cash residing in any collateral cash account securing any obligation or contingent obligation of any Seller), cash equivalents and bank deposits, subject to the Buyer's rights under
         Section 2.1(e) and the Sellers' rights under Section 2.5(d);

            (b) any equity interests held by the Sellers;

            (c) rights to any Tax refunds of the Sellers, whether any such refund is received as a payment or as a credit against future Taxes, and any net operating losses of the Sellers;

            (d) the Sellers' claims, causes of action, choses in action and rights of recovery pursuant to Sections 544 through 550 and Section 553 of the Bankruptcy Code, any other avoidance actions under any other applicable provisions of the Bankruptcy Code and the claims, causes of action, choses in action and rights of recovery set forth on Schedule 2.2(d);

            (e) subject to Section 7.2(c), the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents, books, records or the like of each Seller relating to the organization, maintenance, and existence of each Seller as a corporation;

            (f) rights and interests in the name "Insilco" and any names similar thereto, or logos, trademarks, trade names or service marks related thereto and websites associated with the Insilco name;

            (g) any and all agreements to which a Seller is a party which are not Assumed Agreements and any and all customer deposits, customer advances and credits and security deposits related to any such agreements which are not Assumed Agreements;

            (h) the rights of each Seller under this Agreement and any other agreements between a Seller and the Buyer or any of its Affiliates;

            (i) any and all assets of any Seller or any Seller's Affiliates primarily related to the custom assemblies or passive components business segments operated by Insilco and its Subsidiaries, including, without limitation, Sellers' Overlapping Assets;

            (j) any and all prepaid workers' compensation premiums (other than the portion relating to the Transferred Employees);

            (k) any and all amounts or other obligations owing to any of the Sellers by Insilco or any Affiliate of Insilco; and

            (l) claims against current or former directors, officers or other employees of, or agents, accountants or other advisors of or to, any Seller.

         Section 2.3 Assumed Liabilities. On the Closing Date, the Buyer shall execute and deliver to the Sellers the Assumption Agreement pursuant to which the Buyer shall assume and agree to pay, perform and discharge when due the following liabilities and obligations of the Sellers (the "Assumed Liabilities"):

            (a) those specific liabilities and obligations of each Seller assumed by the Buyer under the Assumed Agreements (including all Total Cure Payments payable in order to effectuate the assumption and assignment of each Assumed Agreement) and the Transferable Permits in accordance with the terms thereof;

            (b) those specific liabilities and obligations relating to any customer deposits and customer advances and credits (to the extent the applicable Seller has delivered to the Buyer the security deposits correlating to such customer) and each Seller's rights under any letters of credit or similar instruments securing customer deposits, advances or credits, in each case, only with respect to Assumed Agreements and customer accounts which are assigned to the Buyer;

            (c) liabilities and obligations assumed by, or allocated to, the Buyer pursuant to Section 7.7;

            (d) all of the liabilities and obligations of the Sellers allocated to the Buyer pursuant to Section 7.8;

            (e) all of the Accounts Payable; and

            (f) all liabilities and obligations related to the Purchased Assets or the Business arising from any actions or omissions occurring after the Closing Date.

         Section 2.4 Excluded Liabilities. The Buyer shall not assume or be obligated to pay, perform or otherwise discharge any liabilities or obligations (whether or not reflected on the books of a Seller, whether known or unknown, fixed or contingent) of any Seller other than the Assumed Liabilities (collectively, the "Excluded Liabilities").

         Section 2.5 Assumption of Certain Leases and Other Contracts. The Sale Order shall provide for the assumption by the applicable Seller and assignment to the Buyer, effective upon the Closing, of the Assumed Agreements on the following terms and conditions:

            (a) At the Closing, the applicable Seller shall assume and assign to the Buyer the Assumed Agreements. The Assumed Agreements are listed on Exhibit A hereto and are identified by the date of the Assumed Agreement (if available), the other party or parties to the Assumed Agreement and the address of such party or parties (if available), as the case may be. To the extent any such information is set forth on Exhibit A and is later determined by a Seller not to be available or to be inaccurate in any material respect, the Sellers shall promptly notify the Buyer of any such lack of availability or inaccuracy. Exhibit A shall set forth the estimated amounts necessary to cure defaults, if any, under each of such Assumed Agreements as determined by the Sellers based on the applicable Seller's books and records, subject to amendment of the Cure Payments by a Seller from time to time. From and after the date hereof until three (3) Business Days prior to the commencement of the Sale Hearing, the Sellers shall make such additions to and deletions from the list of Assumed Agreements set forth on Exhibit A as the Buyer shall request and shall give the respective counsels to the Prepetition Agent and the Creditors' Committee prompt notice of any such addition or deletion.

            (b) If there exists on the Closing Date any default related to an Assumed Agreement, the Buyer shall be responsible for any and all amounts to be cured pursuant to Section 365(a) of the Bankruptcy Code as a condition to the assumption and assignment of such Assumed Agreement. The aggregate amount listed on Exhibit A as of the Closing Date is the estimate of the aggregate amounts necessary to cure such defaults (such estimated amounts the "Cure Payments"). Except with respect to a Disputed Cure Payment, at the Closing, the Buyer shall, by wire transfer of immediately available U.S. funds or by other appropriate means, pay to each party entitled to a Cure Payment an amount sufficient to pay the Cure Payment owed to such party, as has been confirmed by the Buyer for each Assumed Agreement. The Buyer shall pay all such Cure Payments for all Assumed Agreements. In the event a non-debtor party to an Assumed Agreement files a timely objection to a Cure Payment on the grounds that the amount of such Cure Payment should be greater than the amount listed on Exhibit A (a "Disputed Cure Payment"), the Buyer shall not be obligated to pay the Cure Payment or Disputed Cure Payment to such non-debtor party until the dispute is resolved either (i) by agreement of such non-debtor party and the Sellers with the approval of the Buyer or (ii) by a final order of the Bankruptcy Court (in either case, a "Negotiated Cure Payment"; the Cure Payments and the Negotiated Cure Payments together constitute the "Total Cure Payments"), whereupon the Buyer, if in agreement, shall pay to such non-debtor party the Negotiated Cure Payment. If the Buyer chooses not to pay a Cure Payment relating to an agreement listed on Exhibit A, such agreement shall not be an Assumed Agreement. The Sellers shall use good faith efforts in opposing and cooperating with the Buyer in opposing any Disputed Cure Payment that is before the Bankruptcy Court for resolution.

            (c) Subsequent to the Closing, the Buyer shall be solely responsible for any and all costs and expenses necessary in connection with providing adequate assurance of future performance with respect to any of the Assumed Agreements under Section 365 of the Bankruptcy Code (the "Cure Expenses").

            (d) In addition to the payment of the Purchase Price and the payment of the Total Cure Payments and Cure Expenses, on the Closing Date, the Buyer shall reimburse the Sellers in cash and in full for any and all deposits, advances and credits and security deposits transferred by the Sellers to the Buyer (together with any applicable Cure Expenses, the "Cure Amounts"). In the Buyer's sole and absolute discretion, it shall provide those assurances and that security required with respect to replacement letters of credit or provide other satisfactory collateral related to any agreements of any Seller with third parties transferred to the Buyer pursuant to Section 2.1.

                                  Article III
                                 PURCHASE PRICE

         Section 3.1 Purchase Price. (a) In consideration for the Purchased Assets, and subject to the terms and conditions of this Agreement, Buyer shall assume the Assumed Liabilities as provided in Section 2.3 hereof and, at the Closing, shall pay to the Sellers: (i) an amount in cash equal to $13,000,000, as provided in subsection (b) below and (ii) an amount in cash equal to the Cure Amounts in immediately available U.S. Funds, by wire transfer to an account or accounts designated at least two (2) Business Days in advance by the Sellers (collectively, and as adjusted pursuant to the Closing Adjustment, the "Purchase Price").

            (b) At the Closing, the Buyer shall (i) pay to the Sellers, in immediately available U.S. funds, by wire transfer to an account or accounts designated at least two (2) Business Days in advance by the Sellers, the Purchase Price reduced by the Escrow Amount and (ii) place an amount of funds equal to the Final Remediation Estimate (or, under certain circumstances, $1,000,000 as provided in Section 9.1(g)) plus the Adjustment Escrow Amount (the "Escrow Amount") in an interest-bearing escrow account (the "Escrow Account") pursuant to the terms and conditions of the Escrow Agreement. The Escrow Amount shall constitute a portion of the Purchase Price and not be in addition thereto.

         Section 3.2 Purchase Price Adjustment. (a) Delivery of Accounts Report. Two (2) Business Days prior to the Closing, the Sellers shall deliver to the Buyer a report reflecting the Sellers' good faith estimate of all of the Accounts Receivable and the Accounts Payable as of the Closing Date (the "Accounts Report"). The Accounts Report shall (i) identify the entity to which each Account Receivable and Account Payable pertains, (ii) exclude Accounts Receivable due to any of the Sellers from, and Account Payable owed by any of the Sellers to, any of the other Sellers or from any Affiliate of any of the Sellers and (iii) include an aging schedule for each Account Receivable reflecting, as of the Closing Date, the aggregate amount of the Accounts Receivable outstanding that: (A) would not be past due; (B) would be past due 30 days or fewer; (C) would be past due at least 31 days but no more than 60 days;
(D) would be past due at least 61 days but no more than 90 days; and (E) would be past due more than 90 days. The aggregate dollar amount of the Accounts Receivable and Accounts Payable as evidenced on the Accounts Report shall be determined in a manner consistent with the past practices used in the preparation of the Financial Statements and the aggregate dollar amount of the Accounts Receivable minus the aggregate dollar amount of Accounts Payable shall be referred to herein as the "Accounts Amount."

            (b) Taking of Inventory; Inventory Report. Prior to the third (3rd) Business Day prior to the Closing, the Buyer's accountants and Insilco's accountants shall take a physical inventory of the Inventory, wherever located and, based on this physical inventory, the Buyer's accountants and Insilco's accountants shall continue to monitor the Inventory to estimate the physical inventory as of the Closing Date (the "Inventory Determination"). The Inventory Determination shall be conducted in a manner consistent with the Sellers' past practices of inventory determination and valuation in the preparation of financial statements. At the conclusion of the Inventory Determination, the Sellers shall prepare a report which (i) details, for each type of raw material, work-in-process and finished good within the Inventory, the number of items of such type identified during the Inventory Determination, (ii) sets forth the values established in a manner consistent with the past practices used in the preparation of the Financial Statements for each type of raw material, work-in-process and finished good within the Inventory (the "Inventory Values"),
(iii) multiplies the Inventory Values for each type of raw material, work-in-process and finished good within the Inventory by the number of items of each such type identified in the Inventory Determination (each an "Inventory Category Value") and (iv) determines the aggregate value of the Inventory by adding the Inventory Category Values (the "Inventory Amount").

            (c) Closing Report. At the Closing, the Sellers shall deliver to the Buyer a report ("Sellers' Closing Report") which identifies the Accounts Amount and the Inventory Amount. The sum of the Accounts Amount plus the Inventory Amount set forth in the Sellers' Closing Report shall be referred to herein as the "Estimated Current Asset Amount."

            (d) Closing Adjustment. In the event that (i) the Estimated Current Asset Amount is greater than $17,523,000 (the "Benchmark Current Asset Amount"), the Purchase Price payable at the Closing shall be increased, on a dollar for dollar basis, in an amount equal to the difference between the Benchmark Current Asset Amount and the Estimated Current Asset Amount or (ii) the Estimated Current Asset Amount is less than the Benchmark Current Asset Amount, the Purchase Price payable at the Closing shall be reduced, on a dollar-for-dollar basis, in an amount equal to the difference between the Benchmark Current Asset Amount and the Estimated Current Asset Amount (in each case, a "Closing Adjustment")

            (e) Determination of Final Actual Current Asset Amount. Concurrent with the delivery of the Sellers' Closing Report and until such time as all disputes are resolved pursuant to this Section 3.2(e), the Sellers shall deliver to the Buyer such back-up information as the Buyer shall reasonably request in order to review the calculation of the Accounts Amount and the Inventory Amount. In the event that the Buyer believes that the Sellers' Closing Report overstates the actual Accounts Amount and/or the actual Inventory Amount, in each case as of the Closing Date, the Buyer shall, within ten (10) Business Days after the Closing, advise the Sellers in writing of any objections that the Buyer may have with respect to the Sellers' Closing Report (any such objection shall (x) be set forth in reasonable detail, (y) include supporting calculations and documentation and (z) propose an adjustment to the Estimated Current Asset Amount) (a "CA Objection"). In the event that the Buyer fails to deliver to the Sellers a CA Objection within such ten (10) Business Day period, the Buyer shall be deemed to have accepted and consented to the calculations and determinations made in the Sellers' Closing Report and the calculation of the Estimated Current Asset Amount contained in the Sellers' Closing Report shall be deemed to be the "Final Actual Current Asset Amount." In the event that the Buyer delivers a CA Objection within ten (10) Business Days after the Closing, the Buyer and the Sellers shall utilize commercially reasonable efforts to try to resolve the objections set forth in the CA Objection (the "Disputed Items") within ten (10) Business Days of the Sellers' receipt of a CA Objection (the "Resolution Period"). If the Buyer and the Sellers are unable to resolve the Buyer's objections within the Resolution Period, the Sellers shall refer the Disputed Items to the New York office of PricewaterhouseCoopers LLP or, if such firm is unwilling or unable to serve, the Buyer and the Sellers shall engage the New York office of another internationally known, mutually acceptable accounting firm (PricewaterhouseCoopers LLP or such other firm, the "Arbiter"), in either case within five (5) Business Days of the end of the Resolution Period, to determine how the Disputed Items should be resolved. The Buyer and the Sellers shall use reasonable efforts to cause the Arbiter, within ten (10) Business Days after it is selected, to (y) resolve all of the Disputed Items, based solely upon the provisions of this Agreement, such data as the Arbiter shall request from the Buyer and the Sellers and the presentations by the Buyer, the Sellers and their respective representatives, and not by independent review and (z) recalculate the Estimated Current Asset Amount as of the Closing by giving effect to the Arbiter's resolution of the Disputed Items. In resolving any Disputed Item, the Arbiter: (w) shall consider any information as to the Accounts Amount and the Inventory Amount as of the Closing, (x) shall limit its review to the calculation of the Accounts Amount or the Inventory Amount as of the Closing, (y) shall further limit its review to whether the calculations are mathematically accurate and have been prepared in accordance with the provisions of this Agreement and (z) shall not assign a value to any item greater than the greatest value for such item claimed by a party hereto or less than the smallest value for such item claimed by a party hereto. The calculation by the Sellers and the Buyer or by the Arbiter, as the case may be, of the Current Asset Amount in accordance with this Section 3.2(e) shall be final, conclusive and binding and shall serve as the "Final Actual Current Asset Amount." The fees and expenses of the Arbiter shall be shared equally between the parties.

            (f) Purchase Price Adjustment. On the third Business Day following the date on which the Final Actual Current Asset Amount is determined, the Purchase Price shall be adjusted as follows: in the event that (i) the Final Actual Current Asset Amount is greater than the Estimated Current Asset Amount, the Buyer shall deliver an amount equal to such difference to the Sellers by wire transfer to one or more accounts designated by the Sellers or (ii) the Final Actual Current Asset Amount is less than the Estimated Current Asset Amount, the Buyer shall be entitled to receive from the Adjustment Escrow Amount, pursuant to the Escrow Agreement, an amount equal to such difference; provided, however, that (A) if such difference exceeds the Adjustment Escrow Amount, then the Buyer shall be entitled to receive only the Adjustment Escrow Amount (and the Sellers shall not be obligated to the Buyer for any amount in excess of the Adjustment Escrow Amount) and (B) if such difference is less than the Adjustment Escrow Amount, then after payment to the Buyer of such difference pursuant to this Agreement and the Escrow Agreement any remaining balance of the Adjustment Escrow Amount shall be immediately transferred to the Sellers as provided in the Escrow Agreement, and any amounts in the Subaccounts shall be immediately released to the Sellers.

                                   Article IV
                                   THE CLOSING

         Section 4.1 Time and Place of Closing. Upon the terms and subject to the satisfaction of the conditions contained in Article VIII of this Agreement, the closing of the sale of the Purchased Assets and the assumption of the Assumed Liabilities and Assumed Agreements contemplated by this Agreement (the "Closing") shall take place at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York, at 10:00 A.M. (local time) no later than the fifth
(5th) Business Day following the date on which the conditions set forth in
Article VIII have been satisfied (other than the conditions with respect to actions the respective parties hereto will take at the Closing itself) or, to the extent permitted, waived in writing, or at such other place or time as the Buyer and Sellers may mutually agree. The date and time at which the Closing actually occurs is hereinafter referred to as the "Closing Date."

         Section 4.2 Deliveries by the Sellers. At or prior to the Closing, the Sellers shall deliver the following to the Buyer:

            (a) the Bill of Sale, duly executed by the Sellers, for the personal property included in the Purchased Assets;

            (b) all consents, waivers or approvals obtained by the Sellers with respect to the Purchased Assets, the transfer of the Transferable Permits and the consummation of the transactions required in connection with the sale of the Purchased Assets contemplated by this Agreement, to the extent specifically required hereunder;

            (c) the certificates contemplated by Section 8.2(b);

            (d) the Assumption Agreement and all such other instruments of assignment or conveyance as shall be reasonably necessary to transfer to the Buyer all of the Sellers' right, title and interest in, to and under all of the Purchased Assets, in accordance with this Agreement;

            (e) the Escrow Agreement, duly executed by the Sellers;

            (f) the Sellers' Remediation Estimate; and

            (g) the Sellers' share of the cost of the Sellers' Consultant pursuant to Section 7.13(a) to the extent the Sellers have not already paid such amount.

         Section 4.3 Deliveries by the Buyer. At or prior to the Closing, the Buyer shall deliver the following to the Sellers:

            (a) an amount of cash equal to the Purchase Price less the Escrow Amount by wire transfer of immediately available U.S. funds to an account or accounts designated by the Sellers;

            (b) certified copies of the governing documents of the Buyer, each as in effect as of the Closing;

            (c) certified copies of the resolutions duly adopted by the Buyer's board of directors authorizing the execution, delivery and performance of this Agreement and each of the other transactions contemplated hereby;

            (d) the Assumption Agreement with respect to the Assumed Liabilities and Assumed Agreements, duly executed by the Buyer;

            (e) the certificate contemplated by Section 8.3(b);

            (f) the Escrow Agreement, duly executed by the Buyer;

            (g) the Escrow Amount pursuant to Section 3.1(b); and

            (h) the Buyer's share of the cost of the Sellers' Consultant pursuant to Section 7.13(a) to the extent the Buyer has not already paid such amount.

         At or prior to the Closing, the Buyer shall deliver to the parties to the applicable Assumed Agreements or to the Sellers, as the case may be, an amount of cash equal to the Total Cure Payments by wire transfer of immediately available U.S. funds to an account or accounts designated by such parties.

                                   Article V
                  REPRESENTATIONS AND WARRANTIES OF THE SELLERs

         The Buyer specifically acknowledges and agrees to the following with respect to the representations and warranties of the Sellers:

            (a) The Buyer has conducted its own due diligence investigations of the Business.

            (b) Except when the context otherwise requires, the Sellers make no representations or warranties in this Article V with respect to the Excluded Assets or the Excluded Liabilities.

         As an inducement to the Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, the Sellers represent and warrant to the Buyer as follows:

         Section 5.1 Organization; Qualification. Each Seller is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to own, lease, and operate the Purchased Assets owned, leased or operated by it, and to carry on the Business as is now being conducted, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Effect. As related to the operation of the Business, each Seller is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except in each case in those jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect.

         Section 5.2 Authority Relative to This Agreement. Each Seller has all corporate power and, upon entry and effectiveness of the Sale Order, authority necessary to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the respective board of directors or other similar governing body of each Seller and no other corporate proceedings on the part of any Seller are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. Upon entry and effectiveness of the Sale Order, this Agreement has been duly and validly executed and delivered by the Sellers, and assuming that this Agreement constitutes a valid and binding agreement of the Buyer, and subject to the entry and effectiveness of the Sale Order, constitutes a valid and binding agreement of each Seller, enforceable against each Seller in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally or general principles of equity.

         Section 5.3 Consents and Approvals; No Violation. Except to the extent excused by or unenforceable as a result of the filing of the Chapter 11 Cases or the applicability of any provision or applicable law of the Bankruptcy Code, and except for the entry and effectiveness of the Sale Order, neither the execution and delivery of this Agreement by the Sellers nor the sale by the Sellers of the Purchased Assets pursuant to this Agreement will (a) conflict with or result in any breach of any provision of the Certificate or Articles of Incorporation or Bylaws (or other similar governing documents) of any Seller; (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority which has not otherwise been obtained or made, except (i) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not have a Material Adverse Effect or prevent or materially delay the consummation of the transactions contemplated by this Agreement or (ii) for those requirements which become applicable to a Seller as a result of the specific regulatory status of the Buyer (or any of its Affiliates) or as a result of any other facts that specifically relate to the business or activities in which the Buyer (or any of its Affiliates) is or proposes to be engaged; (c) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which a Seller is a party or by which a Seller or any of the Purchased Assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or which would not have a Material Adverse Effect or prevent or materially delay the consummation of the transactions contemplated by this Agreement; or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to any Seller, or any of its assets, which violation would have a Material Adverse Effect.

         Section 5.4 Financial Statements and Reports. (a) Schedule 5.4(a) includes true and complete copies of: (i) the unaudited consolidated balance sheets of the Business as of December 31, 1999, 2000 and 2001, and the related unaudited consolidated statements of operations and cash flow for the years ended December 31, 1999, 2000 and 2001 (the "Unaudited Annual Financial Statements") and (ii) the unaudited consolidated balance sheet of the Business as of June 30, 2002 (the "Balance Sheet"), and the related unaudited consolidated statement of operations and cash flows of the Business for the six
(6) month periods ended June 30, 2001 and 2002 (the "Unaudited Interim Financial Statements" and, together with the Unaudited Annual Financial Statements, the "Financial Statements").

            (b) The Financial Statements present fairly in all material respects the financial condition and results of operations of the Business as of the dates and for the periods included therein. The Financial Statements are a component of the consolidated financial statements of Insilco and ITI.

         Section 5.5 Purchased Assets. At the Closing, the Buyer shall acquire all of the Sellers' right, title and interest in, to and under (subject to such being assumed and assigned in accordance with Section 2.5), all of the Purchased Assets, in each case free and clear of all Encumbrances, except for Closing Encumbrances. The Purchased Assets are in working order, reasonable wear and tear excepted.

         Section 5.6 Owned Real Property. (a) Schedule 5.6(a) lists, as of the date of this Agreement, the street address of each parcel of Owned Real Property and the current owner of each parcel of Owned Real Property.

            (b) Except as set forth on Schedule 5.6(b), none of the Sellers is in material violation of any law, rule, regulation, ordinance or judgment of any Governmental Authority (including, without limitation, any building, planning or zoning law) relating to any of the Owned Real Property. The Sellers have made available to the Buyer true and complete copies of each deed for each parcel of Owned Real Property and all the title insurance policies, title reports, surveys, title documents and other documents relating to or otherwise affecting the Owned Real Property as it relates to the Business. The Sellers are in peaceful and undisturbed possession of each parcel of Owned Real Property and, except as set forth on Schedule 5.6(b), have good and marketable title thereto, and there are no contractual or legal restrictions that preclude or restrict the ability to use the Owned Real Property for the purposes for which it is currently being used. All existing water, sewer, steam, gas, electricity, telephone and other utilities required for the construction, use, occupancy, operation and maintenance of the Owned Real Property are adequate for the conduct of the Business as currently conducted. There are no material latent defects or material adverse physical conditions affecting the Owned Real Property or any of the facilities, buildings, structures, erections, improvements, fixtures, fixed assets and personalty of a permanent nature annexed, affixed or attached to, located on or forming part of the Owned Real Property. Except as set forth on Schedule 5.6(b), no Seller has leased or subleased any parcel or any portion of any parcel of Owned Real Property to any other Person and no other Person has any rights to the use, occupancy or enjoyment thereof pursuant to any lease, sublease, license, occupancy or other agreement.

            (c) No improvements on the Owned Real Property and none of the current uses and conditions thereof violate any Encumbrance, applicable deed restrictions or other applicable covenants, restrictions, agreements, existing site plan approvals, zoning or subdivision regulations or urban redevelopment plans as modified by any duly issued variances, and no permits, licenses or certificates pertaining to the ownership or operation of all improvements on the Owned Real Property, other than those which are transferable with the Owned Real Property, are required by any Governmental Authority having jurisdiction over the Owned Real Property.

         Section 5.7 Leased Real Property. (a) Schedule 5.7(a) lists, as of the date of this Agreement, the street address of each parcel of Leased Real Property and the identity of the lessor, lessee and current occupant (if different from lessee) of each such parcel of Leased Real Property. No real property other than the Owned Real Property and the Leased Real Property is used by the Sellers in the Business as currently conducted. The Sellers have a valid leasehold interest in the Leased Real Property free and clear of all liens, claims, charges, options, rights of tenants, security interest and mortgages, other than Permitted Encumbrances. Each of the leases on Schedule 5.7(b) is in full force and effect and constitutes a legal, valid and binding obligation of the applicable Seller, enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and by general principles of equity, and, to the Knowledge of the Sellers, there is not a default, arrearage or unpaid obligation, including taxes, common area charges or the like which is due and owing with respect to such leases beyond any applicable grace period. To the Knowledge of the Sellers, no proceeding has been instituted against a Seller to evict or remove a Seller from the Leased Real Property.

            (b) Schedule 5.7(b) sets forth a true and complete list of all leases and subleases relating to the Leased Real Property and any and all ancillary documents pertaining thereto (including all amendments, modifications, supplements, exhibits, schedules, addenda and restatements thereto and thereof and all consents, including consents for alterations, assignments and sublets, documents recording variations, memoranda of lease, options, rights of expansion, extension, first refusal and first offer and evidence of commencement dates and expiration dates). With respect to each of such leases and subleases, except as otherwise set forth on Schedule 5.7(b), no Seller has exercised or given any notice of exercise, nor has any lessor or landlord exercised or received any notice of exercise of, any option, right of first offer or right of first refusal contained in any such lease or sublease, including, without limitation, any such option or right pertaining to purchase, expansion, renewal, extension or relocation (collectively, "Options").

            (c) The rental payment set forth in each lease or sublease of the Leased Real Property is the actual rent being paid, and there are no separate agreements or understandings with respect to the same. Each Seller has the full right to exercise its respective Options contained in the respective leases and subleases pertaining to the Leased Real Property on the terms and conditions contained therein and upon due exercise would be entitled to enjoy the full benefit of such Options with respect thereto.

         Section 5.8 Environmental Matters. Except (i) as disclosed on Schedule 5.8, (ii) with respect to the Site (with respect to which the Sellers make no representation) and (iii) except as would not reasonably be expected to have a Material Adverse Effect:

            (a) the Sellers have not generated, manufactured, stored, transported, treated, recycled, disposed of or otherwise handled, in any way, any material quantities or concentrations of Hazardous Substances in violation of any applicable Environmental Law on any of the Owned Real Property or Leased Real Property during the period of the Sellers' ownership or control of such Owned Real Property or Leased Real Property;

            (b) to the Knowledge of the Sellers, there has not occurred and there is not occurring a release or unlawful discharge of Hazardous Substances into the environment resulting from the operation of the Business on any of the Owned Real Property or Leased Real Property during the period of the Sellers' ownership or control of such Owned Real Property or Leased Real Property;

            (c) to the Knowledge of the Sellers, there are no and there have been no underground storage tanks or any open dumps, landfills or surface impoundments on any of the Owned Real Property or Leased Real Property during the period of Insilco's ownership or control of such Owned Real Property or Leased Real Property;

            (d) the Sellers hold, and are, and have been, in compliance with, all material permits, licenses and governmental authorizations required for the Sellers to conduct the Business under applicable Environmental Laws ("Environmental Permits"), and the Sellers are otherwise in compliance with applicable Environmental Laws with respect to the Business and the Purchased Assets;

            (e) none of the Sellers has received any written notice that it is a potentially responsible party under CERCLA or any similar state law with respect to the Business or the Purchased Assets;

            (f) none of the Sellers has entered into or agreed to any consent decree or order, or other binding agreement with a Governmental Authority and none of the Sellers is subject to any outstanding judgment, decree, or judicial or administrative order relating to compliance with or liability under any Environmental Law or to investigation or cleanup of Hazardous Substances under any Environmental Law relating to the Business or the Purchased Assets; and

            (g) to the Knowledge of the Sellers, there are no claims, actions or proceedings under or relating to Environmental Laws pending or, to the Knowledge of the Sellers, threatened against or relating to the Sellers, the Purchased Assets, or the Business.

         The representations and warranties made in this Section 5.8 are the Sellers' exclusive representations and warranties relating to any environmental matters, including any arising under any Environmental Laws.

         Section 5.9 Employees, ERISA and Benefit Plans. (a) Each of the individuals listed in Schedule 5.9(a) (collectively, the "Sellers' Employees", and individually, the "Employee") is employed as of the date of this Agreement by the Sellers in connection with the conduct and performance of the Business and the Sellers' Employees are the only people employed in connection with the conduct and performance of the Business. There are no existing individual employment and/or consulting agreements related to the Business except as may be listed on said Schedule 5.9(a).

            (b) There are no existing plans, programs, Contracts, bonus or incentive programs, profit sharing or pension plans, stock option plans, stock appreciation rights, deferred compensation agreements, severance pay plans (other than for payment of accrued vacation compensation), post-retirement medical benefit or other post-retirement benefit and employee benefit plans within the meaning of ERISA, pertaining to or benefiting any Employee that are effective as of the date of this Agreement or that will become effective prior to the Closing except as set forth in Schedule 5.9(b).

               (i) Schedule 5.9(b) contains a complete list of all of the plans, funds, programs, contracts, policies, arrangements, or understandings, written or unwritten, sponsored or maintained by the Sellers in relation to the Business pursuant to which any covered employee (or any dependent or beneficiary of any covered employee) might be or become entitled to: (A) pension, profit-sharing, 401(k), retirement, deferred compensation or stock bonus benefits; (B) severance or separation from service benefits; (C) incentive, performance, stock, share appreciation or bonus awards; (D) medical, dental or other health benefits; (E) disability income or wage continuation benefits; (F) supplemental unemployment benefits; (G) life insurance, death or survivor's benefits; (H) accrued sick pay or vacation pay; (I) any benefit offered under any arrangement that is an "employee benefit plan" within the meaning of section 3(3) of ERISA; or (J) any other benefits offered through any arrangement to which the Sellers are a party or by which the Sellers are bound (collectively, the "Employee Plans", and individually, an "Employee Plan"). For purposes of this Section 5.9, the term "covered employee" shall mean and include with respect to the Business each Employee, former Employee, director or former director of the Sellers.

               (ii) Each Employee Plan (other than any multi-employer plan, as that term is defined in section 4001(a)(3) or section 3(37) of ERISA, or any multi-employer health and welfare plan pursuant to a collective bargaining agreement related to the Business (collectively, the "Union Plans", and individually, a "Union Plan")) and all fiduciaries of each such plan are in compliance with all terms of such plans, with the applicable requirements of ERISA, the Code, and all other applicable laws governing such plans as they affect the Sellers, the covered employees, any person claiming under or through any covered employee, and such plans and fiduciaries and service providers thereto, including but not limited to the Age Discrimination in Employment Act (ADEA), Americans with Disabilities Act (ADA), Family and Medical Leave Act (FMLA), Title VII of the Civil Rights Act of 1964, COBRA and The Health Insurance Portability and Accountability Act of 1996 (HIPAA). Further, such compliance shall include, but not be limited to, the notice requirements of COBRA and HIPPA and the requirements to provide continuation coverage under COBRA with respect to the group health plans identified in Schedule 5.9(b) attached hereto.

               (iii) All required reports and descriptions (including Form 5500
            Annual Reports, Summary Annual Reports, PBGC-1 forms and Summary Plan Descriptions and Summaries of Material Modifications) have been filed or distributed in all material respects with respect to each Employee Plan (other than any Union Plan) in accordance with ERISA, the Code and any other applicable legal requirements.

               (iv) All contributions, premiums and other payments (including all employer contributions and employee salary reduction contributions) that are due under each Employee Plan have been contributed to (or paid with respect to) each such Employee Plan and all contributions for any period ending on or before the Closing Date which are not yet due under each Employee Plan have been contributed to (or paid with respect to) each such Employee Plan or accrued in accordance with the past custom and practice of the Sellers.

               (v) Except as set forth on Schedule 5.9(b), no Employee Plan
            (other than any Union Plan) has incurred any "accumulated funding deficiency" (whether or not waived) within the meaning of Code section 412 or section 302 of ERISA; there is no projected funding deficiency with respect to any such plans; and there has been no prohibited transaction under the Code or ERISA with respect to any such plan. The Sellers have not provided and are not required to provide security to any such plan pursuant to section 401(a)(29) of the Code.

               (vi) Except as set forth in Schedule 5.9(b), the Sellers do not currently contribute to and are not obligated to contribute to and have not at any time been obligated to contribute to, any Union Plan or a multiple employer plan in relation to the Business as described in section 4064(a) of ERISA.

               (vii) With respect to each multi-employer plan, as that term is defined in section 4001(a)(3) or section 3(37) of ERISA, in which the Sellers or any ERISA Affiliate participates or has participated in relation to the Business (A) neither the Sellers nor any ERISA Affiliate has withdrawn, partially withdrawn or received any notice of any claim or demand for withdrawal liability or partial withdrawal liability; (B) neither the Sellers nor any ERISA Affiliate has received any notice that any such plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax or that any such plan is or may become insolvent; (C) none of the Sellers nor any ERISA Affiliate has failed to make any required contributions; (D) to the Knowledge of the Sellers, no such plan is a party to any pending merger or asset or liability transfer; (E) to the Knowledge of the Sellers, there are no PBGC proceedings against or affecting any such plan; and (F) none of the Sellers nor any ERISA Affiliate has incurred any withdrawal liability under section 4201 of ERISA to any such plan as of the date this Agreement is signed.

               (viii) Schedule 5.9(b) includes for each multi-employer plan, as of its last valuation date, the amount of potential withdrawal liability of the Sellers and ERISA Affiliates, calculated according to the information made available pursuant to Section 4221(e) of ERISA and identifies the specific obligor. To the best Knowledge of the Sellers, nothing has occurred or is expected to occur that would materially increase the amount of the total withdrawal liability of a specified obligor for any such plan over the amount shown in
            Schedule 5.9(b).

               (ix) Except as set forth in Schedule 5.9(b), no Employee Plan
            (other than any Union Plan) that is an employee pension benefit plan within the meaning of section 3(2) of ERISA has been completely terminated or been the subject of a reportable event within the meaning of section 4043 of ERISA as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such employee pension benefit plan has been instituted or threatened.

               (x) Except as set forth on Schedule 5.9(b), any Employee Plan that is an employee pension benefit plan within the meaning of section 3(2) of ERISA (other than any Union Plan) is fully funded on a termination basis in accordance with all the methods, factors and assumptions required for such determination under the applicable requirements of Title IV of ERISA and the Code. Except as set forth in Schedule 5.9(b), no liability under Title IV of ERISA (other than PBGC premium payments) has been or is expected to be incurred by the Sellers in relation to the Business with respect to any on-going, terminated or frozen "single employer plan" within the meaning of section 4001(a)(15) of ERISA.

               (xi) Except as set forth in Schedule 5.9(b), the Sellers have no obligations in relation to the Business under any employee benefit plans within the meaning of section 3(3) of ERISA to provide benefits, including death or medical benefits, with respect to covered employees beyond their retirement or other termination of service (or their dependents or beneficiaries) other than (A) coverage mandated by Part 6 of Title I of ERISA or section 4980B of the Code, (B) retirement or death benefits under any employee pension benefit plan (within the meaning of section 3(2) of ERISA) or various life insurance programs, or (C) disability, benefits under any employee welfare plan that have been fully provided for by insurance or otherwise.

               (xii) As to any Employee Plan identified in Schedule 5.9(b),
            (other than any Union Plan) all of the following are true:

                  (a) all legal requirements have been materially observed with respect to the operation thereof and all material reporting and disclosure requirements have been timely satisfied;

                  (b) there is no claim or demand by any covered employee (or beneficiary or dependent of any covered employee) for benefits, except those benefits pending payment or satisfaction in the ordinary course of the Employee Plan's operation; and

                  (c) there is no litigation, legal action, suit, investigation, claim, counterclaim or proceeding pending or threatened against or with respect to any of the Employee Plans.

               (xiii) with respect to all of the Employee Plans, Sellers have delivered to Buyer true and complete copies of each Employee Plan, each Employee Plan summary plan description, the last two actuarial valuations for any pension plan, the most recent Form 5500 Annual Report, and all trust agreements, insurance contracts, and other funding arrangements with respect to the Employee Plans and, except as set forth in Schedule 5.9(b), represent that no written contract with any insurer or administrator exists with respect to any Employee Plan.

            (c) To the Sellers' Knowledge, the Sellers are not delinquent in the payment to any of the Sellers' Employees of any wage, salary or other compensation due for any services performed for or on behalf of the Sellers as of the date of this Agreement, and shall be current with respect to any such payments as may be required therefrom at the time of the Closing.

            (d) The current number of Sellers' Employees has been sufficient to and to the Knowledge of the Sellers shall be sufficient at the time of the Closing as is reasonably necessary to operate the Business.

            (e) Except as set forth in Schedule 5.9(e), none of SSCo., EFI or EFI Metal is aggregated with another organization other than SSCo., EFI or EFI Metal and treated as a single person within the meaning of the rules applicable to controlled groups of corporations, trades or businesses under common control or affiliated service groups as provided in section 414 of the Code or section 4001(a)(14) of ERISA.

         Section 5.10 Certain Contracts and Arrangements. Except for contracts, agreements, personal property leases, service agreements, customer agreements, commitments, understandings or instruments which (a) are listed on Schedule 5.7(b) or Schedule 5.10, or (b) have been entered into in the ordinary course of business and do not involve payment by any Seller in excess of $50,000 individually, the Sellers are not, as of the date hereof, a party to any written contract, agreement, personal property lease, commitment, understanding or instrument which is material to the Business or the Purchased Assets.

         Section 5.11 Legal Proceedings and Judgments. Except as set forth on
Schedule 5.11 and except with respect to actions commenced in the Chapter 11 Cases, there are no claims, actions, proceedings or investigations pending in relation to the Business or, to the Knowledge of the Sellers, threatened against or relating to any Seller before any court or other Governmental Authority acting in an adjudicative capacity. Except as set forth on Schedule 5.11, the Sellers are not subject to any outstanding judgment, rule, order, writ, injunction or decree of any court or other Governmental Authority applicable to the Business.

         Section 5.12 Permits. The Sellers have all permits, certificates, licenses, franchises and other governmental authorizations, consents and approvals, other than with respect to Environmental Laws (which are addressed in Section 5.8), necessary for the operation of the Business as presently conducted (collectively, "Permits"), except where the failure to have such Permits would not have a Material Adverse Effect. Schedule 5.12 sets forth a list of all material Permits and Environmental Permits held by the Sellers as of the date hereof and necessary for the operation of the Business as presently conducted.

         Section 5.13 Compliance with Laws. Except to the extent excused by or unenforceable as a result of the filing of the Chapter 11 Cases or the applicability of any provision or applicable law of the Bankruptcy Code, to the Knowledge of the Sellers, the Sellers are in compliance with all Permits, laws, statutes, orders, rules, regulations, ordinances, or judgments of any Governmental Authority applicable to the Business, except for violations which do not have a Material Adverse Effect.

         Section 5.14 Taxes. Except as set forth on Schedule 5.14, all material Tax Returns with respect to sales, use and property Taxes relating to the Business or the Purchased Assets required to be filed by or on behalf of the Sellers have been filed in a timely manner, and all material Taxes shown to be due on such Tax Returns have been paid in full. The Sellers have not received from any Governmental Authority any written notice of proposed adjustment, deficiency or underpayment of any sales, use or property Taxes relating to the Business, which notice has not been satisfied by payment or been withdrawn, and there are no claims relating to the Business that have been asserted or threatened relating to such Taxes against the Sellers. Except as set forth on
Schedule 5.14, there are no agreements for the extension of time for the assessment of any such Taxes relating to the Business of the Sellers.

         Section 5.15 Intellectual Property. Schedule 5.15 attached hereto sets forth all of the following that are included in the Intellectual Property and are material to the Business: (a) patents and patent applications; (b) registered trademarks, trade names, service marks and applications therefor and Internet domain names; and (c) registered copyrights and applications therefor. Except as set forth on Schedule 5.15, to the Knowledge of the Sellers, the Sellers own and have the right to use all of the Intellectual Property and Licensed Intellectual Property, and to the Knowledge of the Sellers, the Sellers possess all Licensed Intellectual Property from third parties necessary for the operation of the Business as presently conducted, free and clear of all Encumbrances (other than the Permitted Encumbrances). To the Knowledge of the Sellers, (a) all rights of Sellers with respect to Intellectual Property are valid, subsisting and enforceable and (b) no claim has been asserted to the Sellers that the use of the Intellectual Property infringes or may infringe the intellectual property rights of any third party.

         Section 5.16 Labor and Employment Matters. Except as set forth in
Schedule 5.16 attached hereto, there are no unions or collective bargaining units that represent the Sellers' Employees, and none of the Sellers is a party to any collective bargaining agreement with any union or collective bargaining unit respecting the Sellers' Employees. There has not been, there is not presently pending or existing, and to the Sellers' Knowledge, there is not threatened (i) any union organizing or election activities, labor disputes, strikes, employee grievances, work stoppages or similar actions involving the Sellers' Employees or (ii) any proceeding against or affecting the Sellers relating to the alleged violation of any material legal requirement pertaining to labor relations or employment matters. The Sellers have complied in all material respects with all legal requirements relating to employment, equal employment opportunity, non-discrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health and plant closings in connection with the Business. The Sellers are not liable for the payment of any compensation, damages, taxes, fines, penalties or other amounts, however designated, relating to the Business for failure to comply with any material legal requirement.

         Section 5.17 Brokers. Except for Gleacher Partners LLC, no person is entitled to any brokerage, financial advisory, finder's or similar fee or commission payable by the Sellers or any of their Affiliates in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Sellers. Such fees shall be paid in full by the Sellers.

         Section 5.18 Accounts Receivable. All Accounts Receivable of the Sellers as reflected on the Financial Statements were incurred in the normal course of business and represent arm's length sales actually made in the ordinary course of business.

         Section 5.19 Overlapping Assets. Schedule 5.19 sets forth a list of (a) the Purchased Assets ("Buyer's Overlapping Assets") which are used in the operation of the Sellers' businesses other than the Business (the "Sellers' Retained Business") and the nature of the usage by the Sellers' Retained Business of Buyer's Overlapping Assets and (b) the assets not included in the Purchased Assets ("Sellers' Overlapping Assets") which are used in the operation of the Business and the nature of the usage by the Business of Sellers' Overlapping Assets.

         Section 5.20 DISCLAIMER OF OTHER REPRESENTATIONS AND WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE V, THE SELLERS MAKE NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF ANY OF THEIR ASSETS (INCLUDING THE PURCHASED ASSETS), LIABILITIES OR OPERATIONS, INCLUDING, WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, AND ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED. THE BUYER HEREBY ACKNOWLEDGES AND AGREES THAT, EXCEPT TO THE EXTENT SPECIFICALLY SET FORTH IN THIS ARTICLE V, THE BUYER IS PURCHASING THE PURCHASED ASSETS ON AN "AS-IS, WHERE-IS" BASIS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE SELLERS MAKE NO REPRESENTATION OR WARRANTY REGARDING ANY ASSETS OTHER THAN THE PURCHASED ASSETS, AND NONE SHALL BE IMPLIED AT LAW OR IN EQUITY.

                                   Article VI
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

         As an inducement to each Seller to enter this Agreement and to consummate the transactions contemplated hereby, the Buyer represents and warrants to each Seller as follows:

         Section 6.1 Organization. The Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Connecticut and has all requisite power and authority to own, lease and operate its properties and to carry on its business as is now being conducted.

         Section 6.2 Authority Relative to This Agreement. The Buyer has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the members of the Buyer and no other proceedings on the part of the Buyer are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Buyer, and assuming that this Agreement constitutes a valid and binding agreement of the Sellers, constitutes a valid and binding agreement of the Buyer, enforceable against the Buyer in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally or general principles of equity.

         Section 6.3 Consents and Approvals; No Violation. Subject to the entry of the Sale Order, neither the execution and delivery of this Agreement by the Buyer nor the purchase by the Buyer of the Purchased Assets and the assumption by the Buyer of the Assumed Liabilities and Assumed Agreements pursuant to this Agreement will (a) conflict with or result in any breach of any provision of the governing documents of the Buyer; (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority which has not been otherwise obtained or made; or (c) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, agreement, lease or other instrument or obligation to which the Buyer is a party or by which any of its assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained.

         Section 6.4 Legal Proceedings and Judgments. There are no material claims, actions, proceedings or investigations pending or, to the knowledge of the Buyer, threatened against or relating to the Buyer before any court or other Governmental Authority acting in an adjudicative capacity that could reasonably be expected to have a material adverse effect on the Buyer's ability to consummate the transactions contemplated hereby.

         Section 6.5 Brokers. Except for Desrosier and Company, Incorporated, no person is entitled to any brokerage, financial advisory, finder's or similar fee or commission payable by the Buyer or any of its Affiliates in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Buyer.

         Section 6.6 Buyer Financing. As of the date of this Agreement and on the Closing Date, the Buyer has and will have funds sufficient to pay the Purchase Price and all of its fees and expenses incurred in connection with the transactions contemplated hereby, including the Total Cure Payments and the Cure Amounts as well as any applicable transfer Taxes.

                                  Article VII
                            COVENANTS OF THE PARTIES

         Section 7.1 Conduct of Business. (a) Except as described on Schedule
7.1 and except as required by the Bankruptcy Court, the Bankruptcy Code, and any order or agreement relating to the use of cash collateral or post-petition financing, during the period commencing on the date of this Agreement and ending on the Closing Date, the Sellers shall (i) operate the Business in the usual, regular and ordinary course, (ii) other than as permitted in writing by the Buyer, preserve in all material respects the Business, its employees and its operations, and (iii) endeavor to preserve, in all material respects, the goodwill and relationships with customers, suppliers and others having business dealings with the Business, in each case, taking into account the Sellers' status as debtors under chapter 11 of the Bankruptcy Code.

            (b) Prior to the Closing Date, the Sellers shall not, without the prior written consent of the Buyer (which shall not be unreasonably withheld or delayed) create, incur, assume or suffer to exist any material Encumbrance upon the Purchased Assets, other than (i) Permitted Encumbrances, (ii) the liens in favor of the Prepetition Agent under the Prepetition Credit Agreement and post-petition liens granted pursuant to the post-petition cash collateral orders, and (iii) those incurred in the ordinary course of business. Prior to the Closing Date, without the prior written consent of the Buyer, the Sellers shall not sell, lease (as lessor), transfer or otherwise dispose of, any of the Purchased Assets.

         Section 7.2 Access to Information; Maintenance of Records. (a) Between the date of this Agreement and the Closing Date, the Sellers shall, during ordinary business hours, upon reasonable notice (i) give the Buyer and the Buyer's Representatives reasonable access to all books, records, plants, offices and other facilities and properties constituting the Purchased Assets to which the Buyer is not denied access by law, (ii) permit the Buyer to make such reasonable inspections thereof as the Buyer may reasonably request, (iii) furnish the Buyer with such financial and operating data and other information with respect to the Business as the Buyer may from time to time reasonably request, (iv) furnish the Buyer a copy of each material report, schedule or other document filed with the SEC by the Sellers with respect to the Business; provided, however, that (A) any such access shall be conducted in such a manner so as not to interfere unreasonably with the operation of the Business, (B) no Seller shall be required to take any action which would constitute a waiver of the attorney-client privilege and (C) no Seller need supply the Buyer with any information which a Seller is under a legal obligation not to supply, including customer-specific costing and pricing information. Notwithstanding anything in this Section 7.2(a) to the contrary, the Buyer shall not have access to any of the Employee Records or other personnel and medical records, which in the Sellers' good faith judgment are sensitive or the disclosure of which could subject the Sellers to any risk of liability.

            (b) The Buyer and the Sellers acknowledge that the Buyer and Insilco are bound by the Confidentiality Agreement. All information furnished to or obtained by the Buyer or any of the Buyer's Representatives or the Sellers or any of the Sellers' Representatives pursuant to this Agreement shall be subject to the provisions of the Confidentiality Agreement and shall be treated as Confidential Information for all purposes of the Confidentiality Agreement. Furthermore, the Buyer acknowledges that the Sellers or the Sellers' Representatives may furnish Confidential Information to counsel for the Creditors' Committee and to the Prepetition Agent and their respective counsel, subject to the provisions of the Confidentiality Agreement.

            (c) Between the Closing Date and the later of (x) the third anniversary of the Closing Date and (y) the date of entry of an order of the Bankruptcy Court closing the Chapter 11 Cases, or if converted to a case under chapter 7 of the Bankruptcy Code, an order of the Bankruptcy Court closing such case, the Sellers and their representatives shall have reasonable access to all of the books and records relating to the Business or the Purchased Assets, including all information pertaining to the Assumed Agreements, all Employee Records or other personnel and medical records required by law, legal process or subpoena, in the possession of the Buyer to the extent that such access may reasonably be required by the Sellers in connection with the Assumed Liabilities or the Excluded Liabilities, or other matters relating to or affected by the operation of the Business and the Purchased Assets. Such access shall be afforded by the Buyer upon receipt of reasonable advance notice and during normal business hours; provided, however, that (i) any such access shall be conducted in such a manner as not to interfere unreasonably with the operation of the business of the Buyer or its Affiliates, (ii) the Buyer shall not be required to take any action which would constitute a waiver of the attorney-client privilege, and (iii) the Buyer need not supply the Sellers with any information which the Buyer is under a legal obligation not to supply. The Sellers shall be solely responsible for any costs or expenses incurred by them pursuant to this Section 7.2(c). If the Buyer shall desire to dispose of any such books and records upon or prior to the expiration of such period, the Buyer shall, prior to such disposition, give the Sellers a reasonable opportunity at the Sellers' expense, to segregate and remove such books and records as the Sellers may select. Furthermore, the Buyer acknowledges that the Sellers shall have reasonable access to all Transferred Employees with respect to the litigation matters set forth on Schedule 2.2(d) and Schedule 5.11 for so long as such matters are pending. In addition to the foregoing, the Buyer agrees to maintain the Employee Records in its possession for a period of three (3) years after the Closing Date and to give former and current employees of the Sellers reasonable access to such Employee Records during such period.

            (d) the Sellers shall furnish the Buyer with a list of each Employee which includes: (i) the name of such Employee, (ii) the job title of each Employee, (iii) the current annual compensation (including bonuses or incentive compensation) of each Employee, (iv) unused personal time off (including without limitation vacation and sick time), (v) date of hire (with indication of any break in service), (vi) any increases or other benefits required by any agreement or understanding with any Employee; and (vii) a description of any formal or informal understanding concerning any Employee's rights to continue to receive compensation and/or other benefits during any period in which such Employee is not performing any services for the Sellers.

         Section 7.3 Expenses. Except to the extent specifically provided herein or in the Sale Order, whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such costs and expenses.

         Section 7.4 Further Assurances. (a) Subject to the terms and conditions of this Agreement, each of the parties hereto shall use reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the sale of the Purchased Assets in accordance with this Agreement, including using reasonable best efforts to ensure timely satisfaction of the conditions precedent to each party's obligations hereunder. No Seller, on the one hand, nor the Buyer, on the other hand, shall, without the prior written consent of the other parties hereto, take any action which would reasonably be expected to prevent or materially impede, interfere with, or delay the transactions contemplated by this Agreement. From time to time on or after the Closing Date, the Sellers shall, at the Buyer's expense, execute and deliver such documents to the Buyer as the Buyer may reasonably request in order to more effectively vest in the Buyer the Sellers' title to the Purchased Assets, subject only to Closing Encumbrances. From time to time after the date hereof, the Buyer shall, at the Seller's expense, execute and deliver such documents to the Sellers as the Sellers may reasonably request in order to more effectively consummate the sale of the Purchased Assets and the assumption and assignment of the Assumed Liabilities and the Assumed Agreements in accordance with this Agreement.

            (b) In the event that any Purchased Asset shall not have been conveyed to the Buyer at the Closing, the Sellers shall, subject to Section 7.4(c), use their reasonable best efforts to convey such Purchased Asset to the Buyer as promptly as is practicable after the Closing.

            (c) To the extent that a Seller's rights under any Assumed Agreement may not be assigned without the consent of another Person and such consent has not been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and such Seller shall use reasonable best efforts (without being required to make any payment to any third party or to incur any economic burden), taking into account such Seller's status as a debtor under Chapter 11 of the Bankruptcy Code, to obtain any such required consent(s) as promptly as reasonably possible unless failure to obtain such consent would not have a Material Adverse Effect. The Buyer agrees to fully cooperate with such Seller in its efforts to obtain any such consent (including the submission of such financial or other information concerning the Buyer and the execution of any assumption agreements or similar documents reasonably requested by a third party) without being required to make any payment to any third party or to incur any economic burden (other than the payment of the Total Cure Payments and Cure Amounts required under Section 2.5 of this Agreement). In the event that the Sellers are unsuccessful in obtaining such consents in accordance with this
Section 7.4(c), then the Sellers shall pay to Buyer the Cure Amounts attributed to such Assumed Agreement on Exhibit A.

         Section 7.5 Public Statements. The Sellers and the Buyer shall consult with each other prior to issuing any public announcement, statement or other disclosure with respect to this Agreement or the transactions contemplated hereby, except that the parties may make disclosures with respect to this Agreement and the transactions contemplated hereby to the extent required by law or by the rules or regulations of any securities exchange and to the extent and under the circumstances in which the parties are expressly permitted by the Confidentiality Agreement to make disclosures of Confidential Information.

         Section 7.6 Governmental Authority Consents and Approvals. (a) [Intentionally Omitted.]

            (b) Governmental Authority Approvals. The Sellers and the Buyer shall each use their reasonable best efforts to cooperate with each other in determining and making any filings, notifications and requests for approval required to be made and received prior to the Closing under applicable law or regulation (collectively, the "Regulatory Approvals"). In connection with any Regulatory Approvals, neither the Buyer nor any Seller will, and each of them will use its reasonable best efforts not to, cause or permit any of its officers, directors, partners or other Affiliates to, take any action that could reasonably be expected to materially and adversely affect the submission of any required filings or notifications or the grant of any such approvals.

            (c) Cooperation. Each party (i) shall promptly inform each other of any communication from any Governmental Authority concerning this Agreement, the transactions contemplated hereby, and any filing, notification or request for approval made in connection herewith and (ii) shall permit the other party to review in advance any proposed written communication or information submitted to any such Governmental Authority in response thereto. In addition, each of the Sellers and the Buyer shall not agree to participate in any meeting with any Governmental Authority in respect of any filings, investigation or other inquiry with respect to this Agreement, the transactions contemplated hereby or any such filing, notification or request for approval unless it consults with the other party in advance and, to the extent permitted by any such Governmental Authority, gives the other party the opportunity to attend and participate thereat, in each case to the maximum extent practicable. Subject to any restrictions under applicable laws, rules or regulations, each of the Sellers and the Buyer shall furnish the other party with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between it and its Affiliates and their respective representatives on the one hand, and the Governmental Authority or members of its staff on the other hand, with respect to this Agreement, the transactions contemplated hereby (excluding documents and communications which are subject to preexisting confidentiality agreements and to the attorney-client privilege or work product doctrine) or any such filing, notification or request for approval. The Sellers and the Buyer shall also furnish the other party with such necessary information and assistance as such other party and its Affiliates may reasonably request in connection with their preparation of necessary filings, registration, or submissions of information to the Governmental Authority in connection with this Agreement, the transactions contemplated hereby and any such filing, notification or request for approval. The Sellers and the Buyer shall prosecute all required requests for approval with all necessary diligence and otherwise use their respective reasonable best efforts to obtain the grant thereof as soon as possible.

         Section 7.7 Tax Matters. (a) Cooperation on Tax Matters. The Buyer and the Sellers agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the Business and the Purchased Assets (including access to books and records) as is reasonably necessary for the preparation and filing of all Tax Returns in connection with matters relating to or affected by the operations of the Sellers prior to the Closing, including the making of any election relating to Taxes, the preparation for any audit by any taxing authority, and the prosecution or defense of any claim, suit or proceeding relating to any Tax. The Sellers and the Buyer shall cooperate with each other in the conduct of any audit or other proceeding relating to Taxes involving the Purchased Assets or the Business.

            (b) Transfer Taxes. All excise, sales, use, transfer, value-added, registration, stamp, recording, documentary, conveyancing, franchise, property, transfer, gains and similar Taxes, levies, charges and recording, filing and other fees (collectively, "Transfer Taxes") incurred in connection with the transactions contemplated by this Agreement shall be paid by the Buyer. The Buyer shall, at its own expense, timely pay and file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes and, if required by applicable law, the Sellers shall join in the execution of any Tax Returns and other documentation at the Buyer's request.

            (c) No Withholding. The Buyer shall pay the Purchase Price free and clear of withholding or deduction for any Taxes.

            (d) FIRPTA Certification. The Sellers shall deliver to the Buyer a certification establishing an exemption from withholding under Section 1445 of the Code in accordance with the Treasury Regulations thereunder.

            (e) Allocation of Purchase Price. Within two (2) days after the final determination of the Purchase Price pursuant to Section 3.2, the sum of the Purchase Price and the Assumed Liabilities shall be allocated by the Buyer among the Purchased Assets as of the Closing Date in accordance with Exhibit E. Any subsequent adjustments to the Purchase Price or the amount of Assumed Liabilities shall be reflected in a manner consistent with Exhibit E and with the Treasury Regulations under Section 1060 of the Code. The Buyer and the Sellers agree to cooperate in connection with the preparation and filing of Internal Revenue Service Form 8594. For all Tax purposes, the Buyer and the Sellers agree that the transactions contemplated by this Agreement shall be reported in a manner consistent with the terms of this Agreement, including the allocation under Exhibit E, and that neither of them will take any position inconsistent therewith in any Tax Return, in any refund claim, in any litigation or otherwise.

            (f) Allocation of Taxes. For purposes of Section 2.3(c), the Buyer shall be liable for and shall be allocated all Taxes in respect of the Purchased Assets with respect to taxable periods (or portions thereof) that end after the Closing Date. For this purpose, Taxes that are payable with respect to a taxable period that begins on or before the Closing Date and ends after the Closing Date, the portion of any such Tax that is allocable to the portion of the period beginning on the day following the Closing Date and allocated to the Buyer shall be considered to equal the amount of such Taxes for such taxable period, multiplied by a fraction the numerator of which is the number of days in the portion of such taxable period that begins on the day following the Closing Date and the denominator of which is the number of days in the entire taxable period.

         Section 7.8 Employees. (a) Prior to the Closing, the Buyer shall make offers of employment to all employees of the Business set forth on Schedule 7.8(a) and shall provide the Sellers with the general terms of such offers. Each employee represented by a union ("Union Employee") who accepts the Buyer's offer of employment pursuant to this Section 7.8(a) shall be referred to herein as a "Union Transferred Employee". Each employee not represented by a union ("Non-Union Employee") who accepts the Buyer's offer of employment pursuant to this Section 7.8(a) shall be referred to herein as a "Non-Union Transferred Employee". (Union

Transferred Employees and Non-Union Transferred Employees together shall be referred to herein as "Transferred Employees".)

               (i) Non-Union Employees. Except as provided otherwise in Section
            7.8(b) and Section 7.8(c), each such offer shall provide for comparable compensation, incentives and benefits in the aggregate and shall be for employment in an equivalent position and at the same primary work location, as such Non-Union Employee enjoyed as of the date hereof.

               (ii) Union Employees. Each such offer shall be for employment in the same position and at the wage rate, hours and other terms and conditions of employment provided in the modified version of the CBA between the Buyer and the Union dated December 6, 2002 (the "Modified CBA"), a copy of which shall be provided to the Sellers at least seven (7) days prior to Closing.

            (b) The Buyer shall cause all Non-Union Transferred Employees as of the Closing Date to be eligible to participate in the Buyer's employee benefit plans, programs and arrangements (collectively, the "Buyer Plans"), provided that (i) except as otherwise provided in this Section 7.8, nothing herein shall prevent the Buyer from terminating the employment of any such Non-Union Transferred Employee or modifying or terminating such plans from time to time, and (ii) all Non-Union Transferred Employees and their dependents shall be covered immediately after the Closing under any such plan that is a group health plan of the Buyer subject to Part 6 of Title I of ERISA.

            (c) Effective as of the Closing Date, or, if later, as of the date Sellers cease to maintain a group health plan subject to COBRA, the Buyer will provide COBRA continuation coverage as required under COBRA for those qualified beneficiaries who are Transferred Employees, and any other qualified beneficiary with respect to a covered Employee of the Sellers, provided such qualified beneficiary is an "M & A qualified beneficiary" as defined in Treasury Regulation Section 54.4980-9 Q&A 4(a) (or any successor regulation thereto) with respect to the transactions contemplated herein. Such coverage shall continue only to the extent required under COBRA and shall be comparable to that provided with respect to employees of the Buyer. Sellers shall be responsible for providing COBRA benefits to Employees and their dependents who incur a qualifying event prior to or in connection with the transaction contemplated herein and shall continue such benefits until such date as Buyer is responsible for providing COBRA coverage pursuant to this paragraph.

            (d) (i) The Buyer shall not (1) have or assume any liability, responsibility or duty with respect to any Employee Plans or (2) adopt or maintain any of the Employee Plans, and (ii) obligations, responsibilities, liabilities and losses associated with any Employee Plans shall be the sole responsibility of the Sellers and any ERISA Affiliates. The Buyer shall not be responsible for any aspect of the administration of any Employee Plan after the Closing.

            (e) The Buyer shall be responsible for any obligation of the Sellers in respect of any Employee or former employee of the Business or any other Person under the Worker Adjustment Retraining and Notification Act of 1988 or any state or local equivalent (collectively,

"WARN"), which arises out of actions taken or not taken by the Buyer on or after the Closing Date.

            (f) As of the Closing Date, the Buyer shall, prospectively, assume the Modified CBA.

            (g) The Buyer shall assume the vacation and sick day accrual obligations of the Sellers with respect to Transferred Employees but shall require that Transferred Employees shall only have the right to such accrued vacation and sick days as days off with pay. To the extent that any Transferred Employees terminate their employment with the Buyer, such terminating Transferred Employees shall not be permitted to receive any cash compensation for those accrued but unused vacation and sick days.

         Section 7.9 Litigation Support. In the event and for so long as any party is actively contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand in connection with
(a) any transaction contemplated under this Agreement or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Sellers, the other party will use reasonable efforts to cooperate with the contesting or defending party and its counsel in the contest or defense and provide such testimony and access to its books and records and such other assistance as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party. In the event that the Sale Order is the subject of an appeal, the Buyer and the Sellers agree to use reasonable best efforts to seek an expedited review and decision of such appeal and to seek the dissolution of any stay which might be entered in connection with such an appeal; provided that each party shall bear the cost of complying with this sentence as it relates to any appeal and the dissolution of any stay in connection therewith.

         Section 7.10 Notification. The Sellers shall notify the Buyer and keep it advised of the occurrence, to the Knowledge of the Sellers, of (a) any litigation or administrative proceeding pending or threatened against any Seller and (b) any material damage or destruction of any of the Purchased Assets. The Buyer shall notify and keep the Sellers advised of the occurrences of any event or occurrence which could reasonably be expected to materially adversely affect the Buyer's ability to consummate the transactions contemplated hereby.

         Section 7.11 Submission for Bankruptcy Court Approval. (a) On the Petition Date (or as soon thereafter as is reasonably practicable), the Sellers shall file a motion or motions and supporting papers (including, a form of order substantially in the form of the Bidding Procedures Order) seeking (i) the entry of an order by the Bankruptcy Court approving the Overbid Procedures and granting related relief (substantially in the form of Exhibit F hereto, the "Bidding Procedures Order") and (ii) approval of this Agreement and supporting papers (including the Sale Order) seeking entry of the Sale Order, all in a form and substance reasonably acceptable to the Buyer. The Bidding Procedures Order and the Sale Order may, at the Sellers' option, be sought under one combined set of motion papers, which shall be in form and substance reasonably acceptable to the Buyer. All parties hereto shall use their commercially reasonable efforts to have the Bankruptcy Court enter the Bidding Procedures Order as soon as practicable following the filing of the motion therefor. The Sellers shall give appropriate notice under the

Bankruptcy Code of the request for such relief, including such additional notice as the Bankruptcy Court shall direct, and provide appropriate opportunity for hearing, to all parties entitled thereto, of all motions, orders, hearings, or other proceedings relating to this Agreement or the transactions contemplated hereby.

            (b) The Sellers shall include in the motion seeking approval of the Bidding Procedures Order a request for approval of the Termination Payments that may become payable under Section 7.12(e) and of the Liquidated Damages that may become payable under Section 9.3.

            (c) In connection with any future plan of reorganization of the Sellers, the Sellers shall fully adopt and ratify the sale transaction evidenced by this Agreement, as approved by the Bankruptcy Court in the Sale Order.

         Section 7.12 Overbid Procedures. The Buyer and the Sellers acknowledge that the Sellers must take reasonable steps to demonstrate that they have sought to obtain the highest and best price for the Purchased Assets and the consummation of the transactions contemplated by this Agreement, including giving notice thereof to the Sellers' creditors and other interested parties, providing information about the Business to prospective bidders (subject to appropriate confidentiality agreements), entertaining higher and better offers from such prospective bidders, and, if necessary, conducting an auction. To facilitate the foregoing, the Sellers shall seek entry of the Bidding Procedures Order providing for the bidding provisions and procedures as set forth in Exhibit A to the Bidding Procedures Order (the "Overbid Procedures"). These procedures shall include the following provisions:

            (a) The Sellers shall consider as higher and better offers (the "Overbids") only those offers that meet the following requirements:

               (i) Overbid Deadline. A "Qualified Bidder" (as defined in the
            Bidding Procedure Order) that desires to make a bid shall deliver written copies of its bid to (i) Gleacher Partners LLC, 660 Madison Avenue, New York, New York 10021, Attn: William D. Forrest, (ii) Insilco Technologies, Inc., 425 Metro Place North, Fifth Floor, Dublin, Ohio 43017, Attn: David A. Kauer, (iii) Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, Attn: Constance A. Fratianni, and (iv) Sidley Austin Brown & Wood, Bank One Plaza, 10
            S. Dearborn Street, Chicago, Illinois 60603, Attn: John Box, not later such date and time as is specified in the Bidding Procedures Order (the "Bid Deadline"). The Sellers may extend the Bid Deadline in their sole discretion, but shall have no obligation to do so; provided that any extension of the Bid Deadline shall be subject to the approval of the Prepetition Agent. If the Sellers extend the Bid Deadline, they shall promptly notify the Buyer and all other Qualified Bidders of such extension.

               (ii) Overbid Requirements. A bid is a letter from a Qualified
            Bidder (other than the Buyer, whose participation as a Qualified Bidder shall be on the terms set forth in this Agreement) stating that (i) the Qualified Bidder offers to purchase the Purchased Assets upon the terms and conditions set forth in a copy of this Agreement attached to such letter, marked to show those amendments and modifications to this Agreement, including price, terms, and assets to be acquired, that the Qualified Bidder proposes and (ii) the Qualified Bidder's offer is irrevocable until the earlier of forty-eight (48) hours after the closing of the sale of the Purchased Assets or such date as is specified in the Bidding Procedures Order. Two or more separate bids together shall not constitute a Qualified Bid. A Qualified Bidder (other than the Buyer) shall accompany its bid with written evidence of a commitment for financing or other evidence of ability to consummate the transaction. The Sellers will consider a bid only if the bid provides overall value for the Purchased Assets of at least six hundred thousand dollars ($600,000) over the Purchase Price bid in the Sale Agreement. In addition, the Sellers will consider a bid only if the bid:

                  (A) is on terms that, in the Sellers' reasonable business
               judgment, are not materially more burdensome or conditional than the terms of this Agreement;

                  (B) is not conditioned on obtaining financing or on the
               outcome of unperformed due diligence by the bidder with respect to the assets sought to be acquired;

                  (C) does not request or entitle the bidder to any break-up fee, termination fee, expense reimbursement or similar type of payments; and

                  (D) is received by the Bid Deadline, except that the Sellers may waive this requirement in writing with the written approval of the Prepetition Agent.

            A bid received from a Qualified Bidder that meets the above requirements is a "Qualified Bid." A Qualified Bid will be valued based upon factors such as the net value provided by such bid (including consideration of any obligations of the Sellers in respect of any Termination Payments) and the likelihood and timing of consummating such transaction. For purposes hereof, this Agreement executed by the Buyer shall constitute a Qualified Bid.

               (iii) Deposit Requirement. All initial Overbids shall be
            accompanied by a deposit of Two Hundred Fifty Thousand Dollars ($250,000) (the "Deposit") payable by wire transfer to an escrow agent designated by the Sellers. The escrow agent shall retain each Deposit, subject to Section 7.12(d).

            (b) If, prior to the Bid Deadline, the Sellers have received at least one Qualified Bid that the Sellers determine is higher or otherwise better than the bid of the Buyer set forth in this Agreement, the Sellers shall conduct an auction (the "Auction") with respect to the Purchased Assets and provide to the Buyer and all Qualified Bidders the opportunity to submit additional bids at the Auction. The Auction shall take place no later than such date and time as is specified in the Bidding Procedures Order, at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, or such later time or other place as the Sellers shall notify the Buyer and all other Qualified Bidders who have submitted Qualified Bids and expressed their intent to participate in the Auction, as set forth above, but in no event shall the Auction occur later than two Business Days prior to the Sale Hearing scheduled in the Bidding Procedures Order. Only Qualified Bidders will be eligible to participate at the Auction. At least two

Business Days prior to the Auction, each Qualified Bidder who has submitted a Qualified Bid must inform the Sellers whether it intends to participate in the Auction. The Sellers shall provide or make available copies of any Qualified Bid(s) that the Sellers believe are the highest or otherwise best offer(s) to all Qualified Bidders who intend to participate in the Auction at least one (1) Business Day prior to the commencement thereof or as soon thereafter as is practicable.

            (c) Based upon the terms of the Qualified Bids received, the number of Qualified Bidders participating in the Auction, and such other information as the Sellers determine is relevant, the Sellers, in their sole discretion, may conduct the Auction in the manner they determine will achieve the maximum value for the Purchased Assets, provided that the Base Procedures are not modified. At the beginning of the Auction, a representative of the Sellers shall announce the amount of the bid that is at such time determined by the Sellers to be the highest and best bid. Thereafter, the following procedures (the "Base Procedures") shall apply to the bidding: (i) all additional bids shall be in increments of $100,000 or integral multiples thereof; (ii) the Buyer shall be permitted to credit the amount of $562,000 to its bid if it makes a competing bid at the Auction, as a result of which the Buyer shall be permitted (A) to match the dollar value of any competing bid submitted by another entity by submitting a bid in an amount equal to, but no more than, the then-highest bid minus $562,000 and (B) to submit a bid that satisfies the bid increment requirement in the foregoing subparagraph (i) by submitting a bid in an amount equal to, but no more than, the amount of the then-highest bid minus $462,000, in which case the Buyer's bid shall be deemed the higher of the two bids; (iii) any competing bid shall be (A) subject to an asset purchase agreement substantially in conformity with the terms and conditions of the Sale Agreement or on terms and conditions that in the Sellers' reasonable business judgment are not materially more burdensome or conditional to the Sellers than the terms of this Agreement and (B) accompanied by satisfactory evidence of committed financing or other ability to perform. The Sellers may adopt such other rules for bidding at the Auction, that, in the Sellers' business judgment, will better promote the goals of the bidding process and that are not inconsistent with any of the provisions of the Bidding Procedures, the Base Procedures, the Bankruptcy Code or any order of the Bankruptcy Court entered in connection herewith. Prior to the start of the Auction, the Sellers will inform the Qualified Bidders participating in the Auction of the manner in which the Auction will be conducted.

            (d) As soon as practicable after the conclusion of the Auction, the Sellers, in consultation with their legal and financial advisors and the Prepetition Agent, shall (i) review each Qualified Bid on the basis of financial and contractual terms and the factors relevant to the sale process, including those factors affecting the speed and certainty of consummating the sale and any obligations of the Sellers in respect of any Termination Payments, and (ii) identify the highest and best bid for the Purchased Assets (the "Successful Bid" and the bidder having submitted such bid, the "Successful Bidder") and, in the event that the sale to the Successful Bidder is not consummated, the next highest and best offer (the "Backup Bid", and such bidder, the "Backup Bidder"). If the Buyer's bid is the only Qualified Bid and no Auction is held, the Buyer's bid shall be the Successful Bid. At the Sale Hearing, the Sellers shall present the Successful Bid to the Bankruptcy Court for approval. The Deposit submitted by the Successful Bidder, together with interest thereon, shall be applied against the payment of the cash portion of the consideration upon closing of the sale of the Purchased Assets to the Successful Bidder. If the Successful Bidder fails to consummate the purchase of the Purchased Assets due to the Successful Bidder's breach of its purchase agreement with the Sellers, then the Sellers shall retain the Deposit of such Successful Bidder as liquidated damages and continue with the sale of the Purchased Assets to the Backup Bidder. Upon the earlier of April 14, 2003 or three (3) Business Days after the closing of the sale of the Purchased Assets, any Deposit (i) not applied to the purchase of the Purchased Assets or (ii) not retained by the Sellers due to a breach by the Successful Bidder shall, together with interest, be returned to the appropriate bidders.

            (e) If the Buyer does not buy the Purchased Assets at the sale of the Purchased Assets approved at the Sale Hearing (an "Auction Sale"), the Buyer is not then in breach of any provision of this Agreement, the Buyer has not terminated this Agreement other than following a material breach of this Agreement by the Sellers and a sale of the Purchased Assets approved at the Sale Hearing is consummated with a party other than the Buyer (including a sale by credit bid under section 363(k) of the Bankruptcy Code (a "Credit-Bid Sale") to the Prepetition Agent or the Secured Lenders) (a "Third-Party Sale"), then the Buyer will be entitled to receive, as a "topping fee" out of the proceeds of the consummated Auction Sale, or, in the event of a Credit-Bid Sale, out of the cash collateral of the Sellers and the Secured Lenders, an amount equal to the sum of
(i) $312,000 (the "Topping Fee") and (ii) reimbursement of all reasonable and documented out-of-pocket expenses incurred by the Buyer in connection with this Agreement up to $250,000 in the aggregate (the "Expense Reimbursement" and, together with the Topping Fee, the "Termination Payments"). The Sellers shall pay the Termination Payments by wire transfer of immediately available funds to an account designated by the Buyer from the proceeds of the Third-Party Sale, with such payment to be made on or before the third Business Day after the consummation of such Third-Party Sale.

            (f) Following entry of the Bidding Procedures Order, the Sellers shall be obligated to conduct the sale of the Purchased Assets and the Auction in accordance with the terms and conditions of the Bidding Procedures Order, and any material deviation by the Sellers from the terms and conditions of the Bidding Procedures Order shall constitute a breach of this Agreement.

         Section 7.13 Environmental Assessment. (a) The Sellers have retained ERM (the "Sellers' Consultant") to conduct a Phase II environmental assessment (the "Phase II") of the facility located at 630 Central Park Avenue, Yonkers, New York (the "Site"). The cost of the Sellers' Consultant shall be shared equally by the Sellers and the Buyer. The Buyer shall pay its share of the cost of the Sellers' Consultant at Closing or upon the termination of this Agreement by either party pursuant to Article IX. For the sake of clarity, it is understood that Buyer shall have no obligation to pay, in whole or in part, for the cost of the Phase I environmental assessment of the Site that was prepared by the Sellers' Consultant. The Phase II shall be prepared by the Sellers' Consultant pursuant to the scope of work attached hereto as Exhibit H (the "Scope of Work"). Whenever the Sellers' Consultant delivers to the Sellers any test results, data, reports (whether draft or final) or other material or information concerning the environmental conditions existing in, on, under or near the Site, copies of all such materials shall be delivered simultaneously to the Buyer and the Buyer's Consultant.

            (b) If the Phase II identifies conditions requiring remediation pursuant to applicable Environmental Laws ("Remedial Work"), the Sellers' Consultant shall prepare and deliver to the Buyers a reasonable cost estimate to remediate such conditions consistent with the least costly remedial alternative permitted by applicable Environmental Laws (the "Sellers'

Remediation Estimate"); provided that any such remedial alternative does not limit or materially increase the cost or difficulty of the operations of the Site as such operations are conducted as of the date hereof. The Sellers' Remediation Estimate shall be the Sellers' Consultant's professional estimate of the "reasonable most likely" cost of remediating the Site using the chosen remedial alternative, and shall not be either a theoretical "reasonable best case" or "reasonable worst case" cost. The Sellers' Remediation Estimate shall be accompanied by a statement describing the basis for the selection of the chosen remediation alternative, an analysis of why the Sellers' Consultant believes that the remedial alternative selected is permitted by applicable Environmental Laws, and set forth, in reasonable detail, and accompanied with reasonable supporting data, the manner in which the Sellers' Consultant calculated the Sellers' Remediation Estimate. The Sellers' Remediation Estimate shall include the present value of any future operation and maintenance expenses, and groundwater monitoring expenses, required as part of the chosen remediation alternative.

            (c) Within ten (10) Business Days of the delivery of the Sellers' Remediation Estimate, the Buyer or, if the Buyer retains (at its own expense) an environmental consultant (the "Buyer's Consultant"), the Buyer's Consultant may review any data generated by the Sellers' Consultant in connection with the Phase II and the Buyer's Consultant may prepare its own reasonable cost estimate to complete the Remedial Work (the "Buyer's Remediation Estimate") and deliver such Buyer's Remediation Estimate to the Sellers and the Sellers' Consultant. The Buyer's Remediation Estimate shall be the Buyer's Consultant's professional estimate of the "reasonable most likely" cost of remediating the Site using the chosen remedial alternative, and shall not be either a theoretical "reasonable best case" or "reasonable worst case" cost. The Buyer's Remediation Estimate shall be accompanied by a statement describing the basis for the selection of the chosen remediation alternative, an analysis of why the Buyer's Consultant believes that the remedial alternative selected is permitted by applicable Environmental Laws, and set forth, in reasonable detail, and accompanied with reasonable supporting data, the manner in which the Buyer's Consultant calculated the Buyer's Remediation Estimate. The Buyer's Remediation Estimate shall include the present value of any future operation and maintenance expenses, and groundwater monitoring expenses, required as part of the chosen remediation alternative. The Buyer's Remediation Estimate shall include the imposition of land use restrictions or other applicable limitations by deed or other similar instrument, or the installation of institutional controls, so long as such restrictions, limitations or controls are necessary to implement the least costly remedial alternative permitted by applicable Environmental Laws, and so long as any such restrictions, limitations or controls do not limit or materially increase the cost or difficulty of the operations of the Site as such operations are conducted as of the date hereof. If the Buyer or the Buyer's Consultant does not generate the Buyer's Remediation Estimate and deliver it within the ten (10) Business Day period referred to above, the Sellers' Remediation Estimate shall constitute the Final Remediation Estimate.

            (d) If the Sellers' Remediation Estimate is greater than the Buyer's Remediation Estimate, then the Buyer's Remediation Estimate shall constitute the Final Remediation Estimate.

            (e) If the Sellers' Remediation Estimate is less than the Buyer's Remediation Estimate and is at least eighty (80%) percent of the Buyer's Remediation Estimate, the Sellers' Remediation Estimate and the Buyer's Remediation Estimate shall be averaged (the "Averaged

Remediation Estimate"). In this case, the Averaged Remediation Estimate shall constitute the Final Remediation Estimate.

            (f) If Sellers' Remediation Estimate is less than eighty (80%) percent of the Buyer's Remediation Estimate, an environmental consulting firm reasonably acceptable to the parties shall be retained by the Sellers (the "Remediation Estimate Arbiter") within ten (10) Business Days after the Buyer delivers the Buyer's Remediation Estimate to the Sellers and the Sellers' Consultant. All costs related to the Remediation Estimate Arbiter shall be split equally between the parties. The Remediation Estimate Arbiter shall be provided with a copy of (i) the Phase II, (ii) the Buyer's Remediation Estimate and (iii) the Sellers' Remediation Estimate, and, based solely upon such information and without independent investigation, the Remediation Estimate Arbiter shall, within ten (10) Business Days after such Remediation Estimate Arbiter is retained, provide the parties with a reasonable cost estimate to conduct the Remedial Work consistent with the least costly remedial alternative permitted by applicable Environmental Law that does not limit or materially increase the costs or difficulty of the operations of the Site as such operations are conducted as of the date hereof (the "Arbiter's Remediation Estimate"). The Arbiter's Remediation Estimate shall be the Remediation Estimate Arbiter's professional estimate of the "reasonable most likely" cost of remediating the Site using the chosen remedial alternative, and shall not be either a theoretical "reasonable best case" or "reasonable worst case" cost. The Arbiter's Remediation Estimate shall be accompanied by a statement describing the basis for the selection of the chosen remediation alternative, an analysis of why the Remediation Estimate Arbiter believes that the remedial alternative selected is permitted by applicable Environmental Laws, and set forth, in reasonable detail, and accompanied with reasonable supporting data, the manner in which the Remediation Estimate Arbiter calculated the Arbiter's Remediation Estimate. The Arbiter's Remediation Estimate shall include the present value of any future operation and maintenance expenses, and groundwater monitoring expenses, required as part of the chosen remediation alternative. In this case, the Arbiter's Remediation Estimate shall constitute the Final Remediation Estimate.

            (g) As set forth in Section 3.1(b), and if the Agreement is not terminated by either party pursuant to Section 9.1, at the Closing the Buyer shall place an amount of funds equal to the Final Remediation Estimate (or, under certain circumstances, $1,000,000 as provided in Section 9.1(g)) in the Escrow Account to satisfy the Buyer's cost of remediation in accordance with the terms of the Escrow Agreement. The parties hereto acknowledge and agree that the Escrow Amount (excluding the Adjustment Escrow Amount) shall be the sole and exclusive source of remedy for the Buyer for the Remedial Work or any environmental liabilities associated with the Site.

            (h) None of the Sellers' Consultant, the Buyers' Consultant, the Arbiter, or any affiliate thereof, shall be retained by either party to perform the Remedial Work.

         Section 7.14 Overlapping Assets. The Sellers shall use commercially reasonable efforts to make Sellers' Overlapping Assets available for the use of the Buyer with respect to the Business, as currently used therein, at no charge to the Buyer, for a period of ninety (90) days following the Closing, and the Buyer shall use commercially reasonable efforts to make Buyer's Overlapping Assets available for the use of the Sellers (and the parties to whom the Sellers sell the Sellers' Retained Business), as currently used therein, at no charge to the Sellers, for a period

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

of ninety (90) days following the Closing. Nothing in this Section 7.14 shall be construed as restricting the Sellers' or the Buyer's right to encumber or transfer Sellers' Overlapping Assets or Buyer's Overlapping Assets, as the case may be. Without limiting the foregoing, the Sellers agree to cause the information technology data constituting Buyer's Overlapping Assets to be transferred to the Buyer as soon as reasonably practicable after the Closing, and immediately after such transfer to cause all such data to be deleted from the information technology systems constituting Sellers' Overlapping Assets.

                                  Article VIII
                              CONDITIONS TO CLOSING

         Section 8.1 Conditions to Each Party's Obligations to Effect the Closing. The respective obligations of each party to effect the sale and purchase of the Purchased Assets shall be subject to the fulfillment at or prior to the Closing Date (or at or prior to such other date as provided below) of the following conditions:

            (a) no preliminary or permanent injunction or other order or decree by any federal or state court which prevents the consummation of the sale of a material part of the Purchased Assets contemplated hereby shall have been issued and remain in effect (each party agreeing to use its reasonable best efforts to have any such injunction, order or decree lifted) and no statute, rule or regulation shall have been enacted by any Governmental Authority which prohibits the consummation of the sale of the Purchased Assets; and

            (b) the Bankruptcy Court shall have entered the Sale Order substantially in the form of Exhibit G hereto and such Sale Order shall be in full force and effect and shall not have been stayed, modified, reversed or amended (except, if modified or amended with the written consent of the Sellers, the Buyer and the Prepetition Agent).

         Section 8.2 Conditions to Obligations of the Buyer. The obligation of the Buyer to effect the purchase of the Purchased Assets contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

            (a) the Sellers shall have performed and complied in all material respects with the covenants contained in this Agreement which are required to be performed and complied with by the Sellers on or prior to the Closing Date and the representations and warranties of the Sellers which are set forth in this Agreement (without regard as to any qualifications therein as to materiality or Material Adverse Effect) shall be true and correct as of the date of this Agreement and as of the entry and effectiveness of the Sale Order (except to the extent that any such representation or warranty speaks as of a particular date) as though made at and as of the entry and effectiveness of the Sale Order except where failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, have a Material Adverse Effect;

            (b) the Buyer shall have received a certificate from the chief executive officer of Insilco, dated as of the Closing Date, to the effect that, to the best of such chief executive officer's knowledge, the conditions set forth in Section 8.2(a) have been satisfied;

            (c) the Purchased Assets shall have been released from all Encumbrances (other than Closing Encumbrances) and there shall be no Encumbrances on the Purchased Assets (other than Closing Encumbrances);

            (d) the Sale Order shall provide that any and all liens, claims and encumbrances on the Purchased Assets (other than Closing Encumbrances) shall, upon Closing, attach only to the proceeds of the transactions contemplated hereby and not to the Purchased Assets;

            (e) the Buyer shall have received the other items to be delivered pursuant to Section 4.2;

            (f) the Sellers shall have obtained Bankruptcy Court approval of the Bidding Procedures Order and of the Termination Payments, in each case substantially in accordance with Sections 7.11 and 7.12 and of the Liquidated Damages, substantially in accordance with Section 9.3;

            (g) an order shall have been entered by the Bankruptcy Court authorizing the Sellers to use cash collateral in accordance with a budget approved by the Prepetition Agent pursuant to which the Sellers may pay, to the extent due and payable in accordance with this Agreement and the Bidding Procedures Order entered by the Bankruptcy Court, the Termination Payments and the Liquidated Damages;

            (h) the Sellers shall have obtained Bankruptcy Court approval to assume and assign substantially all of the Assumed Agreements to the Buyer; and

            (i) the Final Remediation Estimate shall be no greater than $2 million. Any condition specified in this Section 8.2 may be waived by the Buyer; provided that no such waiver shall be effective against the Buyer unless it is set forth in a writing executed by the Buyer.

         Section 8.3 Conditions to Obligations of the Sellers. The obligation of the Sellers to effect the sale of the Purchased Assets contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

            (a) the Buyer shall have performed and complied in all material respects with the covenants contained in this Agreement which are required to be performed and complied with by the Buyer on or prior to the Closing Date and the representations and warranties of the Buyer which are set forth in this Agreement (without regard as to any qualifications therein as to materiality) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date (except to the extent that any such representation or warranty speaks as of a particular date) as though made at and as of the Closing Date;

            (b) the Sellers shall have received a certificate from an authorized officer of the Buyer, dated as of the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in
         Section 8.3(a) have been satisfied;

            (c) the Sellers shall have received the other items to be delivered to them pursuant to Section 4.3;

            (d) the Sellers shall have received (x) the Buyer's written assumption, prospectively, of the Modified CBA effective as of the Closing and (y) a written certification signed by the Buyer warranting and representing that the Buyer has offered employment to each of the Sellers' Union Employees at the wage rates, hours and other terms and conditions of employment required for such Union Employees by Section 7.8(a)(ii) as of the Closing;

            (e) the Sellers shall have received a certificate from an authorized officer of Local 815, I.B.T. dated as of the Closing Date, to the effect that Local 815, I.B.T., on behalf of itself and the Union Employees, (x) acknowledges that there will be no closing of the plant pursuant to the terms of this Agreement or the CBA and (y) is waiving any claim it may have to severance pay under the terms of the CBA or otherwise; and

            (f) the Final Remediation Estimate shall be no greater than $1 million.

Any condition specified in this Section 8.3 may be waived by the Sellers; provided that no such waiver shall be effective against the Sellers unless it is set forth in a writing executed by the Sellers.

                                   Article IX
                           TERMINATION AND ABANDONMENT

         Section 9.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

            (a) by mutual written consent of the Sellers and the Buyer;

            (b) by the Sellers, if there has been a material violation or breach by the Buyer of any covenant, representation or warranty made by it contained in this Agreement which has prevented the satisfaction of any condition to the obligations of the Sellers to effect the Closing and such violation or breach has not been cured by the Buyer within ten
         (10) Business Days of receipt of written notice thereof or waived by the Sellers;

            (c) by the Sellers, if the Bankruptcy Court enters an order approving a Third-Party Sale;

            (d) by the Buyer if, within sixty (60) days of the date of the commencement of the Bankruptcy Cases, the Bankruptcy Court has not entered (i) the Bidding Procedures Order (including authorization to pay the Termination Payments and the Liquidated Damages) and (ii) an order authorizing the Sellers to use cash collateral in accordance with a budget approved by the Prepetition Agent pursuant to which the Sellers may pay, to the extent due and payable in accordance with this Agreement and the Bidding Procedures Order entered by the Bankruptcy Court, the Termination Payments and the Liquidated Damages;

            (e) by the Buyer or the Sellers, if (i) there shall be any law or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or (ii) consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of (A) the Bankruptcy Court or (B) any court or Governmental Authority having competent jurisdiction;

            (f) by the Buyer or the Sellers, if the Sale Order has not been entered by the Bankruptcy Court within sixty (60) days after the entry of the Bidding Procedures Order on the docket of the Bankruptcy Court; provided that the Buyer or the Sellers, as the case may be, shall not be entitled to terminate this Agreement pursuant to this Section 9.1(f) if the failure to obtain such approval within such time period results primarily from such party itself breaching any representation, warranty or covenant contained in this Agreement;

            (g) by the Sellers (who shall take such action upon receipt of notification from the Prepetition Agent), if the Final Remediation Estimate exceeds $1,000,000 unless the Buyer provides written notice to the Sellers and the Prepetition Agent which indicates that the Buyer agrees to limit to $1,000,000 the amount to be placed in the Escrow Account to serve as the Final Remediation Estimate for purposes of the Escrow Agreement;

            (h) by the Sellers, if the Final Remediation Estimate is not determined at least five (5) days prior to the Bid Deadline;

            (i) by the Buyer, if the Final Remediation Estimate exceeds $2,000,000;

            (j) by the Buyer or the Sellers, if a liquidation of the Purchased Assets is instituted pursuant to a forced sale, secured party sale or similar sale, arranged by or at the behest of the Prepetition Agent or Secured Lenders;

            (k) by the Buyer or the Sellers, if the Closing shall not have occurred on or prior to March 31, 2003 (the "Termination Date"); provided that the Buyer or the Sellers, as the case may be, shall not be entitled to terminate this Agreement pursuant to this Section 9.1(k) if the failure of the Closing to occur on or prior to such date results primarily from such party itself breaching any representation, warranty or covenant contained in this Agreement; and

            (l) by the Buyer if, at any time prior to the Sale Order Effectiveness Date, there has been a material violation or breach by the Sellers of any covenant, representation or warranty made by it contained in this Agreement which has prevented the satisfaction of any condition to the obligations of the Buyer to effect the Closing and such violation or breach has not been cured by the Sellers within ten
         (10) Business Days of receipt of written notice thereof or waived by the Buyer.

         Section 9.2 Procedure and Effect of Termination. (a) In the event of termination of this Agreement and abandonment of the transactions contemplated hereby by either or both of the parties pursuant to Section 9.1, written notice thereof shall forthwith be given by the terminating party to the other parties and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

               (i) except as set forth in Section 9.3, said termination shall be the sole remedy of the parties hereto with respect to breaches of any covenant, representation or warranty contained in this Agreement and none of the parties hereto nor any of their respective trustees, directors, officers or Affiliates, as the case may be, shall have any liability or further obligation to the other parties or any of their respective trustees, directors, officers or Affiliates, as the case may be, pursuant to this Agreement, except for the parties hereto in each case as stated in this Section 9.2, Section 9.4,
            Section 10.15 and in Section 7.2(b), Section 7.3, Section 7.12(e) and Section 7.13(a), and upon a willful breach by a party, in which case the non-breaching party shall have all rights and remedies existing at law or in equity;

               (ii) all filings, applications and other submissions made
            pursuant to this Agreement, to the extent practicable, shall be withdrawn from the agency or other Person to which they were made; and

               (iii) all Confidential Information from the Sellers shall be returned to the Sellers, and all Confidential Information from the Buyer shall be returned to the Buyer.

         Section 9.3 Liquidated Damages. If this Agreement is terminated (i) other than (x) by the Sellers pursuant to Section 9.1(b) or (y) by the Buyer pursuant to Section 9.1(d), 9.1(f) or 9.1(i) (where the Sellers agree to fund the Final Remediation Estimate), and (ii) the Buyer is otherwise not in breach of any of its obligations under this Agreement, the Buyer shall be entitled (in addition to the return of the Buyer's Deposit as provided in Section 9.4) to the Expense Reimbursement as liquidated damages from the Sellers (the "Liquidated Damages"). The Sellers shall pay the Liquidated Damages (and return the Buyer's Deposit as provided in Section 9.4) by wire transfer of immediately available funds to an account designated by the Buyer with such payment to be made on or before the third Business Day after termination of this Agreement pursuant to
Section 9.1.

         Section 9.4 Buyer's Deposit. (a) On the first Business Day after the date hereof the Buyer shall deposit by wire transfer $100,000 into an interest-bearing escrow account (the "Deposit Escrow Account") pursuant to the terms of the Deposit Escrow Agreement (the "Buyer's Deposit").

            (b) If (i) notwithstanding that the conditions to the Closing set forth in Section 8.1 have each been satisfied or waived by the parties and the conditions to the Closing set forth in Section 8.2 have each been satisfied by the Sellers or waived by the Buyer, the Closing does not occur because any of the conditions to the Closing set forth in Section 8.3 have not been satisfied by the Buyer or waived by the Sellers or (ii) the Buyer is in breach of its representations set forth in Section 6.6, then the Sellers shall have the right to retain the Buyer's Deposit as liquidated damages upon termination of this Agreement.

            (c) At the Closing, the Buyer's Deposit shall be applied to the Purchase Price.

            (d) If the Closing does not occur for any reason other than as set forth in subsection (b) above and this Agreement is terminated, then the Sellers shall promptly refund the Buyer's Deposit to the Buyer by wire transfer upon termination of this Agreement.

         Section 9.5 Extension; Waiver. At any time prior to the Closing, the Sellers, on the one hand, or the Buyer, on the other hand, may (i) extend the time for the performance of any of the obligations or acts of the other party,
(ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, (iii) waive compliance with any of the agreements of the other party contained herein or
(iv) waive any condition to its obligations hereunder. Any agreement on the part of the Sellers, on the one hand, or the Buyer, on the other hand, to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of the Sellers or the Buyer, as applicable.

                                   Article X
                            MISCELLANEOUS PROVISIONS

         Section 10.1 Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement of the Sellers and the Buyer; provided that the consent of the Prepetition Agent shall be required in connection with any amendment of this Agreement that materially modifies this Agreement.

         Section 10.2 Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         Section 10.3 Survival. The parties hereto agree that the representations and warranties contained in this Agreement shall not survive the Closing hereunder, and none of the parties, and none of their respective officers, directors, representatives, employees, advisors or agents, shall have any liability to the other after the Closing for any breach thereof. The parties hereto agree that only the covenants contained in this Agreement to be performed at or after the Closing Date shall survive the Closing hereunder, and each party hereto shall be liable to the other after the Closing Date for any breach thereof.

         Furthermore, the parties agree that the Buyer shall not have any recourse to the Sellers or to any of the respective officers and directors of the Sellers in the event any of the representations and warranties made herein or deemed made are untrue as at any time. The only remedy for a breach of such representations and warranties shall be the Buyer's option, under certain circumstances, not to close in accordance with and subject to the limitations in
Section 8.1, Section 8.2 and Section 9.1 hereof and, without limiting the foregoing, the Buyer shall have no remedy whatsoever for any such breach after the Sale Order Effectiveness Date. The parties hereto agree that only the covenants contained in this Agreement to be performed at or after the Closing Date shall survive the Closing hereunder, and each party hereto shall be liable to the other after the Closing Date for any breach thereof.

         Section 10.4 No Impediment to Liquidation. Nothing herein shall be deemed or construed as to limit, restrict or impose any impediment to the Sellers' right to liquidate, dissolve and wind up their affairs and to cease all business activities and operations at such time as they may determine following the Closing. Subject to Section 7.7, the Sellers shall not be obligated to retain assets or employees or to continue operations following the Closing (or to retain outsource assistance) in order to satisfy their obligations hereunder.

         Section 10.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (i) when personally sent/delivered, by facsimile transmission (with hard copy to follow) or sent by reputable express courier or (ii) five (5) days following mailing by registered or certified mail postage prepaid and return receipt requested. Unless another address is specified in writing, notices, demands and communications to the Sellers and the Buyer shall be sent to the addresses indicated below:

                (a)           If to the Sellers, to:

                              Insilco Holding Co.
                              425 Metro Place North
                              Fifth Floor
                              Dublin, OH  43017
                              Facsimile:  (614) 792-0468
                              Attention:  David Kauer

                              with a copy to:

                              Shearman & Sterling
                              599 Lexington Avenue
                              New York, New York  10022
                              Facsimile:  (212) 848-7179
                              Attention:  Constance A. Fratianni, Esq.
                                          Stephen M. Besen, Esq.

                (b)           if to the Buyer, to:

                              SRDF Acquisition Company, LLC
                              11 Michael Terrace
                              Wolcott, Connecticut 06716
                              Attention:  Daniel Stokes
                              with copies to:

                              Pullman & Comley
                              90 State House Square
                              Hartford, Connecticut  06103-3702
                              Facsimile:  (860) 423-4370
                              Attention:  Andrew Glassman, Esq.


         Section 10.6 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and with respect to the Sellers, any entity that may succeed to substantially all the assets of a Seller, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto, including by operation of law, without the prior written consent of the other parties; provided, however, that this Agreement shall be assignable by the Buyer, without the prior written consent of the Sellers, to an Affiliate of the Buyer, so long as the Buyer shall continue to remain obligated hereunder. Any assignment of this Agreement or any of the rights, interests or obligations hereunder in contravention of this Section 10.6 shall be null and void and shall not bind or be recognized by the Sellers or the Buyer.

         Section 10.7 Third-Party Beneficiaries. Nothing in this Agreement shall be construed as giving any person other than the parties hereto and the Prepetition Agent any legal or equitable right, remedy or claim under or with respect to this Agreement.

         Section 10.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

         Section 10.9 Governing Law. This Agreement shall be governed by the laws of the State of New York.

         Section 10.10 Submission to Jurisdiction. The parties hereto irrevocably submit to the exclusive jurisdiction of the Bankruptcy Court (or any court exercising appellate jurisdiction over the Bankruptcy Court) over any dispute arising out of or relating to this Agreement or any other agreement or instrument contemplated hereby or entered into in connection herewith or any of the transactions contemplated hereby or thereby. Each party hereby irrevocably agrees that all claims in respect of such dispute or proceedings may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute or proceeding brought in such court or any defense of inconvenient forum in connection therewith.

         Section 10.11 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which, when executed and delivered, shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         Section 10.12 Incorporation of Exhibits. The Disclosure Schedule and all Exhibits attached hereto and referred to herein are hereby incorporated herein by reference and made a part of this Agreement for all purposes as if fully set forth herein.

         Section 10.13 Entire Agreement. This Agreement (including the Exhibits and the Disclosure Schedule) and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto.

         Section 10.14 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 10.15 Remedies. Subject to Section 10.3, the Sellers and the Buyer hereby acknowledge and agree that money damages may not be an adequate remedy for any breach or threatened breach of any of the provisions of this Agreement and that, in such event, the Sellers or their respective successors or assigns, or the Buyer or its successors or assigns, as the case may be, may, in addition to any other rights and remedies existing in their favor, apply to the Bankruptcy Court or any other court of competent jurisdiction for specific performance, injunctive and/or other relief in order to enforce or prevent any violations of this Agreement.

         Section 10.16 Bulk Sales or Transfer Laws. The Buyer hereby waives compliance by the Sellers with the provisions of the bulk sales or transfer laws of all applicable jurisdictions.

         Section 10.17 WAIVER OF JURY TRIAL. the parties hereto hereby waive to the fullest extent permitted by applicable law any right they may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement. the parties hereto (a) certifY that no representative, agent or attorney of any other partY has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that they and the other partIES hereto have been induced to enter into this Agreement and the transactions contemplated by this Agreement, as applicable, by, among other things, the mutual waivers and certifications in this Section 10.17.



                                    * * * * *

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written by their respective officers thereunto duly authorized.

                                             THE BUYER:


                                             SRDF ACQUISITION COMPANY, LLC


                                             By: /s/ Daniel D. Stokes
                                                --------------------------------
                                                Name: Daniel D. Stokes
                                                Title:


                                             THE SELLERS :


                                             INSILCO TECHNOLOGIES, INC.


                                             By: /s/ David A. Kauer
                                                --------------------------------
                                                Name: David A. Kauer
                                                Title: President and Chief
                                                       Executive Officer


                                             STEWART STAMPING CORPORATION


                                             By: /s/ David A. Kauer
                                                --------------------------------
                                                Name:David A. Kauer
                                                Title: President and Chief
                                                       Executive Officer


                                             EYELETS FOR INDUSTRY, INC.


                                             By: /s/ David A. Kauer
                                                --------------------------------
                                                Name: David A. Kauer
                                                Title: President and Chief
                                                       Executive Officer


                                             EFI METAL FORMING, INC.


                                             By: /s/ David A. Kauer
                                                --------------------------------
                                                Name: David A. Kauer
                                                Title: President and Chief
                                                       Executive Officer

                                                                       EXHIBIT A
                                                                       ---------






                               ASSUMED AGREEMENTS
                               ------------------


There are no agreements currently listed as Assumed Agreements. Pursuant to
Section 2.5(a), the Sellers may amend this Exhibit at the Buyer's request up to three (3) Business Days prior to the commencement of the Sale Hearing.

                                                                       EXHIBIT B
                                                                       ---------

                              ASSUMPTION AGREEMENT

     THIS ASSUMPTION AGREEMENT, dated as of _______, 200__ (this "Agreement"), is by and among Insilco Technologies, Inc., a Delaware corporation, Stewart Stamping Corporation, a Delaware corporation, Eyelets For Industry, Inc., a Connecticut corporation, and EFI Metal Forming, Inc., a Connecticut corporation, (collectively, the "Sellers"), and SRDF Acquisition Company, LLC, a Connecticut limited liability company (the "Buyer").

     WHEREAS, the Sellers and the Buyer have entered into an Asset Purchase Agreement, dated as of December ___, 2002 (the "Purchase Agreement"; unless otherwise defined herein, capitalized terms shall be used herein as defined in the Purchase Agreement);

     WHEREAS, pursuant to the Purchase Agreement, the Buyer has agreed to assume, pay, perform and discharge when due, any and all of the Assumed Liabilities; and

     WHEREAS, the execution and delivery of this Agreement by the Buyer is a condition to the obligations of the Sellers to consummate the transactions contemplated by the Purchase Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants set forth in the Purchase Agreement and hereinafter set forth, the Buyer and the Sellers hereby agree as follows:

     1. Assumption of Liabilities. (a) The Buyer hereby assumes, and agrees to pay, perform and discharge when due, all of the Assumed Liabilities.

     (b) Notwithstanding the foregoing provisions of paragraph (a), the Buyer does not assume, or agree to pay, perform or discharge when due, any liabilities of the Sellers other than the Assumed Liabilities including, without limitation, the Excluded Liabilities.

     2. Assignment. This Agreement may not be assigned by operation of law or otherwise without the express written consent of the Sellers and the Buyer (which consent may be granted or withheld in the sole discretion of the Sellers or the Buyer); provided, however, that the Buyer may assign this Agreement or any of its rights and obligations hereunder to one or more Affiliates of the Buyer without the consent of the Sellers.

     3. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the Sellers, the Buyer and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person, including, without limitation, any union or any employee or former employee of the Sellers, any legal or equitable right, benefit or remedy of any nature whatsoever, including, without limitation, any rights or employment for any specified period, under or by reason of this Agreement.

     4. Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the Sellers and the Buyer or (b) by a waiver pursuant to Section 5 below.

     5. Waiver. Either party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in any document delivered by the other party pursuant hereto or (c) waive compliance with any of the agreements of the other party or conditions to such party's obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any such rights.

     6. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

     7. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

     8. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State (without regard to conflicts of law provisions thereof).

     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first above written.


                                     SELLERS:

                                     INSILCO TECHNOLOGIES, INC.

                                     By:
                                         ----------------------------
                                         Name:
                                         Title:


                                     STEWART STAMPING CORPORATION

                                     By:
                                         ----------------------------
                                         Name:
                                         Title:


                                     EYELETS FOR INDUSTRY, INC.

                                     By:
                                         ----------------------------
                                         Name:
                                         Title:


                                     EFI METAL FORMING, INC.

                                     By:
                                         ----------------------------
                                         Name:
                                         Title:




                                     BUYER:

                                     SRDF ACQUISITION COMPANY, LLC

                                     By:
                                         ----------------------------
                                         Name:
                                         Title:

                                                                       EXHIBIT C

                           BILL OF SALE AND ASSIGNMENT

     BILL OF SALE AND ASSIGNMENT, dated as of _______, 200__ (this "Bill of Sale and Assignment"), from Insilco Technologies, Inc., a Delaware corporation, Stewart Stamping, Co., a Delaware corporation, Eyelets For Industry, Inc., a Connecticut corporation, and EFI Metal Forming, Inc., a Connecticut corporation (collectively the "Sellers"), to SRDF Acquisition Company, LLC, a Connecticut limited liability company (the "Buyer").

     WHEREAS, the Sellers and the Buyer have entered into an Asset Purchase Agreement, dated as of December ___, 2002 (the "Purchase Agreement"); unless otherwise defined herein, capitalized terms shall be used herein as defined in the Purchase Agreement); and

     WHEREAS, the execution and delivery of this Bill of Sale and Assignment by the Sellers is a condition to the obligations of the Buyer to consummate the transactions contemplated by the Purchase Agreement;

     NOW, THEREFORE, in consideration of the promises and mutual agreements set forth in the Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Sellers do hereby agree as follows:

     1. Sale and Assignment of Assets and Properties. The Sellers hereby sell, assign, transfer, convey, grant, bargain, set over, release, deliver, vest and confirm unto the Buyer, and its successors and assigns, forever, the entire right, title and interest of the Sellers free and clear of all Encumbrances (other than Closing Encumbrances) in and to any and all of the Purchased Assets.

     2. Obligations and Liabilities Not Assumed. Nothing expressed or implied in this Bill of Sale and Assignment shall be deemed to be an assumption by the Buyer or its subsidiaries of any liabilities of the Sellers. Neither the Buyer nor its subsidiaries by this Bill of Sale and Assignment, agrees to assume or agrees to pay, perform or discharge any liabilities of the Sellers of any nature, kind or description whatsoever.

     3. Further Assurances. The Sellers hereby covenant and agree that, at any time and from time to time after the date of this Bill of Sale and Assignment, at the Buyer's request, the Sellers will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, any and all further acts, conveyances, transfers, assignments and assurances as necessary to grant, sell, convey, assign, transfer, set over to or vest in the Buyer any of the Purchased Assets.

     4. Power of Attorney. The Sellers hereby constitute and appoint the Buyer, its successors and assigns, the true and lawful attorney and attorneys of the Sellers, with full power of substitution, in the name of the Buyer or in the name and stead of the Sellers, but on behalf of and for the benefit of the Buyer, their successors and assigns:

     (a) to collect, demand and receive any and all Purchased Assets transferred hereunder and to give receipts and releases for and in respect of the same;

     (b) to institute and prosecute in the Sellers' name, or otherwise, at the expense and for the benefit of the Buyer any and all actions, suits or proceedings, at law, in equity or otherwise, which the Buyer may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Purchased Assets hereby sold and assigned to the Buyer or intended so to be, to defend or compromise any and all such actions, suits or proceedings in respect of any of such Purchased Assets, and to do all such acts and things in relation thereto as the Buyer shall deem advisable for the collection or reduction to possession of any of such Purchased Assets;

     (c) to take any and all other reasonable action designed to vest more fully in the Buyer the Purchased Assets hereby sold and assigned to the Buyer or intended so to be and in order to provide for the Buyer the benefit, use, enjoyment and possession of such Purchased Assets; and

     (d) to do all reasonable acts and things in relation to the Purchased Assets sold and assigned hereunder.

     The Sellers acknowledge that the foregoing powers are coupled with an interest and shall be irrevocable by them or upon their subsequent dissolution or in any manner or for any reason. The Buyer shall be entitled to retain for its own account any amounts collected pursuant to the foregoing powers, including any amounts payable as interest with respect thereto.

     5. No Third Party Beneficiaries. This Bill of Sale and Assignment shall be binding upon the Sellers and their permitted assigns and inure solely to the benefit of the Buyer and its permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person, any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Bill of Sale and Assignment.

     6. Severability. If any term or other provision of this Bill of Sale and Assignment is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Bill of Sale and Assignment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either the Sellers or the Buyer.

     7. Governing Law. This Bill of Sale and Assignment shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State (without regard to conflicts of law provisions thereof).

     IN WITNESS WHEREOF, this Bill of Sale and Assignment has been executed by the Sellers as of the date first above written.


                                     INSILCO TECHNOLOGIES, INC.

                                     By:
                                         -------------------------------
                                         Name:
                                         Title:


                                     STEWART STAMPING CO.

                                     By:
                                         -------------------------------
                                         Name:
                                         Title:


                                     EYELETS FOR INDUSTRY, INC.

                                     By:
                                         -------------------------------
                                         Name:
                                         Title:


                                     EFI METAL FORMING, INC.

                                     By:
                                         -------------------------------
                                         Name:
                                         Title:




Accepted and agreed as of the date first written above:


SRDF ACQUISITION COMPANY, LLC

By:
     -------------------------------
     Name:
     Title:

                                                                       EXHIBIT D
                                                                       ---------

                            FORM OF ESCROW AGREEMENT

     ESCROW AGREEMENT, dated as of [___________], 2003 (this "Agreement"), among Insilco Technologies, Inc., a Delaware corporation, Stewart Stamping Corporation, a Delaware corporation, Eyelets For Industry, Inc., a Connecticut corporation, and EFI Metal Forming, Inc., a Connecticut corporation (the "Sellers"), SRDF Acquisition Company, LLC, a Connecticut limited liability company (the "Buyer"), and [_______________], a [_____________] (the "Escrow
Agent").

                              W I T N E S S E T H:
                               - - - - - - - - - -

     WHEREAS, the Buyer and the Sellers have entered into an Asset Purchase Agreement, dated December [___], 2002 (the "Purchase Agreement"; terms defined in the Purchase Agreement and not otherwise defined herein shall have the meanings set forth in the Purchase Agreement), pursuant to which the Buyer has agreed to purchase from the Sellers, and the Sellers have agreed to sell to the Buyer, the Purchased Assets;

     WHEREAS, it is contemplated under Section 3.1(b) of the Purchase Agreement that the Buyer will deposit or cause to be deposited into escrow the sum of $[____________] in cash at Closing, $[______] of which is the Adjustment Escrow Amount to be held and disbursed by the Escrow Agent in accordance with Section 4 of this Agreement, and $[_____________] of which (the "Remediation Escrow Amount"; the Adjustment Escrow Amount together with the Remediation Escrow Amount being referred to herein as the "Escrow Amounts") is to be held and disbursed by the Escrow Agent in accordance with Section 5 of this Agreement;

     WHEREAS, a copy of the Purchase Agreement has been delivered to the Escrow Agent, and the Escrow Agent is willing to act as the Escrow Agent hereunder; and

     WHEREAS, the Escrow Agent will hold the Adjustment Escrow Amount in Account No. [_____________] at [______________], [city, state], ABA No. [___________]
(the "Adjustment Escrow Account") and will hold the Remediation Escrow Amount in Account No. [___________] at [________________], [city, state], ABA No.
[____________] (the "Remediation Escrow Account"; the Adjustment Escrow Account together with the Remediation Escrow Account being referred to herein as the "Escrow Accounts");

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein and in the Purchase Agreement, and intending to be legally bound hereby, the parties hereby agree as follows:

     1. Appointment and Agreement of Escrow Agent. The Buyer and the Sellers hereby appoint the Escrow Agent to serve as, and the Escrow Agent hereby agrees to act as, escrow agent upon the terms and conditions of this Agreement.

     2. Establishment of the Escrow Funds. (a) Pursuant to Section 3.13 of the Purchase Agreement, the Buyer shall deliver to the Escrow Agent on the date hereof the Adjustment Escrow Amount and the Remediation Escrow Amount. The

Escrow Agent shall hold the Adjustment Escrow Amount and all interest and other amounts earned thereon (the "Adjustment Escrow Fund") and the Remediation Escrow Amount and all interest and other amounts earned thereon (the "Remediation Escrow Fund"; the Adjustment Escrow Fund together with the Remediation Escrow Fund being referred to herein as the "Escrow Funds") in escrow pursuant to this Agreement, in the Adjustment Escrow Account and the Remediation Escrow Account, respectively.

     (b) Each of the Buyer and the Sellers confirms to the Escrow Agent and to each other that the Escrow Funds are free and clear of all Encumbrances except as may be created by this Agreement and the Purchase Agreement.

     3. Purpose of the Escrow Funds. (a) The Adjustment Escrow Amount will be deposited with the Escrow Agent and will be held by the Escrow Agent to secure the obligations of the Sellers to make payments to the Buyer with respect to the adjustment to the Purchase Price pursuant to Section 3.2(e) of the Purchase Agreement.

     (b) The Remediation Escrow Amount will be deposited with the Escrow Agent and will be held by the Escrow Agent to satisfy the Buyer's cost of Remedial Work pursuant to Section 7.13 of the Purchase Agreement.

     4. Payments from the Adjustment Escrow Fund.
        ----------------------------------------

     (a) In the event that no adjustment to the Purchase Price is required to be paid by the Sellers pursuant to Section 3.2(e) of the Purchase Agreement, the Buyer shall promptly notify the Escrow Agent in writing to such effect, and the Escrow Agent shall, as promptly as practicable after its receipt of such notice, liquidate all investments in the Adjustment Escrow Account and pay in full to the Sellers in immediately available funds all such amounts as shall be received upon the liquidation of such investments (and any and all other amounts then on deposit in the Adjustment Escrow Account) immediately upon receipt of such amounts by the Escrow Agent.

     (b) In the event that the Sellers are required to make any payment to the Buyer under Section 3.2(e) of the Purchase Agreement, the Buyer shall provide written notice to the Escrow Agent of the amount of such payment not later than three (3) Business Days following the date on which the Final Actual Current Asset Amount shall have been determined pursuant to Section 3.2 of the Purchase Agreement. Within three Business Days after its receipt of such notice, the Escrow Agent shall liquidate all investments in the Adjustment Escrow Account and shall transfer to the Buyer, by wire transfer in immediately available funds, out of the Adjustment Escrow Account an amount in cash equal to the amount specified in such notice.

     (c) Immediately upon the payment to the Buyer made pursuant to subsection
(b) above, the Escrow Agent shall transfer to the Sellers any and all amounts remaining in the Adjustment Escrow Account less the aggregate amount of all fees and expenses payable by the Sellers to the Escrow Agent in connection with the Adjustment Escrow Account as provided in Section 10(f) hereof, which amount shall be retained by the Escrow Agent.

     5. Payments from the Remediation Escrow Fund. (a)90 days after the Closing Date and every 90 days thereafter, the Buyer shall submit to the Escrow Agent a statement of all costs incurred by the Buyer in the previous 90-day period to perform the Remedial Work (a "Remedial Work Statement"). Each Remedial Work Statement shall include:

     (i) a statement that the Buyer has incurred expenses necessary to complete the Remedial Work for which it is entitled to reimbursement under
          Section 7.13 of the Purchase Agreement;

     (ii) a statement identifying (x) the specific remedial measures undertaken during the 90 day period for which reimbursement is sought and (y) the percentage of completion of the Remedial Work that such measure represents;

     (iii) a list specifying each Person to whom an amount was paid during such period, the date of payment of such amount and the services or materials to which such amount relates;

     (iv) a copy of all invoices paid in that 90-day period relating to the amounts specified in accordance with (iii) above with accompanying lien waivers; and

     (v) a certificate, signed by an authorized officer of the Buyer, certifying that all invoices referred to in clause (iii) above were necessary, reasonable and incurred in connection with the conduct of the Remedial Work consistent with the least costly remedial alternative permitted by and consistent with applicable Environmental Law.

     (b) During the thirty (30) day period prior to the third anniversary of the date hereof (the "Distribution Date"), the Buyer shall be entitled to submit to the Escrow Agent a statement of the present value of any estimated amounts for uncompleted Remedial Work that could give rise to a right of reimbursement under
Section 7.13 of the Purchase Agreement (the "Remedial Estimate Statement" and, together with the Remedial Work Statements, the "Remedial Statements"). The Remedial Estimate Statement shall include (i) a statement identifying the specific remedial measures to be undertaken and for which reimbursement is sought and (ii) a certificate, signed by an authorized officer of the Buyer, certifying that the estimated amounts are reasonable, necessary and consistent with the least costly remedial alternative permitted by and consistent with applicable Environmental Law.

     (c) The Escrow Agent shall, promptly upon receipt of a Remedial Statement, deliver a copy of such Remedial Statement to the Sellers. Within fifteen (15) Business Days of receipt of a Remedial Statement, the Sellers shall notify the Escrow Agent, in a writing executed by an authorized officer of the Sellers, of any objections the Sellers may have with respect to the Remedial Statement (a "Sellers' Notice"), (i) specifying each such amount to which the Sellers object and (ii) specifying in reasonable detail the nature and basis for each such objection. Promptly upon receipt of a Sellers' Notice, the Escrow Agent shall deliver a copy of such Sellers' Notice to the Buyer. If the Escrow Agent shall not have received a Sellers' Notice objecting to the amount claimed with respect to the amount claimed with respect to any items specified in the Remedial Statement within fifteen (15) Business Days after receipt by the Sellers of a Remedial Statement from the Escrow Agent, the Sellers shall be deemed to have acknowledged the correctness of the amount claimed on such Remedial Statement, and the Escrow Agent shall promptly thereafter transfer to the Buyer, by wire transfer in immediately available funds out of the Remediation Escrow Account, an amount in cash equal to the amount claimed in the Remedial Statement.

     (d) If the Escrow Agent receives, within fifteen (15) Business Days after receipt by the Sellers of a Remedial Statement from the Escrow Agent, a Sellers' Notice objecting to the amount claimed with respect to any items specified in the Remedial Statement, the amount so objected to shall be held by the Escrow Agent and shall not be released from the Remediation Escrow Account except in accordance with written instructions executed by an authorized officer of each of the Buyer and the Sellers in accordance with Section 5(e) hereof.

     (e) In the event the Sellers deliver a Sellers' Notice within fifteen (15) Business Days of receipt of a Remedial Statement from the Escrow Agent, the Buyer and the Sellers shall utilize commercially reasonable efforts to resolve the objections set forth in the Sellers' Notice (the "Disputed Items") within ten (10) Business Days of Buyers' receipt of the Sellers' Notice (the "Resolution Period"). If the Buyer and the Sellers are unable to resolve the objections within the Resolution Period, the Buyer shall refer the Disputed Items to the [__________] office of [ENVIRONMENTAL CONSULTANT] or, if such firm is unwilling or unable to serve, the Buyer and the Sellers shall engage the New York office of another known, mutually acceptable [ENVIRONMENTAL CONSULTANT] ([ENVIRONMENTAL CONSULTANT] or such other firm, the "Remediation Estimate Arbiter"), in either case within five (5) Business Days of the end of the Resolution Period, to determine how the Disputed Items should be resolved. The Buyer and the Sellers shall use reasonable efforts to cause the Remediation Estimate Arbiter, within ten (10) Business Days after it is selected, to resolve the Disputed Items, which resolution shall be based solely on the Remedial Statement and the Sellers' Notice and not by independent review. The Remediation Estimate Arbiter's determination shall be final, conclusive and binding. Upon receipt of the Remediation Estimate Arbiter's determination, the Buyer and the Sellers shall provide to the Escrow Agent written instructions executed by an authorized officer of each of the Buyer and the Sellers that indicates the amount of cash to be released to the Buyer from the Remediation Escrow Account.

     (f) On the Distribution Date, the Escrow Agent shall transfer to the Sellers, by wire transfer in immediately available funds, an amount in cash equal to the then remaining balance of the Remediation Escrow Account less the aggregate of the amounts claimed in all Remedial Statements delivered to the Escrow Agent prior to the Distribution Date (which claims are Disputed Items and which have not been resolved on or prior to the Distribution Date).

     (g) Upon the termination of this Agreement in accordance with Section 11 hereof, the Escrow Agent shall promptly liquidate all investments of the Remediation Escrow Fund and transfer to the Sellers, by wire transfer in immediately available funds, the amount in cash then remaining in the Remediation Escrow Fund.

     6. Liquidation of the Escrow Funds. Whenever the Escrow Agent shall be required to make a payment from the Adjustment Escrow Fund or the Remediation Escrow Fund, the Escrow Agent shall pay such amounts by liquidating the investments of the Adjustment Escrow Fund or the Remediation Escrow Fund, as the case may be, to the extent necessary to pay such amounts in full and in cash.

     7. Maintenance of the Escrow Funds; Termination of the Escrow Funds. (a) The Escrow Agent shall continue to maintain the Adjustment Escrow Fund and the Remediation Escrow Fund, as the case may be, until the earlier of (i) the time at which there shall be no funds in such Escrow Fund and (ii) the termination of this Agreement.

     (b) Notwithstanding any other provision of this Agreement to the contrary, at any time prior to the termination of the Adjustment Escrow Fund or the Remediation Escrow Fund, the Escrow Agent shall, if so instructed in a writing signed by the Buyer and the Sellers, pay from the Adjustment Escrow Fund or the Remediation Escrow Fund, as instructed, to the Sellers, the Buyer or the Remediation Estimate Arbiter, as directed in such writing, the amount of cash so instructed (and if such cash is not available, shall liquidate such investments of the relevant Escrow Fund as are necessary to make such payment).

     8. Investment of Escrow Funds. The Escrow Agent shall invest and reinvest moneys on deposit in the Escrow Funds, unless joint written notice to the contrary is received from the Sellers and the Buyer, in any combination of the following: (a) readily marketable direct obligations of the government of the United States or any agency or instrumentality thereof or readily marketable obligations unconditionally guaranteed by the full faith and credit of the government of the United States, (b) insured certificates of deposit, of or time deposits with, any commercial bank that is a member of the Federal Reserve System and which issues (or the parent of which issues) commercial paper rated as described in clause (c), is organized under the laws of the United States or any state thereof and has combined capital and surplus of at least $1 billion or
(c) commercial paper in an aggregate amount of no more than $1,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any state of the United States, rated at least "Prime-1" (or the then equivalent grade) by Moody's Investors Services, Inc. or "A-1" (or the then equivalent grade) by Standard & Poors, Inc.

     9. Assignment of Rights to the Escrow Funds; Assignment of Obligations; Successors. Each of the Buyer and the Sellers may assign, transfer, pledge or otherwise dispose of its rights to any portion of the Escrow Funds. Except as provided in the immediately preceding sentence, this Agreement may not be assigned by operation of law or otherwise without the express written consent of the other parties hereto (which consent may be granted or withheld in the sole discretion of such other parties); provided, however, that the Buyer may assign this Agreement to an Affiliate of the Buyer without the consent of the other parties provided that the Buyer remains liable hereunder. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns.

     10. Escrow Agent. (a) Except as expressly contemplated by this Agreement or by joint written instructions from the Buyer and the Sellers, the Escrow Agent shall not sell, transfer or otherwise dispose of in any manner all or any portion of the Escrow Funds, except pursuant to an order of a court of competent jurisdiction.

     (b) The duties and obligations of the Escrow Agent shall be determined solely by this Agreement, and the Escrow Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement.

     (c) In the performance of its duties hereunder, the Escrow Agent shall be entitled to rely upon any document, instrument or signature believed by it in good faith to be genuine and signed by any party hereto or an authorized officer or agent thereof, and shall not be required to investigate the truth or accuracy of any statement contained in any such document or instrument. The Escrow Agent may assume that any person purporting to give any notice in accordance with the provisions of this Agreement has been duly authorized to do so.

     (d) The Escrow Agent shall not be liable for any error of judgment, or any action taken, suffered or omitted to be taken, hereunder except in the case of its gross negligence, bad faith or willful misconduct. The Escrow Agent may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

     (e) The Escrow Agent shall have no duty as to the collection or protection of the Escrow Funds, nor as to the preservation of any rights pertaining thereto, beyond the safe custody of any such funds actually in its possession.

     (f) As compensation for its services to be rendered under this Agreement, for each year or any portion thereof, the Escrow Agent shall receive a fee in the amount specified in Schedule A to this Agreement and shall be reimbursed upon request for all expenses, disbursements and advances, including reasonable fees of outside counsel, if any, incurred or made by it in connection with the preparation of this Agreement and the carrying out of its duties under this Agreement. All such fees and expenses shall be shared equally between the Buyer and the Sellers.

     (g) The Buyer shall reimburse and indemnify the Escrow Agent for, and hold it harmless against, any loss, liability or expense, including, without limitation, reasonable attorneys' fees, incurred without gross negligence, bad faith or willful misconduct on the part of the Escrow Agent arising out of, or in connection with the acceptance of, or the performance of, its duties and obligations under this Agreement.

     (h) The Escrow Agent may at any time resign by giving twenty Business Days' prior written notice of resignation to the Sellers and the Buyer. The Sellers and the Buyer may at any time jointly remove the Escrow Agent by giving ten Business Days' written notice signed by each of them to the Escrow Agent. If the Escrow Agent shall resign or be removed, a successor Escrow Agent, which shall be a bank or trust company having its principal executive offices in the United States and assets in excess of $2 billion, and which shall be reasonably acceptable to the Sellers, shall be appointed by the Buyer and the Sellers by written instrument executed by the Sellers and the Buyer and delivered to the Escrow Agent and to such successor Escrow Agent and, thereupon, the resignation or removal of the predecessor Escrow Agent shall become effective and such successor Escrow Agent, without any further act, deed or conveyance, shall become vested with all right, title and interest to all cash and property held hereunder of such predecessor Escrow Agent, and such predecessor Escrow Agent shall, on the written request of the Sellers, the Buyer or the successor Escrow Agent, execute and deliver to such successor Escrow Agent all the right, title and interest hereunder in and to the Escrow Funds of such predecessor Escrow Agent and all other rights hereunder of such predecessor Escrow Agent. If no successor Escrow Agent shall have been appointed within twenty Business Days of a notice of resignation by the Escrow Agent, the Escrow Agent's sole responsibility shall thereafter be to hold the Escrow Funds until the earliest of receipt of designation of a successor Escrow Agent, a joint written instruction by the Sellers and the Buyer and termination of this Agreement in accordance with its terms.

     11. Termination. This Escrow Agreement shall terminate on the earlier of:
(a) the date on which there are no funds remaining in the Escrow Accounts and
(b) ten Business Days following the date after the Distribution Date on which all Remedial Statements delivered by the Buyer pursuant to Section 5 hereof shall have been resolved pursuant to Section 5(e) hereof.

     12. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by reputable overnight courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 12):

     (a)   if to the Sellers:

           Insilco Technologies, Inc.
           425 Metro Place North
           Fifth Floor
           Dublin, OH  43017
           Telecopy:  614-792-0468
           Attention  David Kauer

           with a copy to:

           Shearman & Sterling
           599 Lexington Avenue
           New York, NY  10022
           Telecopy:  212-848-7170
           Attention: Constance A. Fratianni
                      Stephen M. Besen

     (b)   if to the Buyer:

           SRDF Acquisition Company, LLC
           11 Michael Terrace
           Wolcott, Connecticut 06716
           Attention:  Daniel Stokes

           with a copy to:

           Pullman & Comley
           90 State House Square
           Hartford, Connecticut  06103-3702
           Telecopy:  (860) 423-4370
           Attention:  Andrew Glassman, Esq

     (c)   if to the Escrow Agent, to:

           --------------------------

           --------------------------

           --------------------------
           Telecopy:  _______________
           Attention:  ______________


     13. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed and to be performed entirely within that state.

     14. Amendments. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the Sellers, the Buyer and the Escrow Agent or (b) by a waiver in accordance with Section 15 of this Agreement.

     15. Waiver. Any party hereto may (i) extend the time for the performance of any obligation or other act of any other party hereto or (ii) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

     16. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

     17. Entire Agreement. This Agreement and the Purchase Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the Sellers, the Buyer and the Escrow Agent with respect to the subject matter hereof.

     18. No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     19. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     20. Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which when taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                     INSILCO TECHNOLOGIES, INC.

                                     By
                                        -------------------------
                                        Name:
                                        Title:


                                     STEWART STAMPING CORPORATION

                                     By
                                        -------------------------
                                        Name:
                                        Title:


                                     EYELETS FOR INDUSTRY, INC.

                                     By
                                        -------------------------
                                        Name:
                                        Title:


                                     EFI METAL FORMING, INC.

                                     By
                                        -------------------------
                                        Name:
                                        Title:


                                     SRDF ACQUISITION COMPANY, LLC

                                     By
                                        -------------------------
                                        Name:
                                        Title:


                                     [ESCROW AGENT]

                                     By
                                        -------------------------
                                        Name:
                                        Title:

                                   SCHEDULE A

                               [Escrow Agent Fees]

                                                                       EXHIBIT E
                                                                       ---------


Allocation of Purchase Price - Stamping Group


The allocation is agreed to be done as follows:

***Amount paid for the assets of:

Stewart Stamping Corporation            $6,700,000 plus any assumed liabilities
Eyelets for Industry, Inc.              $5,100,000 plus any assumed liabilities
EFI Metal Forming, Inc.                 $1,200,000 plus any assumed liabilities


The amount paid for each business unit's assets will be further allocated using the residual method in accordance with section 1060 of the Internal Revenue Code, as amended, and the Treasury regulations issued thereunder, in the following order:

Class I    Cash
Class II   Marketable securities
Class III  Receivables
Class IV   Inventory
Class V    Prepaid assets and deposits and land & depreciable assets
Class VI   Intangible property (other than goodwill)
Class VII  Goodwill


***Subject to change based on values at Closing.

                                                                       EXHIBIT F
                                                                       ---------

                      Exhibit F to Asset Purchase Agreement
                        Form of Bidding Procedures Order




                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE
---------------------------------------------------x
                                                   :   Chapter 11
In re                                              :
                                                   :   Case No.  02_____ (__)
INSILCO TECHNOLOGIES, INC., et al.1,               :
                                                   :   (Jointly Administered)
                                          Debtors. :
                                                   :
---------------------------------------------------x


        ORDER PURSUANT TO 11 U.S.C. ss.ss. 363(b) AND 105(a) AND FED. R.
               BANKR. P. 2002, 6004 AND 9014 APPROVING (A) BIDDING
               PROCEDURES, (B) TERMINATION PAYMENTS AND LIQUIDATED
                DAMAGES AND (C) THE FORM AND MANNER OF NOTICE OF
             (i) THE SALE OF CERTAIN ASSETS RELATED TO THE DEBTORS'
              PRECISION STAMPINGS BUSINESS AND (ii) THE ASSUMPTION
                  AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS
                AND UNEXPIRED LEASES, AND GRANTING RELATED RELIEF


           This matter having come before the Court on the Motion of the Debtors for Orders Pursuant to 11 U.S.C. ss.ss. 363(b), 365, and 105(a) and Fed. R. Bankr. P. 2002, 6004, 6006 and 9014 (I) Approving (A) Bidding Procedures, (B) Termination Payments and Liquidated Damages, and (C) the Form and Manner of Notice of (i) the Sale of Certain Assets Related to the Debtors' Precision Stampings Business and (ii) the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases, and Granting Related Relief, and (II) Authorizing and Approving (A) the Sale of Certain Assets Related to the Debtors' Precision Stampings

-----------
1 The other debtors in these jointly administered chapter 11 proceedings are Insilco Holding Corporation, InNet Technologies, Inc., Insilco International Holdings, Inc., Precision Cable Mfg. Corporation, Eyelets for Industry, Inc., EFI Metal Forming, Inc., Stewart Stamping Corporation, Stewart Connector Systems, Inc., Signal Caribe, Inc., and Signal Transformer Corporation, Inc.

Business Free and Clear of Liens, Claims and Encumbrances and (B) the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases (the "Motion") filed by the above-captioned debtors and debtors-in-possession (the "Debtors"); and the Debtors by the Motion have requested at this time the entry of an order (the "Bidding Procedures Order") (a) approving bidding procedures (the "Bidding Procedures") for the sale (the "Sale") of substantially all of the assets of Insilco Technologies, Inc., Stewart Stamping Corporation., Eyelets For Industry, Inc. and EFI Metal Forming, Inc. (collectively, the "Sellers") that are related to the Sellers' precision stampings business, (b) authorizing the payment of the certain termination payments (the "Termination Payments") and certain liquidated damages (the "Liquidated Damages") pursuant to and as described in the Sale Agreement (as defined below), (c) approving the form and manner of notice of the Sale and the assumption and assignment of certain executory contracts and unexpired leases, and (d) scheduling a hearing (the "Sale Hearing") on approval of (i) the Sale pursuant to and as described in the Asset Purchase Agreement, dated as of December __, 2002 (the "Sale Agreement"), by and among the Sellers and SRDF Acquisition Company, LLC as purchaser (the "Buyer") and (ii) the assumption by the applicable Seller and assignment to the Buyer of certain executory contracts and unexpired leases (the "Assumed Agreements"), pursuant to and as described in the Sale Agreement; and the Debtors having determined that approving the Bidding Procedures, authorizing the Termination Payments and the Liquidated Damages and granting the other relief requested in the Motion will induce competitive bidding for the Debtors' assets and will maximize the value of the Debtors' estates; and the Court having considered the Motion and the arguments of counsel in support of the entry of the Bidding Procedures Order, and the opposition thereto, if any, at a hearing for such purpose (the "Bidding Procedures Hearing"); and it appearing that the relief requested in the Motion is in the best interests of the Debtors, their estates and creditors and other parties in interest; and it appearing that notice of the Motion has been given as set forth in the Motion and that no other or further notice need be given; and upon the record of the Bidding Procedures Hearing; and after due deliberation thereon; and good cause appearing therefore, it is hereby


                     FOUND AND DETERMINED THAT:2

           A. The Court has jurisdiction over this matter and over the property of the Debtors and their respective bankruptcy estates pursuant to 28 U.S.C. ss. 1334 and ss. 157(a).

           B. This is a core proceeding pursuant to 28 U.S.C. ss. 1334 and ss. 157(b)(2)(A), (N) and (O).

           C. The Debtors have articulated good and sufficient reasons for approving (i) the Bidding Procedures, (ii) the Termination Payments and the Liquidated Damages, (iii) the form and manner of notice of the Motion as it relates to the Sale and the Sale Hearing the ("Sale Notice"), and (iv) the form and manner of notice of the assumption and assignment of the Assumed Agreements and the cure amounts in respect thereof to be served on parties to each Assumed Agreement (substantially in the form annexed to the Motion as Exhibit E, the "Cure Notice", and Exhibit F, the "Assumption Notice").

           D. The Debtors have articulated good and sufficient reasons for scheduling the Sale Hearing.

           E. The Debtors' obligations to the Buyer in respect of the Termination Payments and the Liquidated Damages constitute actual and necessary costs and expenses of preserving the Debtors' estates, within the meaning of sections 503(b) and 507(a)(1) of the Bankruptcy Code

-----------
2 Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate. See Fed. R. Bankr. P. 7052.

and provide substantial benefit to the Debtors' estates. The Debtors' payment of the Termination Payments and the Liquidated Damages on the terms and conditions set forth in the Sale Agreement is reasonable and appropriate, including in light of the size and nature of the Sale and the efforts that have been and will be expended by the Buyer notwithstanding that the proposed Sale is subject to higher or better offers for the assets to be acquired pursuant to the Sale Agreement (as defined therein, the "Purchased Assets"). The terms and conditions of the Termination Payments and the Liquidated Damages were negotiated by the parties at arms' length and in good faith, and are necessary to ensure that the Buyer will continue to pursue its proposed acquisition of the Purchased Assets. The Termination Payments and the Liquidated Damages were a material inducement for, and condition of, the Buyer's entry into the Sale Agreement. The Buyer is unwilling to commit to hold open its offer to purchase the Purchased Assets under the terms of the Sale Agreement unless it is assured payment of the Termination Payments and the Liquidated Damages. Such assurance is therefore promoting more competitive bidding by inducing the Buyer's bid that otherwise would not have been made, and without which bidding would have been limited.

           F. Because the Termination Payments and the Liquidated Damages induced the Buyer to research the value of the Purchased Assets and submit a bid that will serve as a minimum or floor bid on which other bidders can rely, the Buyer has provided a benefit to the Debtors' estates by increasing the likelihood that the price at which the Purchased Assets are sold will reflect their true worth. Absent authorization of the Termination Payments and the Liquidated Damages, the Debtors may lose the opportunity to obtain the highest and best available offer for the Purchased Assets.

           G. The Bidding Procedures are reasonable and appropriate and represent the best method for maximizing the return for the Purchased Assets.

           NOW THEREFORE, IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:

                               BIDDING PROCEDURES

           1. The Bidding Procedures, as set forth in Exhibit A hereto (and incorporated herein by reference as if fully set forth in this Bidding Procedures Order), are hereby approved and shall govern all proceedings relating to the Sale, the Sale Agreement and any subsequent bids for the Purchased Assets in these cases.

                   TERMINATION PAYMENTS AND LIQUIDATED DAMAGES

           2. Sections 7.11, 7.12, 9.1, 9.2, 9.3 and 9.4 of the Sale Agreement are hereby approved and shall be enforceable in accordance with their terms. The Debtors are hereby authorized to make the Termination Payments and to pay the Liquidated Damages, subject to the terms and conditions set forth in the Sale Agreement. The Debtors' obligations in respect of the Termination Payments and the Liquidated Damages shall survive termination of the Sale Agreement and, until paid, shall constitute an administrative expense of the Sellers' estates pursuant to sections 503(b) and 507(a)(1) of the Bankruptcy Code and shall be paid in accordance with the terms of the Sale Agreement without further order of the Court. Sale Hearing

           3. The Sale Hearing shall be held before the undersigned United States Bankruptcy Judge, on _________, 2003, at ____ [a.m./p.m.] in the United States Bankruptcy Court for the District of Delaware, 824 Market Street, Wilmington, Delaware, at which time the Court shall consider the Debtors' request for approval of the Sale as set forth in the Motion and confirm the results of the Auction (as defined in Exhibit A hereto), if any. Objections to the entry of an order approving the Sale and the other relief requested in the Motion must be made in writing and must be filed with the Bankruptcy Court and served upon the following parties so as to be received by no later than 4:00 p.m. (prevailing NY time) on _______, 2003: (i) Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, counsel for the Debtors, attn:
Constance A. Fratianni and Scott C. Shelley; (ii) Pullman & Comley, _____________, Hartford, Connecticut________, counsel for the Buyer, attn:
Andrew Glassman; (iii) the Office of the United States Trustee; and (iv) Sidley Austin Brown & Wood, Bank One Plaza, 10 S. Dearborn Street, Chicago, Illinois 60603, counsel to the Prepetition Agent, attn: John Box. The failure of any objecting party to timely file and serve its objection shall be a bar to the assertion by such party at the Sale Hearing or thereafter of any objection to the Motion, the Sale or the Debtors' consummation and performance of the Sale Agreement, including the transfer of the Purchased Assets free and clear of all Interests (as defined in Paragraph 5, below) other than the Closing Encumbrances (as defined in the Sale Agreement).

           4. The Sale Hearing may be adjourned from time to time without further notice to creditors or parties in interest other than by announcement of the adjournment in open Court or on the Court's calendar on the date scheduled for the Sale Hearing or any adjourned date. Notice

           5. The form and manner of notice of (a) the Motion and the Sale Hearing and (b) the proposed assumption and assignment of the Assumed Agreements (including the Cure Notices and the Assumption Notices), in each case as described in the Motion, shall be good and sufficient, and no other or further notice thereof shall be required, if given as follows:

               (a) Notice of Sale Hearing. The Debtors shall, within five (5) days of the entry of the Bidding Procedures Order on the docket of the Bankruptcy Court, serve a copy of each of the Motion, the proposed form of order approving the Sale of the Purchased Assets

               (substantially in the form of Exhibit H to the Motion, the "Sale Order") and this Bidding Procedures Order by first class mail, postage prepaid, upon: (i) all entities known to have expressed an interest in a transaction with respect to the Purchased Assets (or a portion thereof) during the past six (6) months; (ii) all entities known to have asserted any lien, claim, interest or encumbrance (collectively, "Interests") in or upon the Purchased Assets; (iii) all federal, state and local regulatory or taxing authorities or recording offices which have a reasonably known interest in the relief requested by the Motion, including environmental agencies; (iv) all parties to the Assumed Agreements; (v) the United States Attorney's office; (vi) the Securities and Exchange Commission; (vii) the Internal Revenue Service; (viii) all entities that have requested notice in accordance with Rule 2002 of the Federal Rules of Bankruptcy Procedures; and (ix) counsel to any official committee established in these chapter 11 cases;

               (b) Sale Notice. The Debtors shall, within five (5) days of the entry of the Bidding Procedures Order on the docket of the Bankruptcy Court, serve by first-class mail, postage pre-paid, a copy of the Sale Notice substantially in the form annexed to the Motion as Exhibit C, upon all other known creditors of the Debtors;

               (c) Cure Notice. The Debtors shall, within five (5) days after the entry of the Bidding Procedures Order on the docket of the Bankruptcy Court, serve on all non-Debtor parties to the Assumed Agreements and agreements the Sellers believe might reasonably be Additional Assumed Agreements (as defined below), a Cure Notice substantially in the form annexed to the Motion as Exhibit E specifying the cure amount necessary to assume each such agreement (the "Cure Amount") and the Debtors' intention to assume and assign the Assumed Agreements to the Buyer. Each non-Debtor party to the Assumed Agreements and the Additional

               Assumed Agreements shall have until the date that is five (5) days prior to the date of the Sale Hearing, or ______, 2003 (the "Cure Objection Deadline") to file and serve on the parties listed in paragraph 3 an objection to the Cure Amount and must state with specificity in its objection what alleged Cure Amount or other cure is required (with appropriate documentation in support thereof) and, in the case of each Assumed Agreement, the basis for any objection to assumption or assignment. If no objection is timely received, the Cure Amount set forth in the Debtors' Cure Notice shall be controlling, notwithstanding anything to the contrary in any Assumed Agreement, Additional Assumed Agreement or any other document, and the non-Debtor party to the Assumed Agreement or Additional Assumed Agreement shall be forever barred from asserting any other claims against the Debtors, the Buyers, or the property of any of them, in respect of such Assumed Agreement or Additional Assumed Agreement; and

               (d) Publication Notice. Within ten (10) days after the date the Bidding Procedures Order is entered on the Bankruptcy Court docket, or as soon thereafter as is practicable, the Debtors shall cause notice substantially in the form of the notice attached to the Motion as Exhibit D, to be published in the national edition of The Wall Street Journal; and

               (e) Assumption Notice. Promptly following the conclusion of the Auction, in the event the Buyer is not the Successful Bidder (as defined in Exhibit A hereto), the Debtors shall cause a notice substantially in the form of the notice attached to the Motion as Exhibit F to be sent by facsimile, overnight courier or hand delivery to each non-Debtor party to an executory contract or unexpired lease that was not previously identified as an Assumed Agreement but that is to be assumed and assigned to the Successful Bidder (x) identifying the Successful Bidder and (y) notifying such non-Debtor party regarding as to the executory contract(s) and unexpired leases(s) to which it is a party that are to be assumed and assigned (the "Additional Assumed Agreements"). Any objection to the assumption and assignment of any Additional Assumed Agreement shall be filed no later than 4 p.m. prevailing New York time on the day prior to the date first scheduled for the Sale Hearing.

           6. The Court shall retain jurisdiction over any matter or dispute arising from or relating to the implementation of this Bidding Procedures Order.


Dated:  Wilmington, Delaware
        ____________, 2003






                                                  ------------------------------
                                                  UNITED STATES BANKRUPTCY JUDGE

                                                            EXHIBIT A TO BIDDING
                                                                PROCEDURES ORDER



                               PRECISION STAMPINGS
                               BIDDING PROCEDURES

           Set forth below are the bidding procedures (the "Bidding Procedures") to be employed with respect to the proposed sale of the precision stampings business (as defined in the Sale Agreement, the "Business") of Insilco Technologies, Inc., Stewart Stamping Corporation, Eyelets For Industry, Inc. and EFI Metal Forming, Inc. (collectively, the "Sellers"). On __________, 2002, the Sellers executed an Asset Purchase Agreement (the "Sale Agreement") by and among the Sellers and SRDF Acquisition Company, LLC as purchaser (the "Buyer") with respect to, among other things, the sale (the "Sale") of substantially all of the assets (as defined in the Sale Agreement, the "Purchased Assets") of the Sellers relating to the Business. The Sale is subject to competitive bidding as set forth herein and approval by the Bankruptcy Court pursuant to sections 363 and 365 of the Bankruptcy Code.

           On December __, 2002, the Debtors filed a Motion for Orders Pursuant to 11 U.S.C. ss.ss. 363(b), 365 and 105(a) and Fed. R. Bankr. P. 2002, 6004,
6006 and 9014 (I) Approving (A) Bidding Procedures, (B) Termination Payments and Liquidated Damages, and (C) the Form and Manner of Notice of (i) the Sale of Certain Assets Related to the Debtors' Precision Stampings Business and (ii) the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases, and Granting Related Relief, and (II) Authorizing and Approving (A) the Sale of Certain Assets Related to the Debtors' Precision Stampings Business Free and Clear of Liens, Claims and Encumbrances and (B) the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases (the "Motion"). On ___________, 2003, the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") entered an Order Pursuant to 11 U.S.C. ss.ss. 363(b) and 105(a) and Fed. R. Bankr. P. 2002, 6004 and 9014 Approving (A) Bidding Procedures, (B) Termination Payments and Liquidated Damages (C) the Form and Manner of Notice of (i) the Sale of Certain Assets Related to the Debtors' Precision Stampings Business and (ii) the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases, and Granting Related Relief (the "Bidding Procedures Order"). The Bidding Procedures Order set ____________, 2003 as the date the Bankruptcy Court will conduct a hearing (the "Sale Hearing") to consider approval of the Sale.

                               THE BIDDING PROCESS

           The Sellers shall (i) determine whether any person, in addition to the Buyer, is a Qualified Bidder (as defined herein), (ii) coordinate the efforts of the Qualified Bidders in conducting their respective due diligence investigations regarding the Business, (iii) receive bids from Qualified Bidders, and (iv) negotiate any offer made to purchase the Purchased Assets (collectively, the "Bidding Process"). Any person who wishes to participate in the Bidding Process must be a Qualified Bidder. Neither the Sellers nor their representatives shall be obligated to furnish any information of any kind whatsoever relating to the Business or the Purchased Assets to any person who is not a Qualified Bidder. The Sellers shall have the right to amend the rules set forth herein for the Bidding Process or adopt such other written rules for the Bidding Process, subject to the reasonable approval of the Buyer and Bank One, NA, the agent for the lenders under the Debtors' Second Amended and Restated Credit Agreement dated as of August 25, 2000 (the "Prepetition Agent"), which, in the Sellers' reasonable judgment, will better promote the goals of the Bidding Process and which are not inconsistent with the terms of the Sale Agreement or any Bankruptcy Court order, including the Bidding Procedures Order.

                           PARTICIPATION REQUIREMENTS

           Unless otherwise ordered by the Bankruptcy Court, for cause shown, or as otherwise determined by the Sellers, in order to participate in the Bidding Process, each prospective bidder other than the Buyer seeking to bid on the Purchased Assets (a "Potential Bidder") must deliver (unless previously delivered) to the Sellers:

             (i) An executed confidentiality agreement customary of transactions of this type, in form and substance satisfactory to the Sellers;

             (ii) A financial statement of the Potential Bidder, a letter from a reputable financial institution, or such other form of financial disclosure and credit-quality support or enhancement acceptable to the Sellers and their advisors that provides evidence of the Potential Bidder's ability to finance and consummate the proposed transactions; and

             (iii) A preliminary (non-binding) proposal regarding (a) the purchase price range, (b) any assets expected to be excluded, (c) any liabilities to be assumed, (d) the structure and financing of the transaction (including the amount of equity to be committed and sources of financing),
                    (e) any anticipated regulatory approvals required to close the transaction, the anticipated time frame for obtaining the same and any anticipated impediments for obtaining the same, (f) any conditions to closing that it may wish to impose in addition to those set forth in the Sale Agreement, and (g) the nature and extent of additional due diligence it may wish to conduct.

           A Qualified Bidder is a Potential Bidder that delivers the documents described in subparagraphs (i), (ii) and (iii) above whose financial information and credit-quality support or enhancement demonstrate the financial capability of the Potential Bidder to consummate the Sale, and that the Sellers determine is likely (based on availability of financing, experience and other considerations) to be able to consummate the Sale within the time frame provided by the Sale Agreement if selected as the Successful Bidder (as defined herein).

           As promptly as practicable after a Potential Bidder delivers all of the materials required by subparagraphs (i), (ii) and (iii) above, the Sellers shall determine, and shall notify the Potential Bidder in writing, whether the Potential Bidder is a Qualified Bidder. Promptly after the Sellers notify a Potential Bidder that it is a Qualified Bidder, the Sellers shall allow the Qualified Bidder to conduct due diligence with respect to the Business as hereinafter provided.

                                  DUE DILIGENCE

           The Sellers shall afford each Qualified Bidder due diligence access to the Business. Due diligence access may include management presentations as may be scheduled by the Sellers, access to data rooms, on site inspections and such other matters which a Qualified Bidder may request and as to which the Sellers, in their sole discretion, may agree. The Sellers will designate one or more employees or other representatives to coordinate all reasonable requests for additional information and due diligence access from Qualified Bidders. No additional due diligence shall continue after the Bid Deadline (as defined herein). The Sellers may, in their discretion, coordinate diligence efforts such that multiple Qualified Bidders have simultaneous access to due diligence materials and/or simultaneous attendance at management presentations or site inspections. Neither the Sellers nor any of their affiliates (or any of their respective representatives) are obligated to furnish any information relating to the Business to any person other than to Qualified Bidders who make an acceptable preliminary proposal. Bidders are advised to exercise their own discretion before relying on any information regarding the Business provided by anyone other than the Sellers or their representatives.

                                  BID DEADLINE

           A Qualified Bidder that desires to make a bid shall deliver written copies of its bid to (i) Gleacher Partners LLC, 660 Madison Avenue, New York, New York 10021, Attn: William D. Forrest, (ii) Insilco Technologies, Inc., 425 Metro Place North, Fifth Floor, Dublin, Ohio 43017, Attn: David A. Kauer, (iii) Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, Attn:
Constance A. Fratianni, and (iv) Sidley Austin Brown & Wood, Bank One Plaza, 10
S. Dearborn Street, Chicago, Illinois 60603, Attn: John Box, not later than 4:00 p.m. (prevailing New York time) on ________, 2003 (the "Bid Deadline", which date shall be approximately six days prior to the date that is first set for the Sale Hearing). The Sellers may extend the Bid Deadline in their sole discretion, but shall have no obligation to do so; provided that any extension of the Bid Deadline shall be subject to the approval of the Prepetition Agent. If the Sellers extend the Bid Deadline, they shall promptly notify all other Qualified Bidders of such extension provided that the Sellers may not extend the Bid Deadline to a date that is less than two (2) business days prior to the Auction.

                                BID REQUIREMENTS

           A bid is a letter from a Qualified Bidder (other than the Buyer, whose participation as a Qualified Bidder shall be on the terms set forth in the Sale Agreement) stating that (i) the Qualified Bidder offers to purchase the Purchased Assets upon the terms and conditions set forth in a copy of the Sale Agreement attached to such letter, marked to show those amendments and modifications to this Agreement, including price, terms, and assets to be acquired, that the Qualified Bidder proposes and (ii) the Qualified Bidder's offer is irrevocable until the earlier of forty-eight (48) hours after the closing of the sale of the Purchased Assets and March 31, 2003. Two or more separate bids together shall not constitute a Qualified Bid. A Qualified Bidder (other than the Buyer) shall accompany its bid with (i) a deposit of two hundred fifty thousand dollars ($250,000), payable by wire transfer to Gleacher Partners, LLC, as agent to the Sellers (the "Good Faith Deposit"), and (ii) written evidence of a commitment for financing or other evidence of ability to consummate the transaction. Unless otherwise waived by the

Seller, the Sellers will consider a bid only if the bid provides overall value for the Purchased Assets of at least six hundred thousand dollars ($600,000) over the Purchase Price bid in the Sale Agreement. In addition, the Sellers will consider a bid only if the bid:

               a. is on terms that, in the Sellers' reasonable business judgment, are not materially more burdensome or conditional than the terms of the Sale Agreement;

               b. is not conditioned on obtaining financing or on the outcome of unperformed due diligence by the bidder with respect to the assets sought to be acquired;

               c. does not request or entitle the bidder to any break-up fee, termination fee, expense reimbursement or similar type of payments; and

               d. is received by the Bid Deadline (as it may have been extended by the Sellers with the approval of the Prepetition Agent).

A bid received from a Qualified Bidder that meets the above requirements is a "Qualified Bid." A Qualified Bid will be valued based upon factors such as the net value provided by such bid (including consideration of any obligations of the Sellers in respect of any Termination Payments) and the likelihood and timing of consummating such transaction. For purposes hereof, the Sale Agreement executed by the Buyer shall constitute a Qualified Bid.

                                "AS IS, WHERE IS"

           The sale of the Purchased Assets shall be on as "as is, where is" basis and without representations or warranties of any kind, nature or description by the Sellers, their agents or estates, except, with respect to the Buyer, as provided in the Sale Agreement, and with respect to a Qualified Bidder, to the extent set forth in such party's Marked Agreement. All of the Sellers' right, title and interest in and to the Purchased Assets shall be sold free and clear of all pledges, liens, security interests, encumbrances, claims, charges, options and interests thereon and there against other than the Closing Encumbrances (collectively, as defined in the Sale Agreement and, for the avoidance of doubt, excluding the Closing Encumbrances, the "Transferred Interests"), such Transferred Interests to attach to the net proceeds of the sale of such assets.

           Each bidder shall be deemed to acknowledge and represent that it has had an opportunity to inspect and examine the Purchased Assets and the Business and to conduct any and all due diligence regarding the Purchased Assets and the Business prior to making its offer, that it has relied solely upon its own independent review, investigation and/or inspection of any documents in making its bid, and that it did not rely upon any written or oral statements, representation, promises, warranties or guaranties whatsoever, whether express, implied, by operation of law or otherwise, regarding the Purchased Assets or the Business, or the completeness of any information provided in connection with the Bidding Process, except as expressly stated in the Sale Agreement or a Marked Agreement.

                                     AUCTION

           If, prior to the Bid Deadline, the Sellers have received at least one Qualified Bid that the Sellers determine is higher or otherwise better than the bid of the Buyer set forth in the Sale Agreement, the Sellers shall conduct an auction (the "Auction") with respect to the Purchased Assets and provide to the Buyer and all Qualified Bidders the opportunity to submit additional bids at the Auction. The Auction shall take place at 11:00 a.m. (prevailing New York time) on ______, 2003, at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, or such later time or other place as the Sellers shall notify the Buyer and all other Qualified Bidders who have submitted Qualified Bids and expressed their intent to participate in the Auction, as set forth above, but in no event shall the Auction occur later than two (2) business days prior to the Sale Hearing scheduled in the Bidding Procedures Order. Only Qualified Bidders will be eligible to participate at the Auction. At least two
(2) business days prior to the Auction, each Qualified Bidder who has submitted a Qualified Bid must inform the Sellers whether it intends to participate in the Auction. The Sellers shall provide or make available copies of any Qualified Bid(s) that the Sellers believe are the highest or otherwise best offer(s) to all Qualified Bidders who intend to participate in the Auction at least one (1) business day prior to the commencement thereof, or as soon thereafter as is practicable.

           Based upon the terms of the Qualified Bids received, the number of Qualified Bidders participating in the Auction, and such other information as the Sellers determine is relevant, the Sellers, in their sole discretion, may conduct the Auction in the manner they determine will achieve the maximum value for the Purchased Assets, provided that the Base Procedures (as defined below) are not modified. At the beginning of the Auction, a representative of the Sellers shall announce the amount of the bid that is at such time determined by the Sellers to be the highest and best bid. Thereafter, the following procedures (the "Base Procedures") shall apply to the bidding: (i) all additional bids shall be in increments of $100,000 or integral multiples thereof; (ii) the Buyer shall be permitted to credit the amount of $562,000 to its bid if it makes a competing bid at the Auction, as a result of which the Buyer shall be permitted
(A) to match the dollar value of any competing bid submitted by another entity by submitting a bid in an amount equal to, but no more than, the then-highest bid minus $562,000 and (B) to submit a bid that satisfies the bid increment requirement in the foregoing subparagraph (i) by submitting a bid in an amount equal to, but no more than, the amount of the then-highest bid minus $462,000, in which case the Buyer's bid shall be deemed the higher of the two bids; (iii) any competing bid shall be (A) subject to an asset purchase agreement substantially in conformity with the terms and conditions of the Sale Agreement or on terms and conditions that in the Sellers' reasonable business judgment are not materially more burdensome or conditional to the Sellers than the terms of this Agreement and (B) accompanied by satisfactory evidence of committed financing or other ability to perform. The Sellers may adopt such other rules for bidding at the Auction, that, in the Sellers' business judgment, will better promote the goals of the bidding process and that are not inconsistent with any of the provisions of the Bidding Procedures Order, the Bankruptcy Code or any order of the Bankruptcy Court entered in connection herewith. Prior to the start of the Auction, the Sellers will inform the Qualified Bidders participating in the Auction of the manner in which the Auction will be conducted.

           As soon as practicable after the conclusion of the Auction, the Sellers, in consultation with their legal and financial advisors and the Prepetition Agent, shall (i) review each Qualified Bid on the basis of financial and contractual terms and the factors relevant to the sale process, including those factors affecting the speed and certainty of consummating the sale and any obligations of the Sellers in respect of any Termination Payments, and (ii) identify the highest or otherwise best offer for the Purchased Assets (the "Successful Bid" and the bidder having submitted such bid, the "Successful Bidder") and, in the event that the sale to the Successful Bidder is not consummated, the next highest and best offer (the "Backup Bid", and such bidder, the "Backup Bidder"). If the Buyer's bid is the only Qualified Bid and no auction is held, the Buyer's bid shall be the Successful Bid. At the Sale Hearing, the Sellers shall present the Successful Bid to the Bankruptcy Court for approval. The Good Faith Deposit submitted by the Successful Bidder, together with interest thereon, shall be applied against the payment of the cash portion of the consideration upon closing of the Sale to the Successful Bidder. If the Successful Bidder fails to consummate the purchase of the Purchased Assets due to the Successful Bidder's breach of its sale agreement with the Sellers, then the Sellers shall retain the Good Faith Deposit of such Successful Bidder as liquidated damages and continue with the sale of the Purchased Assets to the Backup Bidder. Upon the earlier of April 14, 2003 or three (3) business days after the closing of the sale of the Purchased Assets, any Good Faith Deposit (i) not applied to the purchase of the Purchased Assets or (ii) not retained by the Sellers due to a breach by the Successful Bidder shall, together with interest, be returned to the appropriate bidders.

                          ACCEPTANCE OF QUALIFIED BIDS

           The Sellers shall sell the Purchased Assets to the Successful Bidder(s), or to the Buyer in accordance with the Sale Agreement if a higher or otherwise better Qualified Bid is not received and accepted as the Successful Bid. The Sellers shall not seek Bankruptcy Court approval of any bid without the consent of the Prepetition Agent if the terms of such bid are economically less favorable to the Sellers than the terms of the Sale Agreement, and shall not materially modify the terms of the Sale Agreement without the consent of the Prepetition Agent. The Sellers' presentation to the Bankruptcy Court for approval of a particular Qualified Bid does not constitute the Sellers' acceptance of the bid. The Sellers shall have accepted a bid only when that bid has been approved by the Bankruptcy Court at the Sale Hearing.

                                THE SALE HEARING

           The Sale Hearing is presently scheduled to take place on ________, 2003 at _____ [a.m./p.m.] before the Honorable ________________, United States Bankruptcy Judge, 824 Market Street, Wilmington, Delaware, Courtroom ____. At the Sale Hearing, the Debtors will seek entry of an order, among other things, authorizing and approving the proposed Sale (i) if no other Qualified Bid is received and accepted as the Successful Bid, to the Buyer pursuant to the terms and conditions set forth in the Sale Agreement, or (ii) if a Qualified Bid is received by the Sellers, to the Successful Bidder, as determined by the Sellers in accordance with the Bidding Procedures, pursuant to the terms and conditions set forth in the Sale Agreement or Marked Agreement submitted by the Successful Bidder(s). The Sale Hearing may be adjourned or rescheduled without notice other than by an announcement of the adjourned date at the Sale Hearing.

           Following the Sale Hearing at which the Bankruptcy Court approves the sale of the Purchased Assets to a Successful Bidder, if such Successful Bidder fails to consummate an approved sale because of a breach or failure to perform on the part of such Successful Bidder, the next highest or otherwise best Qualified Bid, as disclosed at the Sale Hearing, shall be deemed to be the Successful Bid and the Sellers shall be authorized to effectuate such sale without further order of the Bankruptcy Court.

                                  MODIFICATIONS

           Subject to the terms and conditions herein, the Sellers may (a) determine, in their business judgment, which Qualified Bid(s), if any, are the highest or otherwise best offer(s) and (b) reject at any time before entry of an order of the Bankruptcy Court approving a Qualified Bid, any bid that, in the Sellers' sole discretion, is (i) inadequate or insufficient, (ii) not in conformity with the requirements of the Bankruptcy Code, the Bidding Procedures, or the terms and conditions of the Sale, or (iii) contrary to the best interests of the Sellers, their estates and creditors, except that if the Buyer's bid as reflected in the Sale Agreement is the only Qualified Bid, the foregoing provisions of this sentence shall be inoperative. If the Sellers do not receive any Qualified Bid, or if after the Auction the Buyer is declared the Successful Bidder, the Sellers shall report the same to the Bankruptcy Court and shall proceed with the Sale Hearing and request entry of the Sale Order and approval of the sale and assignment of the Purchased Assets to the Buyer as provided by the Sale Agreement. At or before the Sale Hearing, the Sellers may impose such other terms and conditions as they may determine to be in the best interests of the Sellers' estates, their creditors and other parties in interest; provided, however, that such additional terms and conditions shall not be inconsistent with the Sale Agreement and Bidding Procedures Order without the approval of the Buyer.

                      PARTICIPATION OF CREDITORS' COMMITTEE
                            AND THE PREPETITION AGENT

           The Sellers shall consult with counsel to (a) the official committee of unsecured creditors appointed in these chapter 11 cases (the "Creditors' Committee") and (b) the Prepetition Agent on a timely basis concerning all acts, decisions or determinations that the Sellers take or make, or propose to take or make, pursuant to or in connection with these Bidding Procedures and the transactions contemplated hereby. Except as set forth herein, in the event that the Sellers and the Creditors' Committee or the Prepetition Agent disagree as to the appropriate resolution of any such matter, the right of the Sellers, the Creditors' Committee and the Prepetition Agent to take such action as such party deems appropriate is expressly preserved, and the Bankruptcy Court shall have jurisdiction to hear and resolve such dispute. Notwithstanding any other provision set forth herein, the Prepetition Agent and the senior secured lenders shall be deemed to be Qualified Bidders and shall have the option (without regard to the Bidding Procedures and bid requirements set forth above) to credit bid, in accordance with Bankruptcy Code section 363(k), at the Auction or the Sale Hearing, in their discretion, and the claims of the Prepetition Agent and the senior secured lenders shall be deemed allowed for such purpose.

                                                                       EXHIBIT G
                                                                       ---------

                      EXHIBIT G TO ASSET PURCHASE AGREEMENT
                               FORM OF SALE ORDER

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE
----------------------------------------------------x
                                                    :   Chapter 11
In re                                               :
                                                    :   Case No.  02_____ (__)
INSILCO TECHNOLOGIES, INC., et al.1,                :
                                                    :   (Jointly Administered)
                                          Debtors.  :
                                                    :
----------------------------------------------------x


      ORDER (i) AUTHORIZING SALE OF CERTAIN ASSETS RELATED TO THE DEBTORS'
          PRECISION STAMPINGS BUSINESS FREE AND CLEAR OF LIENS, CLAIMS,
           ENCUMBRANCES AND INTERESTS, (ii) AUTHORIZING ASSUMPTION AND
                  ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND
               UNEXPIRED LEASES AND (iii) GRANTING RELATED RELIEF

           This matter having come before the court on the motion dated December ___, 2002 (the "Motion") filed by Insilco Technologies, Inc. and its affiliated debtors and debtors in possession in the above-captioned cases (collectively, the "Debtors"), requesting the entry of orders pursuant to sections 363(b), 365, and 105(a) of title 11, United States Code (the "Bankruptcy Code") and Rules 2002, 6004, 6006 and 9014 of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules") (I) approving (A) bidding procedures (the "Bidding Procedures") for the sale (the "Sale") of substantially all of the assets of Insilco Technologies, Inc., Stewart Stamping Corporation, Eyelets For Industry, Inc. and EFI Metal Forming, Inc. (collectively, the "Sellers") that are related to the Sellers' precision stampings business, (B) the payment of certain termination payments (the "Termination Payments") and liquidated damages (the "Liquidated Damages") pursuant to and as described in the Asset Purchase Agreement dated

-----------
1 The other debtors in these jointly administered chapter 11 proceedings are Insilco Holding Corporation, InNet Technologies, Inc., Insilco International Holdings, Inc., Precision Cable Mfg. Corporation, Eyelets for Industry, Inc.; EFI Metal Forming, Inc., Stewart Stamping Corporation, Stewart Connector Systems, Inc., Signal Caribe, Inc., and Signal Transformer Corporation, Inc.

as of December _____, 2002 (the "Sale Agreement"), by and among the Sellers and SRDF Acquisition Company, LLC as purchaser (the "Buyer"), (C) the form and manner of notice of the Sale and the assumption and assignment of certain executory contracts and unexpired leases, and granting related relief, including scheduling a hearing (the "Sale Hearing") on approval of (i) the Sale and (ii) the assumption and assignment of certain executory contracts and unexpired leases (the "Assumed Agreements"), pursuant to and as described in the Sale Agreement; (II) authorizing and approving (A) the Sale of the Purchased Assets (as defined in the Sale Agreement) free and clear of all liens, claims and encumbrances other than Closing Encumbrances (as defined in the Sale Agreement),
(B) the assumption and assignment of the Assumed Agreements; and (III) granting related relief; and the Court having conducted a hearing on __________, 2003, and having entered an order dated __________, 2003, approving the Bidding Procedures; and an Auction (as defined in the Sale Agreement) having been held at the offices of Shearman & Sterling, counsel to the Debtors, on __________, 2003, in accordance with the Bidding Procedures previously approved by this Court; and following the conclusion of the Auction, the Debtors, in consultation with their financial and legal advisors, and after consultation with counsel to each of the official committee of unsecured creditors appointed in these cases (the "Creditors' Committee") and the agent for the Prepetition Lenders (as defined below), having (i) reviewed each bid on the basis of financial and contractual terms and the factors relevant to the sale process, including those factors affecting the speed and certainty of consummating the Sale and any obligations of the Sellers in respect of any Termination Payments, and (ii) identified the bid of _______________________, as set forth in the Sale Agreement, as the highest and best offer for the Purchased Assets (the "Successful Bid"); and the Sale Hearing having been held on __________, 2003, at which time the Court considered the Debtors' request for the entry of an order approving the Sale (the "Sale Order"); and all interested parties having been afforded an opportunity to be heard with respect to the Motion; and the Court having reviewed and considered (i) the Motion, (ii) the objections thereto, if any, (iii) the arguments made by counsel, and (iv) the evidence proffered or adduced at the Sale Hearing; and it appearing that granting the relief requested in the Motion, approval of the Sale of the Purchased Assets and the entry of this Sale Order are necessary and in the best interests of the Debtors, their estates, creditors, and other parties in interest; and it appearing that notice of the Motion has been given as set forth in the Motion and that no other or further notice need be given; and upon the record of the Sale Hearing, and these cases; and after due deliberation thereon; and good cause appearing therefor, it is hereby

           FOUND AND DETERMINED AS FOLLOWS:2

           A. This Court has jurisdiction over the Motion and the transactions contemplated by the Motion pursuant to 28 U.S.C. ss.ss. 157 and 1334. This matter is a core proceeding pursuant to 28 U.S.C. ss. 157(b)(2)(N). Venue of these cases and the Motion is proper pursuant to 28 U.S.C. ss.ss. 1408 and 1409.

           B. The statutory predicates for the relief sought in the Motion are sections 105, 363 and 365 of the Bankruptcy Code and Bankruptcy Rules 2002, 6004, 6006, and 9014.

           C. As evidenced by the affidavits of service previously filed with the Court, and based on the representations of counsel at the Sale Hearing, (i) proper, timely, adequate and sufficient notice of the Motion, the Sale Hearing, the notices of the cure amounts in respect of the Assumed Agreements (the "Cure Notices"), the notices of the assumption and assignment of the Assumed Agreements (the "Assumption Notices"), the Sale of the Purchased Assets and of the related transactions contemplated thereby has been provided in accordance with sections

-----------
2 Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate. See Fed.R.Bank.P. 7052.

102(1), 363 and 365 of the Bankruptcy Code and Bankruptcy Rules 2002, 6004, 6006 and 9014; (ii) such notice was reasonable, sufficient, and appropriate under the circumstances, and (iii) no other or further notice of the Motion, the Sale Hearing, the Cure Notices, the Assumption Notices, the Sale of the Purchased Assets and all the related transactions contemplated thereby shall be required.

           D. A reasonable opportunity to object or be heard with respect to the Motion and the relief requested in the Motion has been afforded to all interested persons and entities, including without limitation (i) counsel for the Buyer, (ii) counsel for Bank One, NA as agent under the Debtors' prepetition credit agreement (the "Prepetition Credit Agreement") and (iii) to each of the other lenders under the Prepetition Credit Agreement (the "Prepetition Lenders"), (iv) counsel for the Creditors' Committee, (v) the Office of the United States Trustee, (vi) each party identified by the Debtors as a potential purchaser of the Purchased Assets that was contacted by the Debtors and expressed an interest in participating in the Sale process, (vii) all entities known to have any asserted lien, claim, encumbrance, alleged interest in or with respect to the Purchased Assets, (viii) all applicable federal, state and local taxing authorities, (ix) all other entities that have filed requests for notices pursuant to Bankruptcy Rule 2002, and (x) all non-Debtor parties to the Assumed Agreements. Notice of the Motion and Sale Hearing is hereby determined to be timely, adequate and sufficient.

           E. The Debtors and the Buyer (i) have full corporate power and authority to execute the Sale Agreement and all other documents contemplated by the Motion, (ii) have all of the corporate power and authority necessary to consummate the transactions contemplated by the Motion and the Sale Agreement and (iii) have taken all corporate action necessary to authorize and approve the Sale and the consummation by the Sellers and the Buyer, respectively, of the transactions contemplated thereby. The Sellers are the sole and lawful owners of the Purchased Assets to be sold pursuant to the Sale Agreement.

           F. Prior to the date on which the Debtors filed their voluntary petitions in these chapter 11 cases (the "Petition Date"), the Debtors retained Gleacher Partners LLP ("Gleacher") as financial advisors to assist in marketing the Debtors' assets for sale. Gleacher organized a comprehensive marketing program whereby the assets of the Debtors were widely marketed to the universe of likely purchasers thereof in an effort to ensure that the ultimate purchase price for the assets is the highest and best purchase price available by any practical alternative.

           G. The Debtors have demonstrated emergent circumstances and sound business justifications for (i) the Sale and the other transactions and actions contemplated by the Motion pursuant to section 363(b) of the Bankruptcy Code and
(ii) the assumption and assignment of the Assumed Agreements pursuant to section 365 of the Bankruptcy Code.

           H. The terms and conditions of the Sale as set forth in the Sale Agreement were negotiated, proposed and agreed to by the Sellers and the Buyer as parties thereto without collusion, in good faith, and from arm's-length bargaining positions. The Buyer is a good faith purchaser under section 363(m) of the Bankruptcy Code and as such is entitled to all of the protections afforded thereby. The Buyer has not engaged in any conduct that would cause or permit the Sale Agreement to be voided under Bankruptcy Code section 363(n).

           I. The consideration provided by the Buyer for the Purchased Assets
(i) is fair and reasonable, (ii) is the highest or otherwise best offer for the Purchased Assets and (iii) will provide a greater recovery for the Debtors' creditors and other interested parties than would be provided by any other practically available alternative.

           J. The transfer of the Purchased Assets to the Buyer under the Sale and the Sale Agreement will be a legal, valid, and effective transfer of the Purchased Assets and will, upon the occurrence of the Closing (as defined in the Sale Agreement), vest in the Buyer all right, title and interest of the Debtors in the Purchased Assets free and clear of any and all liens (including mechanics', materialmen's and other consensual and non-consensual liens and statutory liens), security interests, encumbrances and claims (including, but not limited to, any "claim" as defined in ss. 101(5) of the Bankruptcy Code), reclamation claims, mortgages, deeds of trust, pledges, covenants, restrictions, hypothecations, charges, indentures, loan agreements, instruments, contracts, leases, licenses, options, rights of first refusal, contracts, offsets, recoupment, rights of recovery, judgments, orders and decrees of any Court or foreign or domestic governmental entity, claims for reimbursement, contribution, indemnity or exoneration, assignment, preferences, debts, charges, suits, licenses, options, rights of recovery, interests, products liability, alter-ego, environmental, successor liability, tax and other liabilities, causes of action and claims, to the fullest extent of the law, in each case whether secured or unsecured, choate or inchoate, filed or unfiled, scheduled or unscheduled, noticed or unnoticed, recorded or unrecorded, perfected or unperfected, allowed or disallowed, contingent or non-contingent, liquidated or unliquidated, matured or unmatured, material or non-material, disputed or undisputed, or known or unknown, whether arising prior to, on, or subsequent to the Petition Date, whether imposed by agreement, understanding, law, equity or otherwise (collectively, the "Interests") other than the Closing Encumbrances (such Interests other than the Closing Encumbrances are hereafter referred to as the "Transferred Interests"). Except as specifically provided in the Sale Agreement or this Sale Order, the Buyer shall not assume or become liable for any Interests relating to the Purchased Assets being sold by the Sellers.

           K. The transfer of the Purchased Assets to the Buyer free and clear of all Transferred Interests will not result in any undue burden or prejudice to any holders of any Transferred Interests since all such Transferred Interests of any kind or nature whatsoever shall attach to the net proceeds of the Sale (the "Sale Proceeds") and not to the Purchased Assets in the order of their priority, with the same validity, force and effect which they now have as against the Purchased Assets subject to the Carveout (as defined in this Court's Interim Order Authorizing the Use of Cash Collateral and Granting Replacement Liens, dated December ___, 2002) and to any claims and defenses the Debtors or other parties may possess with respect thereto. The Debtors have articulated sound business reasons for performing the Sale Agreement, selling the Purchased Assets, and assuming and assigning the Assumed Agreements as set forth in the Motion outside of a plan of reorganization, and it is a reasonable exercise of the Debtors' business judgment to execute, deliver and consummate the Sale Agreement and the transactions contemplated thereby.

           L. The Buyer would not consummate the transactions contemplated by the Sale, thus adversely affecting the Debtors, their estates, and their creditors, if the Sale of the Purchased Assets to the Buyer was not free and clear of all Transferred Interests of any kind or nature whatsoever, or if the Buyer would, or in the future could, be liable for any such Transferred Interests and if the assignment of the Purchased Assets could not be made under section 363 of the Bankruptcy Code.

           M. The Debtors may sell the Purchased Assets free and clear of all Transferred Interests of any kind or nature whatsoever because, in each case, one or more of the standards set forth in section 363(f) of the Bankruptcy Code has been satisfied. Those (i) holders of Transferred Interests and (ii) non-Debtor parties who did not object, or who withdrew their objections, to the Sale and the Motion are deemed to have consented pursuant to Bankruptcy Code section 363(f)(2). Other holders of Transferred Interests fall within one or more of the other subsections of Bankruptcy Code section 363(f) and are adequately protected by having their Transferred Interests, if any, attach to the proceeds of the Sale ultimately attributable to the property against or in which they claim or may claim a Transferred Interest.

           N. The terms and conditions of the Sale Agreement, including the total consideration to be realized by the Debtors pursuant to the Sale Agreement, are fair and reasonable, and the transactions contemplated by the Sale Agreement are in the best interests of the Debtors, their creditors and their estates. A valid business purpose exists for the approval of the transactions contemplated by the Motion.

           O. The requirements of sections 363(b), 363(f) and 365 of the Bankruptcy Code and any other applicable law relating to the sale of the Purchased Assets have been satisfied.

           P. A reasonable opportunity has been afforded to all interested parties to make a higher or better offer to purchase the Purchased Assets.

           Q. Approval at this time of the Sale, the Sale Agreement and all the transactions contemplated thereby and hereby is in the best interests of the Debtors, their creditors, their estates and other parties in interest.

           NOW THEREFORE, BASED UPON THE FOREGOING FINDINGS OF FACT, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED, EFFECTIVE IMMEDIATELY, THAT:

                     1. The Motion is granted.

                     2. All objections to the Motion or the relief requested therein that have not been withdrawn, waived, or settled, and all reservations of rights included therein, are overruled on the merits.

                     3. The Sale Agreement [substantially in the form attached as Exhibit A to the Notice of Filing of Sale Agreement, dated _______, 2003] (including all exhibits, schedules and annexes thereto), and all of the terms and conditions thereof, are hereby approved. Pursuant to section 363(b) of the Bankruptcy Code, the Debtors are authorized to consummate the Sale of the Purchased Assets pursuant to and in accordance with the terms and conditions of the Sale Agreement without any further corporate authorization.

                     4. The Debtors are authorized to execute and deliver, and are empowered to perform under, consummate and implement, the Sale Agreement, together with all additional instruments and documents that may be reasonably necessary or desirable to implement the Sale Agreement, and to take all further actions as may be requested by the Buyer for the purpose of assigning, transferring, granting, conveying and conferring to the Buyer or reducing to possession, the Purchased Assets or as may be necessary or appropriate to the performance of the obligations as contemplated by the Sale Agreement. Except with respect to the Assumed Liabilities (as defined in the Sale Agreement) and the obligations set forth in the Sale Agreement, the Buyer assumes no liabilities that arose prior to the Closing Date (as defined in the Sale Agreement), including any accrued but unbilled liabilities. Pursuant to Bankruptcy Code sections 363 and 105, title to the Purchased Assets shall pass to the Buyer at closing, free and clear of all Transferred Interests, with all Transferred Interests to be unconditionally released, discharged and terminated as to the Purchased Assets, and with all Transferred Interests to attach only to the proceeds of the transaction with the same priority, validity, force and effect as they existed with respect to the Purchased Assets prior to Closing except as may be set forth herein.

                     5. The transfer of the Purchased Assets to the Buyer pursuant to, and subject to the terms of, the Sale Agreement shall constitute a legal, valid and effective transfer of the Purchased Assets, and shall, upon the consummation of the Closing, vest in the Buyer all right, title and interest of the Debtors in and to the Purchased Assets, free and clear of all Transferred Interests of any kind or nature whatsoever, with all such Transferred Interests to attach to the Sale Proceeds in the order of their priority, with the same validity, force and effect which they now have as against the Purchased Assets, subject to the Carveout and to any claims and defenses the Debtors or other parties may possess with respect thereto.

                     6. The Sellers and the Buyer are hereby authorized and directed to comply with all provisions of the Sale Agreement. The Debtors are hereby authorized and directed to assume and assign to the Buyer the Assumed Agreements as set forth in the Motion pursuant to section 365 of the Bankruptcy Code. The Buyer is directed to pay the Cure Payments (as defined in the Sale Agreement) required under section 365 of the Bankruptcy Code to the non-Debtor party to such Assumed Agreements in accordance with the Sale Agreement at the Closing or, in the event any Cure Payment is the subject of a timely objection by a non-Debtor party to an Assumed Agreement, within ten (10) days of the resolution of the dispute by agreement of such non-Debtor party and the Sellers (with the approval of the Buyer) or the entry of a final order by the Bankruptcy Court (as defined in the Sale Agreement) resolving such objection.

                     7. The Buyer and the Debtors have provided adequate assurance of future performance under the Assumed Agreements, and the proposed assumption and assignment of the Assumed Agreements satisfies the requirements of the Bankruptcy Code including, inter alia, sections 365(b)(1) and (3) and 365(f) to the extent applicable. The Assumed Agreements, upon assumption by the Debtors and assignment to the Buyer, shall be deemed valid and binding, in full force and effect in accordance with their terms, subject to the provisions of this Sale Order, and, pursuant to section 365(k) of the Bankruptcy Code, the Debtors shall be relieved from any further liability, except for any cure obligations as provided herein and in the Sale Agreement.

                     8. In consideration for the Purchased Assets, and subject to the terms and conditions of the Sale Agreement, the Buyer shall assume the Assumed Liabilities and, at the Closing, shall irrevocably pay to the Debtors an amount in cash equal to the Purchase Price (as defined in the Sale Agreement). At the Closing, the Buyer shall transfer the Purchase Price reduced by the Escrow Amount (as defined in the Sale Agreement) by wire to an account or accounts designated by the Debtors at Bank One, NA. At the Closing, the Bank shall transfer the

Escrow Amount by wire to an interest-bearing escrow account pursuant to the terms and conditions of the Escrow Agreement (as defined in the Sale Agreement).

                     9. Except as expressly permitted or otherwise specifically provided for in the Sale Agreement or this Sale Order, effective upon the consummation of the Closing (i) all persons and entities, including, but not limited to, all debt security holders, equity security holders, governmental, tax and other regulatory authorities, lenders, trade and other creditors holding Transferred Interests (including but not limited to any claims under any applicable revenue, pension, ERISA, tax, workers' compensation, labor, environmental or natural resource law, rule or regulation, or any products liability law) of any kind or nature whatsoever against or in the Debtors or the Purchased Assets (whether legal or equitable, secured or unsecured, matured or unmatured, contingent or non-contingent, liquidated or unliquidated, senior or subordinated), arising under or out of, in connection with, or in any way relating to, the Debtors, the Purchased Assets, the operation of the Debtors' businesses prior to the Closing Date of the Sale or the transfer of the Purchased Assets to the Buyer, hereby are forever barred and estopped from asserting against the Buyer, its successors or assigns (to the extent allowed by law), its property, its officers, directors and shareholders or the Purchased Assets, such persons' or entities' Transferred Interests and (ii) all such Transferred Interests shall be unconditionally released and terminated as to the Purchased Assets. Notwithstanding anything herein to the contrary, nothing herein shall in any way affect or diminish any rights of the Debtors or any successor thereto (including any chapter 11 or chapter 7 trustee) with respect to obligations of the Buyer arising under the Sale Agreement or this Sale Order. This Sale Order shall be binding on the Debtors and the Debtors' estates (including following any conversion or dismissal of these cases), any successor chapter 7 estates and any chapter 7 or chapter 11 trustees appointed in these cases.

                     10. The consideration provided by the Buyer for the Purchased Assets under the Sale Agreement shall be deemed to constitute reasonably equivalent value and fair consideration under the Bankruptcy Code and under the laws of the United States, any state, territory, possession or the District of Columbia.

                     11. On the Closing Date, each of the creditors of the Debtors is authorized and directed to execute such documents and take all other actions as may be necessary to release its Transferred Interests against or in the Purchased Assets, if any, as such Transferred Interests may have been recorded or may otherwise exist. If any person or entity that has filed financing statements, mortgages, mechanic's liens, lis pendens, or other documents or agreements evidencing Transferred Interests against or in the Purchased Assets shall not have delivered to the Debtors prior to the Closing Date, in proper form for filing and executed by the appropriate parties, termination statements, instruments of satisfaction, releases of all Transferred Interests that the person or entity has with respect to the Purchased Assets or otherwise, the Debtors are hereby authorized and directed to execute and file such statements, instruments, releases and other documents on behalf of the person or entity with respect to the Purchased Assets.

                     12. This Sale Order shall be binding upon and shall govern the acts of all entities, including without limitation, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal, state, and local officials, and all other persons and entities who may be required by operation of law, the duties of their office, or contract, to accept, file, register or otherwise record or release any documents or instruments, or who may be required to report or insure any title or state of title in or to any of the Purchased Assets. Each and every federal, state and local governmental agency, department or unit is hereby directed to accept any and all documents and instruments necessary and appropriate to consummate the transactions contemplated by the Sale Agreement.

                     13. Except as expressly permitted or otherwise specifically provided for in the Sale Agreement or this Sale Order, the Buyer shall have no liability or responsibility for any liability or other obligation of, or claim against, the Debtors arising under or related to the Purchased Assets and, to the extent allowed by law, the Buyer (and its officers, managers and members) shall not be liable for any other claims against the Debtors or any of their predecessors or affiliates, and the Buyer shall have no successor or vicarious liabilities of any kind or character whether known or unknown as of the Closing Date under the Sale Agreement, now existing or hereafter arising, whether fixed or contingent, with respect to the Debtors or any obligations of the Debtors arising prior to the Closing Date under the Sale Agreement, including, but not limited to, any claims or liabilities under any revenue, pension, ERISA, tax, workers' compensation, labor, environmental or natural resource law, rule or regulation, or any products liability law, arising, accruing, or payable under, out of, in connection with, or in any way relating to the operation of the Debtors' businesses prior to the Closing Date.

                     14. This Court retains and shall have exclusive jurisdiction to endorse and implement the terms and provisions of the Sale Agreement, any amendments thereto, any waivers and consents thereunder, and each of the agreements executed in connection therewith in all respects, including, but not limited to, retaining jurisdiction to (a) compel delivery of the Purchased Assets to the Buyer, (b) compel delivery of the Purchase Price or performance of other obligations owed to the Debtors, (c) resolve any disputes arising under or related to the Sale Agreement, and (d) interpret, implement and enforce the provisions of the Sale Agreement and this Sale Order.

                     15. The transactions contemplated by the Sale Agreement are undertaken by the Buyer in good faith, as that term is used in section 363(m) of the Bankruptcy Code, and accordingly, the reversal or modification on appeal of the authorization provided herein to consummate the Sale of any Purchased Assets shall not affect the validity of the Sale unless such authorization is duly stayed pending such appeal prior to the Closing. The Buyer is a purchaser in good faith of the Purchased Assets and the Buyer is entitled to all of the protections afforded by section 363(m) of the Bankruptcy Code.

                     16. The terms and provisions of the Sale Agreement and this Sale Order shall be binding in all respects upon, and shall inure to the benefit of, the Debtors, their estates, and their creditors, the Buyer and their respective affiliates, successors and permitted assigns and any affected third parties (including, but not limited to, all persons asserting Interests in the Purchased Assets), notwithstanding any subsequent appointment of any trustee(s) under any chapter of the Bankruptcy Code, as to which trustee(s) such terms and provisions likewise shall be binding.

                     17. The failure specifically to include any particular provisions of the Sale Agreement in this Sale Order shall not diminish or impair the effectiveness of such provisions, and the Sale Agreement is, by this Sale Order, authorized and approved in its entirety.

                     18. The Sale Agreement and any related agreements, documents or other instruments may be modified, amended or supplemented by the parties in accordance with the terms thereof, without further order of the Court, provided that any material modification, amendment or supplement is approved by the agent for the Prepetition Lenders.

                     19. The Sale Agreement is not a sub rosa chapter 11 plan for which approval has been sought without the protections that a disclosure statement would afford, and is not in violation of creditors' and equity security interest holders' voting rights.

                     20. Consummation of the Sale Agreement and the transactions contemplated therein and thereby does not effect a de facto merger or consolidation of the Sellers and the Buyer or result in the continuation of the Sellers' business under the Buyer's control. The Buyer is not the alter ego of, a successor in interest to, or a continuation of the Sellers, nor is the Buyer otherwise liable for the Sellers' debts and obligations, unless specifically provided for in the Sale Agreement or pursuant to this Sale Order.

                     21. All of the Debtors' interests in the Purchased Assets to be acquired by the Buyer under the Sale Agreement shall be, as of the Closing Date and upon the occurrence of the Closing, transferred to and vested in the Buyer. Upon the occurrence of the Closing, this Sale Order shall be considered and constitute for any and all purposes a full and complete general assignment, conveyance and transfer of the Purchased Assets acquired by the Buyer under the Sale Agreement and/or a bill of sale or assignment transferring good and marketable, indefeasible title and interest in the Purchased Assets to the Buyer.

                     22. As of the Closing Date, the Buyer shall be hereby granted immediate and unfettered access to the Purchased Assets. All entities that are presently or on the Closing Date may be in possession of some or all of the Purchased Assets are hereby directed to surrender possession of the Purchased Assets to the Buyer on the Closing Date.

                     23. As provided by Bankruptcy Rules 6004(g) and 6006(d), the effectiveness of this Sale Order shall not be stayed for 10 days after entry on the docket and shall be effective and enforceable immediately upon such entry. The Buyer and the Debtors shall consummate the Sale as promptly as is practicable following Court approval of this Sale Order, so long as no stay of this Sale Order has been entered and is continuing.

Dated: _______, 2003
       Wilmington, Delaware
                                                  ------------------------------
                                                  UNITED STATES BANKRUPTCY JUDGE

                                                                       EXHIBIT H
                                                                       ---------

PRIVILEGED AND CONFIDENTIAL
PREPARED AT THE REQUEST OF COUNSEL


6 December 2002


Mr. Tom Clarke
Vice President
Insilco Corporation
425 Metro Place, 5th Floor
Dublin, OH 43017

Re:   ERM Proposal No. MEMT-020476 - Fourth Revision
      Phase II Site Investigation
      Stewart Stamping Facility
      Yonkers, New York

Dear Tom:

Environmental Resources Management, Inc. (ERM) is pleased to present this proposal for a Phase II Site Investigation at the above referenced site. The scope of work presented below is the third revision of this proposal and replaces earlier versions with prior dates.

SCOPE OF WORK

Task 1 - Project Mobilization
-----------------------------

This task will consist a site reconnaissance to select soil boring/monitoring well locations and clearing these locations for subsurface utilities. It is assumed that the utility markouts provided by New York One-Call will be sufficient to allow drilling operations to proceed safely. One-Call will identify utilities in the public right-of-way; based on our knowledge of the site, it is reasonable to assume this will be adequate to drill safely at boring locations outside the building. If ERM judges that a One-Call markout is not adequate, Insilco will be immediately notified. Should this occur, it would be necessary to mobilize a private markout company to perform further utility-locating services at additional cost. At indoor sites, Insilco/Stewart personnel will be required to approve these drilling locations.

This task also includes the preparation of project health and safety plan consistent with HAZWOPER requirements (CFR 1910.120).

Mr. Tom Clarke
6 December 2002
Page 2



Task 2 - Site Investigation Activities
--------------------------------------

The proposed Phase II scope of work has been designed to be a screening evaluation and determine if significant environmental impairment exists at the Site. This will be done by a program of ground water testing around the perimeter of the property, combined with soil sampling at those areas judged to pose the highest risk for potential contamination. Based on the extent and magnitude of ground water impacts (if any), inferences regarding site-wide soil quality can also be made. However, it should be noted that direct evidence of site-wide soil quality will not be generated as part of this evaluation.

Based on the "PHASE I ENVIRONMENTAL SITE ASSESSMENT - STEWART STAMPING CORPORATION" (ERM, September 2002)", three Recognized Environmental Conditions
(RECs) were identified at the site:

o    Plating Chemical Spillage and Historic Operations;
o    Historic Chlorinated Organic Solvent Degreasing/Solvent Use; and
o    Former Underground Storage Tanks used to store No. 4 fuel oil.

The proposed program is designed to assess the impacts (if any) caused by these historical site operations. As such, the Phase II site investigation will consist of monitoring wells installed in the center portion of the site where the bulk of these operations occurred. In addition, two soil borings will be installed to evaluate soil quality at selected locations.

GROUND WATER INVESTIGATION

Previous work at the site indicates the presence of a thin veneer of overburden overlying bedrock at 10 to 20 feet below grade. The water table was not encountered above the bedrock surface. As a result, it will be necessary to install bedrock monitoring wells to achieve the project objectives put forth above. It is therefore proposed that two new bedrock monitoring wells to be sited as follows:

o    One well will be located at the loading dock entrance on Whittier Avenue;
     and
o One well will be located in the parking lot between the plant building and Kettel Avenue.

Mr. Tom Clarke
6 December 2002
Page 3



A permanent ground water monitoring well will be installed at each location. These wells will be constructed with six-inch diameter steel casing set a minimum of five feet into competent bedrock. An open hole will extend below the bottom of the casing to intersect water-bearing fractures in the rock. For cost estimation purposes, these wells will be assumed to be up to fifty (50) feet in depth. The wells will be finished at grade with a locking cap and flush mount steel manhole, secured in place with a cement collar. Each well will be developed to remove gross turbidity by evacuating several well volumes of water. A New York State Licensed Surveyor will be contracted to provide the elevation of the steel casing for each well.

The two new wells will be sampled along with one existing bedrock production well at the site. Prior to sampling, the depth to ground water will be measured and each well will be checked for the presence of light, non-aqueous phase liquid (LNAPL) using an optical interface probe. Each well will then be sampled using low-flow sampling methodology to limit entrained solids. This is necessary to avoid artificially elevated concentrations due to naturally occurring metals in the aquifer matrix. The turbidity of the purge water will be reduced to less than 50 NTUs prior to sample collection directly from the pump discharge. Other water chemistry parameters (temperature, specific conductance, pH and dissolved oxygen will be monitored during the purging process. The sample will be collected when three consecutive readings are within the following constraints:

o    <50 NTU of turbidity;
o    +/- 0.2 units for pH;
o    +/- 5% for conductivity;
o    +/- 10% for dissolved oxygen; and
o    < 5.0 feet of drawdown.

No additional samples will be collected for QA/QC purposes other than the three well samples. All collected samples will be analyzed for the following constituents:

o    Volatile Organic Compounds (VOCs) by Method 624;
o    Poly-aromatic Hydrocarbons (PAHs) by Method 625;
o    Priority Pollutant Metals by Methods 200.7 and 245.1;
o    Total Cyanide by Method 335.2; and
o    Free (Weak Acid Dissociable) Cyanide by Method 335.2.

Mr. Tom Clarke
6 December 2002
Page 4



SOIL INVESTIGATION

A concrete core hole will be installed through the base of the sump that holds the old vapor degreaser unit. One soil sample will be collected using a hand auger from the soil immediately beneath the concrete. The core hole will be repaired upon completion.

In addition, one soil boring will be installed to bedrock at the entrance to the loading dock on Whittier Avenue. Continuous split spoon soil samples will be collected with each being screened for VOCs using a portable photo-ionization detector (PID). Two samples from this boring will be selected for laboratory analysis based on the PID screening results and field observations. This boring will be subsequently converted to a bedrock monitoring well as previously described.

All soil sample collected for laboratory analysis will be analyzed for the following constituents:

o    Volatile Organic Compounds (VOCs) by Method 8260;
o    Poly-aromatic Hydrocarbons (PAHs) by Method 8270;
o    Priority Pollutant Metals by Methods 6010 and 7471; and
o    Total Cyanide by Method 9012.

MISCELLANEOUS INVESTIGATION ELEMENTS

The costs presented in this proposal include expedited analysis by a New York State certified laboratory. These results will be obtained from the lab within one week of receipt. The laboratory deliverable will consist of a standard data package with minimal QA/QC backup.

All investigation-derived waste material including drill cuttings, development water, decontamination fluids and purge water will be containerized in 55-gallon drums for disposal. These drums will be properly labeled and staged at a location to be designated by site personnel. The cost for disposal of these materials is not included as part of this proposal. Based on the laboratory results, a future proposal will be prepared for the proper disposal of these materials.

Mr. Tom Clarke
6 December 2002
Page 5



Task 3 - Report Preparation
---------------------------

ERM will prepare a draft report for review by Insilco and Insilco's counsel. This report will contain a description of all work performed. The presentation of results will include the following elements:

o    Tabular presentation of all laboratory analyses;
o    Map view summary of ground water quality findings;
o    Water table contour map; and
o    Geologic logs and well construction diagrams.

This proposal includes one revision of the draft report based on one set of comments to be provided by Insilco and/or Insilco's counsel.

Any test results, data, reports (final or draft) or other material or information that is delivered to the client will simultaneously be delivered to SRDF Acquisition Co., LLC (SRDF) and SRDF's environmental consultant.

Task 4 - Remediation Cost Estimate
----------------------------------

Based on the information obtained in the Phase I ESA, as well as the site data developed as part of the proposed Phase II site investigation described herein, ERM will describe a Reasonable Most Likely case for potential future remediation of the site. In addition, ERM will prepare a cost estimate for this potential remedial scenario.

Task 5 - Project Management
---------------------------

This task includes internal staff briefings, communications with Insilco and Insilco's counsel, communications with site personnel and subcontractor coordination.

COST ESTIMATE

The estimated probable cost for the scope of work presented above is $69,164, broken down as shown in Table 1 (attached). The cost incurred for site investigation work outside this scope that has already performed totals an additional $11,962. The total estimated probable cost of the project is therefore $81,126. To avoid misunderstanding, it should be emphasized that the estimated probable cost is a budget estimate based on our present knowledge of the project; it is believed to be sufficient to cover the services described herein, but no guarantee is made or implied. ERM will not exceed the estimated probable cost without prior consent from Insilco.

Mr. Tom Clarke
6 December 2002
Page 6



In order to induce ERM to undertake the scope of work, Insilco shall pay a retainer in the amount of $81,126 (the "Retainer") to ERM. ERM will not commence work on the scope of work until it has received the full amount of the Retainer. ERM will submit an initial invoice for the Retainer, and will submit on a monthly basis a statement of time and material costs, based on work complete, to inform Insilco of amounts applied by ERM to the Retainer. Insilco acknowledges and agrees that ERM has a possessory interest in the amounts payable to ERM pursuant to the scope of work. ERM will not perform any work outside of the scope of work, except in case of an emergency endangering life, property or the environment, in which case ERM may act, at its discretion, to prevent threatened damage, injury, or loss, and Insilco will compensate ERM accordingly. If Insilco wishes to engage ERM to perform work outside the scope of work, ERM will provide a proposal to Insilco for such new work and request a new retainer pursuant to such new proposal. If the cost of the scope of work is less than the amount of the Retainer, ERM will refund any excess amounts to Insilco within 60 days after completion of the scope of work.


SCHEDULE

It is estimated that the site work can be completed within seven to ten work days after project authorization (pending drilling subcontractor availability). Two additional weeks are necessary for laboratory turnaround and draft report preparation.


PROJECT ASSUMPTIONS

o All fieldwork will be conducted using Level D personal protective equipment.
o It is assumed that all proposed monitoring well locations are accessible to truck-mounted drilling equipment and that no special traffic control measures (e.g., flagmen) are required.
o Indoor drilling locations will require short-term (one day or less) disruption of plant operations proximal to these sites. It is assumed that plant personnel will clear all indoor drilling locations for potential subsurface utilities.
o    All work will be performed during normal business hours.

Mr. Tom Clarke
6 December 2002
Page 7



TERMS AND CONDITIONS

This proposal will be governed by the General Terms and Conditions for Exclusive Use with Insilco Technologies, Inc., dated 27 September 2002, a copy of which is attached and made part of this proposal.


ACCEPTANCE

If this proposal is acceptable to you, please indicate your agreement by signing and returning a copy of this proposal to the undersigned.

If you have any questions regarding this proposal, please do not hesitate to contact me directly at 631-756-8904.

Very truly yours,


Michael B. Teetsel, C.P.G
Principal






Attachment

Mr. Tom Clarke
6 December 2002
Page 8






Re:  ERM Proposal No. MEMT-020476 - Fourth Revision
     Phase II Site Investigation
     Stewart Stamping Facility
     Yonkers, New York




AUTHORIZATION

AGREED AND ACCEPTED BY:




-----------------------------               -----------------------------
Signature                                   Title




-----------------------------               -----------------------------
Printed Name                                Date

                                                                       EXHIBIT I
                                                                       ---------

                                    AGREEMENT


                                     BETWEEN


                               LOCAL UNION NO. 815

                     DRUG, CHEMICAL, COSMETIC, PLASTICS AND
                    AFFILIATED INDUSTRIES WAREHOUSE EMPLOYEES





                                     [LOGO]





                               AFFILIATED WITH THE

                     INTERNATIONAL BROTHERHOOD OF TEAMSTERS
                                     AFL-CIO

                                       AND

                                STEWART STAMPING
                                   CORPORATION

                              EFFECTIVE MAY 6, 2002
                               THROUGH MAY 1, 2005

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Article I Purpose ..........................................................  1

Article II Recognition......................................................  1

Article III Union Security..................................................  1

Article IV Check-Off .......................................................  2

Article V Arbitration Clause................................................  2

Article VI Adjustment of Employer Complaints................................  2

Article VII Hours and Overtime..............................................  3

Article VIII Call-In and Reporting Time.....................................  3

Article IX Holidays ........................................................  4

Article X Vacations ........................................................  4

Article XI Seniority .......................................................  7

Article XII Layoff    ......................................................  8

Article XIII Promotions..................................................... 10

Article XIV Shop Steward.................................................... 10

Article XV Notice of Discharge:............................................. 11

Article XVI Supervisors..................................................... 11

Article XVII Shift Assignment............................................... 11

Article XVIII Transfers..................................................... 11

Article XIX Shift Differential.............................................. 12

Article XX Military Training................................................ 12

Article XXI Allied Welfare Fund:............................................ 13

Article XXII Union Mutual Fund.............................................. 14

Article XXIII Teamsters-National 401(k) Plan................................ 15

Article XXIV Part Time Employees:........................................... 16

Article XXV Wages .......................................................... 16

Article XXVI Job Evaluation................................................. 17

Article XXVII Bulletin Boards............................................... 17

Article XXVIII Access To Plant.............................................. 17

Article XXIX Leaves of Absence.............................................. 17

Article XXX Changes In Work Schedule........................................ 18

Article XXXI Functions of Management........................................ 18

Article XXXII No Strikes.................................................... 18

Article XXXIII No Lock-Outs................................................. 18

Article XXXIV Safety Committee.............................................. 18

Article XXXV Health And Safety.............................................. 19

Article XXXVI General ...................................................... 20

Article XXXVII Standards of Apprenticeship.................................. 20

Article XXXVIII Plant Removal............................................... 20

Article XXXIX Wage and Price Stabilization.................................. 20

Article XL Sick Leave ...................................................... 21

Article XLI Medical Center.................................................. 21

Article XLII Complete Agreement............................................. 21

Article XLIII Termination................................................... 22



Letter of Understanding

Re:  Current Workweek Schedule....................................
Re:  Paid Time-Off................................................
Re:  Vacation Fringe Benefit Fund.................................

     AGREEMENT made this 25th day of April, 2002, and effective as of May 6, 2002, by and between STEWART STAMPING CORPORATION, whose place of business is located at 630 Central Park Avenue, Yonkers, New York 10704; hereinafter referred to as the "COMPANY"; and DRUG, CHEMICAL, COSMETIC, PLASTICS AND AFFILIATED INDUSTRIES WAREHOUSE EMPLOYEES LOCAL 815, AFFILIATED WITH THE INTERNATIONAL BROTHERHOOD OF TEAMSTERS; whose office is located at 467 Sylvan Avenue, Englewood Cliffs, New Jersey 07632, hereinafter referred to as the "UNION".

W I T N E S S E T H:

                                    ARTICLE I
                                     PURPOSE

     It is the intent and purpose of the parties hereto to set forth herein the Agreement covering rates of pay, hours of work and conditions of employment to be observed by the parties hereto and to secure a closer and more harmonious relationship between said parties.

                                   ARTICLE II
                                   RECOGNITION

     The Company recognizes the Union as the exclusive bargaining agent for all its production and maintenance employees, excepting clerical employees, managerial, building custodian, tool designers, draftsmen and supervisory employees with authority to hire, promote, discharge, discipline or otherwise effect changes in the status of employees or effectively recommend such action.

                                   ARTICLE III
                                 UNION SECURITY

     (A) All employees who are members of the Union as of the signing of this Agreement shall remain members of the Union as a condition of continued employment with the Company.

     (B) All present employees who are not now members of the Union shall make application for membership not later than thirty days after the signing of this Agreement and, if accepted, must remain members of the Union as a condition of continued employment with the Company.

     (C) All employees hired or transferred into a bargaining unit subsequent to the signing of this Agreement shall upon completing thirty days of employment, make application for membership and, if accepted, must remain members of the Union as a condition of continued employment with the Company.

     (D) The provisions of Paragraphs (A), (B) and (C) of this Section shall not apply to any employee covered by this Agreement to whom membership in the Union is denied or whose membership therein has been terminated for reasons other than the failure of such employee to tender his initiation fee or periodic dues, uniformly required by the Union as a condition of acquiring or retaining membership.

     (E) Any employee who fails to meet the requirements of this Article shall not be retained in the employ of the Company provided that the Union shall have notified the Company and the employee in writing of such default and said employee shall have failed to remedy the same within ten days after receipt of such notice.

                                   ARTICLE IV
                                    CHECK-OFF

     The Employer shall deduct uniform membership dues and initiation fees from the employees' salaries and make such deductions from the first payroll in each month and transmit all such funds deducted no later than the tenth day of each month. All funds deducted from the employees' salaries for the payment of such dues and initiation fees shall be held in trust by the Employer and shall be considered at all times the property of the Union provided, however, that prior to making such deductions, the Employer has received from each employee on whose account such deductions are made, a written assignment, which shall not be irrevocable for a period of more than one year or beyond the termination date of this Agreement, whichever occurs sooner, and which may contain a clause that such assignment shall be automatically renewed for additional periods of one year, unless the employee shall terminate such assignment in writing within thirty days prior to any expiration date thereof.

                                    ARTICLE V
                               ARBITRATION CLAUSE

     Should a dispute arise concerning the application, meaning, effect, purpose or breach of any term, condition or covenant contained herein, that can not be resolved informally by the parties, or in the event any claim, demand, dispute, difference, controversy and/or misunderstanding shall arise, that can not be resolved informally by the parties, the parties hereto may submit the matter to arbitration, pursuant to the Labor Arbitration Rules of the American Arbitration Association that are in effect at the time written notice of the intent to arbitrate is given.

                                   ARTICLE VI
                        ADJUSTMENT OF EMPLOYER COMPLAINTS

     (A) Any complaint or grievance presented on behalf of the Company shall receive the immediate consideration of the Local Union's officers and a settlement shall, if possible, be arrived at within a period of five days after filing such complaint or grievance. In case no settlement can be arrived at between the Company and the Union's local officers within said period of five days, or within such additional period as may mutually be agreed upon by both parties, the matter in dispute shall be referred by the Company to the Executive Officers of the Union.

     (B) If a settlement is not arrived at between the Company and the Union representatives within a further period of fifteen days or within such additional period as may be mutually agreed upon, the matter in dispute may be referred to arbitration as herein provided by the Agreement and the procedure provided for shall be followed by both the Company and the Union arbitrating any such complaint or grievances.

                                   ARTICLE VII
                               HOURS AND OVERTIME

     (A) The normal work week shall be forty hours per week, eight hours per day, five days per week, Monday through Friday inclusive.

     (B) Time and one-half the employees' regular rate shall be paid for all work performed:

     1.   In excess of eight hours in any one work day, up to ten hours;

     2.   In excess of forty hours in any one work week;

     3.   During the Saturday work day.

     (C) Twice the employees' regular rate of pay shall be paid for all work performed:

     4.   In excess of ten hours in any one work day;

     5.   On Sunday;

     6.   On any holiday in addition to the holiday pay.

     (D) Two and one-half times the employees' regular rate of pay shall be paid for all work performed in excess of eight hours on Sunday.

     (E) Three times the employees' regular rate of pay shall be paid for all work performed in excess of ten hours on Sunday.

     (F) No employee who is required by the Company to work hours outside of his regularly scheduled shift shall be required to take time out of his regular shift to offset such hours. There shall be no pyramiding of overtime by reason of any provisions of this Agreement.

     (G) Overtime is the various departments shall be equally divided among the employees of their respective departments provided they are capable of performing the overtime work available. An overtime distribution list shall be posted in each department and said list shall be the controlling factor as to the equitability of overtime distribution.

                                  ARTICLE VIII
                           CALL-IN AND REPORTING TIME

     (A) Unless notified previously not to report, any employee who reports to work on his regularly assigned schedule will be given at least four hours' work, or in lieu thereof, four hours' pay at his regular straight-time rate of pay. The Company shall not be obligated to make any report time payments if the conditions are caused by work stoppages, strikes or acts of God. The Employer shall notify all employees concerning its designation of a radio station for emergency announcements. An announcement on such radio station prior to 6:30 a.m. shall constitute notice to all employees in the event they are requested not to report for work because of snow or similar emergency.

     (B) Employees who are called back to work outside of their regular shift or schedule shall be paid at the raze of double time for such hours worked, with a minimum guarantee of two hours' pay.

                                   ARTICLE IX
                                    HOLIDAYS

     (A) The holidays recognized as covered by this Agreement shall be as follows:

     l.     New Year's Eve                    7.     Labor Day
     2.     New Year's Day                    8.     Thanksgiving Day
     3.     President's Day                   9.     Day after Thanksgiving Day
     4.     Good Friday                       10.    Christmas Eve
     5.     Memorial Day                      11.    Christmas Day
     6.     Independence Day                  12.    Employee's Birthday

     (B) Employees shall be paid eight hours' pay at their regular straight-time rate of pay including the night shift bonus for each aforesaid full holiday regardless of the day of the week on which these holidays fall. An employee who has been absent from work as a result of a compensable injury for a period not in excess of ninety continuous days shall be entitled to pay for all holidays occurring during such period. In all cases, however, in order to be emitted to holiday pay, an employee must have completed his probationary period, and must have been present at work the next working day after the holiday unless his absence was due to his own illness, appearances at the Draft Board, or was previously authorized or subsequently excused by his foreman, which authorization or excuse shall not be unreasonably withheld.

                                   ARTICLE X
                                    VACATIONS

     (A) It is hereby agreed by and between the respective parties that effective as of May 6, 2002 (being a continuation of contributions previously made) the Employer shall contribute to the Vacation Fringe Benefit Fund the sum of Ten and Six-Tenths Per Cent (10.6%) of the Employer's total, gross, straight time payroll expense for each employee covered by the Agreement regardless of whether or not any such employee is a member of the Union and regardless of the number of hours worked during the week. A list containing the names and straight time, weekly earnings of each employee in the bargaining unit shall accompany each such payment. The Employer's payroll records, social security records and other pertinent data shall be open for inspection and audit by the Fund upon demand. Such payments shall be made directly to the Vacation Fringe Benefit Fund and shall be held subject to the provisions of a trust indenture dated February 17, 1971 and any amendments, changes or additions thereto.

     The Fund shall be managed and administered by a board of trustees equally representative of the employers and the Union. In the event the Employer and the Union trustees deadlock on the administration of the Fund, they shall agree on an impartial umpire to decide such dispute; or in the event of their failure to agree within a reasonable length of time, an impartial umpire shall, on petition of either trustee, be appointed by the District Court of the United States for the district where the Fund has its principal office. The trustees shall make provisions for an annual audit of the Fund A statement of the results shall be available for inspection by interested persons at the principal office of the Fund and at such other places as may be designated by the trustees.

     The Fund shall be used for the purpose of providing annual and supplementary vacation benefits, jury duty reimbursement and for such approved similar and related purposes and benefits, and for the payment of the reasonable administrative expenses of the Fund, as the trustees may determine. By executing this Agreement, the Employer hereby authorizes the Trustees of the Vacation Fringe Benefit Fund, on its behalf, as its express agent, and in its name and stead, to remit to the appropriate Federal taxing authorities, the Employer's share of any FICA taxes owed by the Employer as a result of vacation and/or fringe benefit payments made by the Fund to employees of the Employer, together with the employee's share of any such taxes; and, where applicable to remit to the appropriate State taxing authorities the disability taxes owed as a result of such payments. Similarly, by executing this Agreement, the Employer hereby authorizes the Trustees of the Fund on its behalf, as its express agent and in its name and stead, to issue to the appropriate governmental agencies and to its employees receiving vacation and/or fringe benefit payments through the Fund, Federal, State and City earnings statements showing gross wages, FICA tax withheld, FICA wages, State income tax withheld and local tax withheld as a result of such vacation and/or fringe benefit payments by the Fund. The Trustees of the Fund shall have no obligation to report wages earned by the Employer's employees, except such wages as are transmitted to the Employer's employees by the Fund.

     All monies paid to the Fund shall be used and disbursed by the trustees pursuant to the terms, conditions and provisions of the trust indenture or any amendments, changes or additions thereto; and the rules, regulations and resolutions adopted thereunder. Neither the Union, nor any member of the Union, individually or collectively; nor any International Union; nor any body with which the Union may be affiliated; nor any participating Employer, individually or collectively, nor any combination thereof; nor any association, corporation, group, entity, person or trust; nor any successor or assign thereof; either directly or indirectly, shall have any right, title, interest or claim in or to the Fund or any part thereof; nor to any accounting, supervision or control thereof, of whatsoever kind or nature.

     All monies, contributions, property, assets of the Fund and those hereafter acquired; and the ownership, control and the administration of the Fund shall irrevocably, inseparably and forever remain vested exclusively in the trustees of the Fund. No employee of any participating employer; nor any employee of the Union; nor any person claiming by, through or under such employee, either directly or indirectly, shall have any right, title, interest or claim in or to the Fund or to any part thereof, nor to any accounting, supervision or control thereof, of whatsoever kind or nature; nor any claim against the Union, participating employers or the trustees, or to the contributions of his or her Employer to the Fund or any assets or monies held by the Fund except such benefits as are provided for by the Fund and/or by the rules and regulations from time to time established and promulgated by the trustees in accordance with the powers granted by the trust indenture as the same may be amended or modified from time to time. The discretion of the trustees as to the administration, use and disbursement of the Fund shall be final and conclusive.

     All payments shall be due and payable on the first day of each week, for the preceding week. The foregoing notwithstanding, however, if the Employer fails to stake all payments required hereunder, on or before the tenth day of the month for the preceding month, then the Trustees may require, and the Employer agrees to pay, interest on any unpaid balance at the applicable rate as permitted by law. In addition, the Employer specifically agrees that it shall be liable for all auditing expenses, collection costs and legal fees incurred by the Union or by the Trustees of the Fund for the collection of such payments.

     Conditioned upon the Employer's timely payment in full to the Fund of all of its obligations as specified herein, no further liability whatsoever shall attach hereunder to the Employer; and no claim can, shall or may be made by any employee against the Employer based upon the terms hereof for any reason whatsoever.

     (B) The amount of vacation to which an employee is entitled shall be determined as of July l of each year:

                                         VACATION PAY
                                        (STRAIGHT-TIME
     LENGTH OF SERVICE                    EARNINGS)       VACATION PERIOD
     -----------------                   -------------    ---------------
     Six months but less than one year
     of employment                            2%           40 Hrs. (One week)
     One year but less than three years
     of employment                            4%           80 Hrs. (Two weeks)
     Three years but less than ten
     years of employment                      6%          120 Hrs. (Three weeks)
     Ten years but less than fifteen
     years of employment                      7%          120 Hrs. (Three weeks)
     Fifteen years but less than twenty
     years of employment                      8%          160 Hrs. (Four weeks)
     Twenty years but less than
     twenty-five years of employment          9%          160 Hrs. (Four weeks)
     Twenty-Five years or more of
     employment                               10%         160 Hrs. (Four weeks)


     In determining eligibility for vacation leaves, all computations shall be based upon each employee's total length of employment with the Employer. No deductions shall be made from an employee's accumulated service except for periods of nonemployment by the Employer. Such deductions shall be made in accordance with the provisions of the trust indenture, and/or resolutions adopted by the trustees.

     Full power and authority will be lodged in the trustees of the Vacation Fringe Benefit Fund to determine the extent of service credits to be allocated to each employee as well as the rules and regulations pursuant to which employees will be paid for any earned vacation pay.

     In accordance with the rules and regulations of the Fund and at such intervals as they determine appropriate, the trustees of the Fund shall transmit to each employee on whose behalf contributions have been made to such Fund, an amount equal to the sum of such employee's vacation leave entitlement multiplied by such employee's vacation leave. This sum will be diminished by the amount of any vacation payments made by the Fund to such employee during the preceding vacation year (i.e. the period from July 1 of the preceding year through June 30 of the current year.)

     Part-time employees shall receive vacation leave and vacation pay on a pro rata basis.

     In the event that an employee loses working time as a result of a compensable injury to such an extent that his vacation pay percentage multiplied by his actual straight-time earnings during the previous year is less than forty
(40) hours pay at his base rate, such an employee shall none the less receive forty (40) hours pay at his base rate. In no event shall an employee who has lost time as a result of a compensable injury receive less than one week of paid vacation (forty hours at base rate).

     On or about June 1 of each year the Employer will supply the Union with a statement indicating the vacation pay entitlement for each employee.

     (C) The Company may schedule annual vacation shutdowns. Notwithstanding the right to schedule such vacation shutdowns and the right to require employees to use vacation during the shutdowns the Company will not unjustly deny an employee's request to schedule his remaining vacation time, as well as unpaid time off, consistent with business needs, and subject to approval by the Company.

     In connection with the administration of this provision, the Company expressly recognizes that employees many have family and other personal ties abroad and utilize vacation time to travel outside the United States. The Company acknowledges the importance of such vacation time to employees and agrees to take this factor into consideration when making the decision to grant vacation.

                                   ARTICLE XI
                                    SENIORITY

     (A) All persons entering the employment of the Company on and after the date of this Agreement shall be placed on a temporary probationary period in the following manner:

     1.   Unskilled workers - thirty (30) days
     2.   Skilled workers - sixty (60) days
(Skilled jobs are those job titles listed in Schedule A in Pay Grades 13 to 18.)

     It is mutually agreed that a thirty-day extension of the probationary period must be requested by the Company for skilled workers in the event additional time is needed to determine whether or not the probationary employee is to be retained.

     Such employee may be discharged or laid off without challenge by the Union. If such workers are retained by the Company after the probationary period applicable to them as above outlined, their seniority shall be retroactive to the date on which they began work. During the probationary period, such person shall not be covered by the terms of this Agreement except for the wage and hour provisions contained herein and the provisions of Article X, Article XXI and
Article XXII.

     (B) An employee shall lose all seniority rights for any one or more of the following reasons:

     1.   If he quits on his own accord;
     2. If he is dismissed for cause, which dismissal is not later reversed by the grievance procedure or arbitration;
     3. If after a lay-off he does not return to work with three (3) consecutive days alter receiving notification at his last known address by registered mail, personal visit or telegram from the Company, unless due to verifiable illness, accident or excessive distance to be traveled. But in every case the employees must report within fifteen (15) working days after receipt of notification at the address last shown on the Company's records;
     4. If he is absent in excess of three (3) consecutive working days without proper notification to the Employer;
     5.   After a layoff of twelve (12) months if employed up to two (2) years;
     6.   After a layoff of eighteen (18) months if employed over two (2) years.

     (C) A seniority list consisting of names, departments and dates of all employees who are laid off, discharged, hired, rehired and transferred shall be made up from the Company's payroll records as of the date of the signing of the Agreement and placed on the bulletin boards in all departments; and an employee shall have thirty (30) days in which to file a grievance against same if he is dissatisfied with his seniority standing. A revised seniority list then agreed to by the Company and the Union will be posted and shall be the final and binding seniority standing of each employee. The Company shall notify the Union monthly of all changes to the seniority list.

     (D) Employees shall notify the Company of any change of address within (5) days by registered mail or by visiting in person at the Human Resources office where a form must be filled out. The Company shall be entitled to rely upon the last address shown on its records for all purposes.

                                   ARTICLE XII
                                     LAYOFF

     (A) Should it become necessary to lay-off employees the Company shall give the Union, the stewards in the section or department involved and the employees involved at least five (5) working days notice, if practical, of all proposed layoffs.

     (B) In case of layoffs in a department or in the plant, the Company will be governed by the following, provided there are no reasonable objections:

     1. The employee with the least seniority in the job where the layoff is to occur shall be removed from that position.

     2. This employee may displace the least senior person in the job within the same Pay Grade Listed in Schedule "A". The employee who is thus displaced may then displace the least senior employee in the Pay Grade immediately below the one from which he was removed, providing his seniority permits. This procedure shall carry on until an employee is displaced from the bottom Pay Grade and laid off.

     3. If the employee decides not to displace the least senior employee in his Pay Grade for reasons other than physical, he shall have exhausted his rights in that Pay Grade and will proceed to the Pay Grade immediately beneath.

     4. Each employee transferred into a new job shall have a training period equivalent to thirty (30) working days. After the 30 day trial period, should the employee fail to qualify to perform the new job, he shall be placed on lay-off.

     5. Should an employee decide after one week's trial that he is not satisfied with the new job, he shall be entitled to a voluntary lay-off and shall retain his place on the lay-off list according to his seniority. If, however, the employee does not want the job, after thirty (30) working days, he shall be considered a resignation and will lose his place on the seniority list.

     (C) When it becomes necessary to conduct a lay-off, all probationary and part-time employees shall be the first to be laid-off with the exception of skilled workers as defined in Article XI.

     (D) For lay-off purposes only, elected officers shall head the seniority list, on a plant-wide basis, during their term of office, and stewards shall head the seniority list, on a plant-wide basis, during their term of office only on the shift they represent.

     (E) In case of a lay-off to a point where there are the same number of non-stewards as there are stewards, the Company shall have a choice of laying off either the least-senior stewards or the least-senior non-stewards.

     (F) When a job becomes available, and there are employees on Lay-off, the Company shall post all openings in accordance with Article XIII. If no employees apply for the job or no employees are selected, the Company shall recall employees that are on Lay-off. Employees shall be recalled in seniority order providing the laid-off employee was laid-off from a position at or above the Grade of the recalled job.

     (G) Should the job being recalled be the same job that the laid-off employee previously held and he refuses to return to the available job, such employee shall lose all seniority rights including recall rights.

     (H) Should the job being recalled be a different job, at the same or lower pay grade, as the job the laid-off employee previously held he will be included in a training program for thirty (30) working days. After the 30-day period, should the employee fail to quality to perform the new job he shall resume his lay-off status of the previously held job until the job he previously held becomes available.

     (I) Should the laid-off employee's last Grade level be higher than the job being recalled and he refuses to return to work, at the lower paid position, he shall remain on Layoff until a position becomes available in the Grade previously held, or his Recall rights have been exhausted, in accordance with
Article XI.

     (J) No new employees may be hired until all employees with seniority rights, who are qualified to performance the available work, have been recalled to work.

                                  ARTICLE XIII
                                   PROMOTIONS

     (A) With respect to filling permanent positions in higher Pay Grades only, with the exception of Tool and Die Makers and Machinists, the following shall apply:

     All openings will be posted on the Company's bulletin boards for at least two (2) working days. Employees desiring the posted job shall bid for the same during the two working days the notice is posted. The Company, in making its selection from among the employees bidding for said jobs, shall do so without discrimination by giving weight to seniority and ability. The Company shall have the right to fill such vacancies on a temporary basis until permanent replacement is made. Employees within a department shall have preference in securing jobs posted within their department. When there are no employees with the necessary ability determined by previous experience, the Company may hire from whatever source is available.

     (B) Upon promotion into a higher rated job, the employee will receive an increase of $.25 per hour. He will then be placed into a training program to gain the skills and proficiency required to perform the new job. The employee's performance will be evaluated every four months from the date he begins the new job. If the employee demonstrates increased skill in the new job his hourly rate will be increased to the top rate of the next pay grade until the employee reaches the pay grade level of the new job.

     (C) Should the employee fail to demonstrate increasing skill and proficiency in the new job, as determined by The Company, the employee will have the opportunity to return to the job he previously held. The employee's hourly rate will then be adjusted to the corresponding rate of the lesser graded job. If the employee's previously held job is not available he must accept any available lesser graded job at the corresponding pay rate.

     (D) The employee has thirty days after the start of the training program to elect to return to their previous job. Should he elect to discontinue participation in the training program after thirty days, he must accept any available lesser graded job at the corresponding pay rate.

                                   ARTICLE XIV
                                  SHOP STEWARD

     The Union may elect or select shop stewards from among the employees, who shall receive top seniority; and such shop stewards shall have the authority to report grievances and violations of the contract to the Union. No shop steward shall have the right to call any strike, stoppage, or cessation of work; and the sole duty and liability of the Union, in the event a shop steward so transcends his authority, shall be limited to ordering the employees to return to work after written notice from the Employer. The shop stewards shall have to right to discuss grievances or perform such other duties as the Union may require during working hours.

                                   ARTICLE XV
                              NOTICE OF DISCHARGE:

     (A) The Company agrees to notify the Union in writing of all discharges. The shop chairman or his alternate, when available, shall be notified at the same time as the employee concerned.

     (B) When an employee is discharged and files a complaint claiming that he has been unjustly discharged, his steward may take the matter up as a grievance, subject to arbitration. If no complaint is filed within seventy-two hours (excepting Saturday, Sunday and holidays) after the discharge of any employee, the said discharge shall be final.

     (C) If, during the informal grievance process, or upon arbitration, any discharge shall be found to be unfair or discriminatory, the employee will be reinstated with seniority rights unimpaired and will be given retroactive pay for all time lost due to the discharge, less the earnings he may have received from gainful employment obtained in the interim or unemployment compensation.

                                   ARTICLE XVI
                                   SUPERVISORS

     Supervisors, or Foremen, shall not perform any work customarily done by bargaining unit employees. Such work may be performed by non-bargaining unit employees, including Supervisors and Foremen, only in the event of an emergency business necessity as determined by the Company and in other exceptional situations as determined by the Company and with notice to the Union.

                                  ARTICLE XVII
                                SHIFT ASSIGNMENT

     In the event that any steward, officer or executive board member of the Union shall be employed on a shift other than the first shift, the Employer agrees that, at the request of the Union, such officer shall be transferred to the first shift provided, however, that such transfer shall not interfere with the efficient production of the plant. Any dispute arising under this Article shall be subject to the arbitration procedure contained in this Agreement.

                                  ARTICLE XVIII
                                    TRANSFERS

     (A) It is mutually agreed that when an employee is temporarily transferred from his regular occupation for the convenience of Management, such employee shall be paid the intermediate rate applicable to the assigned occupation or the rate of his regular occupation, whichever is higher.

     (B) Whenever an employee is transferred to another occupation to prevent a layoff of such employee, he shall retain the rate of pay for the job which he held immediately prior to such transfer for a period of thirty working days. Thereafter, the pay for such employee shall be the straight-time rate established for the group to which he is being transferred, which is equivalent to the rate of the group from which he has been transferred. If such employee is re-transferred back to his former occupation for the convenience of the Company at any time during the thirty working day period described above, upon being transferred back to the lower rated occupation, such employee shall receive the rate of pay for his former occupation for an additional period of thirty working days. An employee voluntarily requesting a transfer to a lower rated classification shall receive the straight-time rate for the group to which he is being transferred, which is equivalent to the rate of the group from which he has been transferred.

     (C) When an employee is transferred back to his original occupation, he will be paid at the rate of pay he formerly received. If he works for more than thirty consecutive days at this occupation, it will be assumed that he has been re-transferred back to his original occupation and will be given another two weeks' written notice should it subsequently become necessary that he again be transferred to prevent a layoff.

     (D) Promotions from the night shift to the day shift and transfers from the night shift to the day shift shall be based upon seniority as heretofore defined, i.e., if the senior man cannot or will not accept the job opening, it shall be offered to the next-senior employee in the department. Employees who do not accept promotions or transfers from the night shift to the day shift shall not be penalized as a result thereof, but shall remain eligible to receive future transfers or promotions.

     Where practicable and no hindrance to production will occur, the Company will transfer the most-senior employees within a classification from the night shift to the day shift. Transfers shall only be made after an employee has made known his request to the Company and has verified the fact that night shift employment is detrimental to his health, welfare or way of life.

     Employees transferred at their own request from the night shift to the day shift or from the day shift to the night shift need not be re-transferred at their own request. Such re-transfers shall be at the discretion of the Employer.

                                   ARTICLE XIX
                               SHIFT DIFFERENTIAL

     A shift differential of Forty Five Cents per hour shall be paid to each employee performing work on the night shift. A shift differential of Sixty Cents per hour shall be paid to each employee performing work on the early morning shift. Any employees regularly assigned to a shift, the majority of the hours of which fall outside the hours of the regular day shift, shall receive the night shift bonus provided for herein. If the majority of hours of the regularly scheduled eight-hour shift is after midnight, employees working on said shift shall receive the Sixty Cents per hour differential mentioned above.

                                   ARTICLE XX
                                MILITARY TRAINING

     The Company will comply with its legal obligations as provided in the Uniform Services Employment and Reemployment Rights Act of 1994 (USERRA), as amended, with respect to Employees who are absent from employment because of military obligations.

                                   ARTICLE XXI
                              ALLIED WELFARE FUND:

     It is hereby agreed by and between the respective parties that commencing with the calendar week ending May 10, 2002 (being a continuation of contributions previously made), the Employer shall pay to the Allied Welfare Fund the sum of Seventy ($70.00) Dollars and commencing with the calendar week ending May 9, 2003, the sum of Seventy-Two ($72.00) Dollars and commencing with the calendar week ending May 7, 2004, the sum of Seventy-Five ($75.00) Dollars each and every week for each employee who is employed within the bargaining unit, commencing with the first day of employment of such employee regardless of whether such employee is a member of the Union and regardless of the number of hours worked during the week. The Employer shall submit to the Fund a list of the employees for whom such payments are made. Vacations, holidays and sick leave with pay shall be deemed time worked. The Employer's payroll records, social security records or other pertinent data shall be open for inspection and audit by the Fund upon demand. Such payments shall be made directly to the Allied Welfare Fund and shall be held subject to the provisions of a trust indenture effective January 26, 1954 and any amendments, changes or additions thereto. The Fund shall be managed and administered by a board of trustees equally representative of the employers and the Union. In the event the Employer and the Union trustees deadlock on the administration of the Fund, they shall agree on an impartial umpire to decide such dispute; or in the event of their failure to agree within a reasonable length of time, an impartial umpire shall, on petition of either trustee, be appointed by the District Court of the United States for the district where the Fund has its principal office. The trustees shall make provisions for an annual audit of the Fund. A statement of the results shall be available for inspection by interested persons at the principal office of the Fund and at such other places as may be designated by the trustees.

     Such contributions shall be used for the purpose of providing insurance, welfare, Major Medical insurance and similar benefits for employees employed by the Employer, employees employed by all other employers similarly situated, their families, and the payment of reasonable administrative expenses of the Fund; and shall, in addition, be used and disbursed by the trustees pursuant to the terms, conditions and provisions of the trust indenture; or any amendments, changes or additions thereto; and the rules, regulations and resolutions adopted thereunder. Neither the Union, nor any member of the Union, individually or collectively; nor any International Union, nor any body with which the Union may be affiliated; nor any participating employer, individually or collectively; nor any combination thereof; nor any association, corporation, group, entity, person or trust; nor any successor or assign thereof, either directly or indirectly, shall have any right, title, interest or claim in or to the Fund or any part thereof; nor to any accounting, supervision or control thereof, of whatsoever kind or nature. All monies, contributions, property, assets of the Fund and those hereafter acquired; and the ownership, control and the administration of the Fund shall irrevocably, inseparably and forever remain vested exclusively in the trustees of the Fund. No employee of any participating employer; nor any employee of the Union; nor any person claiming by, through or under such employee, either directly or indirectly, shall have any right, title, interest or claim in or to the Fund or to any part thereof; nor to any accounting, supervision or control thereof; of whatsoever kind or nature; nor any claim against the Union, participating employers, or the trustees, or to the contributions of his or her employer to the Fund or any assets or monies held by the Fund except such benefits as are provided for by the plan and/or by the rules and regulations from time to time established and promulgated by the trustees in accordance with the powers granted by the trust indenture, as the same may be amended or modified from time to time. The discretion of the trustees as to the administration, use and disbursement of the Fund shall be final and conclusive.

     All payments shall be due and payable on the first day of each month, for the preceding month. It the Employer fails to make a payment or payments required hereunder, on or before the tenth day of the succeeding month, then the Trustees may require and the Employer agrees to pay, interest on any unpaid balance at the applicable rate as permitted by law. In addition, the Employer specifically agrees that it shall be liable for all auditing expenses, collection costs and legal fees incurred by the Union or by the Trustees of the Fund for the collection of such payments.

     From and out of the contributions made to the Allied Welfare Fund as specified above, Eight Dollars per employee per week shall be unconditionally and irrevocably allocated and paid to the Union Mutual Medical Fund subject to the provisions of a trust indenture effective September 6, 1978 and any amendments, changes or additions thereto, for the benefit of retired employees of the Employer and retired employees of all other employers similarly situated and their families who are receiving pension benefits from the Union Mutual Fund, and those employees of the Employer and of all other employers similarly situated whose pension benefits from the Union Mutual Fund have been vested and who, in either case, are and remain members in good standing of the Union Mutual Benefit Association. All sums contributed to the Union Mutual Medical Fund and the affairs of said Fund shall be managed and administered by a Board of Trustees equally representative of the employers and the participants. All of the foregoing conditions and provisions applicable to the Allied Welfare Fund shall be equally applicable to the Union Mutual Medical Fund.

                                  ARTICLE XXII
                                UNION MUTUAL FUND

     It is hereby agreed by and between the respective parties that, commencing with the effective date of this Agreement (being a continuation of contributions previously made), the Employer shall pay to the Union Mutual Fund the sum of Twenty-Four Dollars each and every week for each employee who is employed within the bargaining unit commencing with the first day of employment of such employee regardless of whether such employee is a member of the Union and regardless of the number of hours worked during the week; and the Employer shall submit to the Fund a list of the employees for whom such payments are made. Vacation, holidays and sick leave with pay shall be deemed time worked. The Employer's payroll records, social security records and other pertinent data shall be open for inspection and audit by the Fund upon demand. Such payments shall be made directly to the Union Mutual Fund and held subject to the provisions of a trust indenture effective November 1, 1955 and any amendments, changes or additions thereto. The Fund shall be managed and administered by a board of trustees equally representative of the employers and the Union. In the event the Employer and Union trustees deadlock on the administration of the Fund, the two shall agree on an impartial umpire to decide such dispute; or in the event of their failure to agree within a reasonable length of time, an impartial umpire shall, on petition of either trustee, by appointed by the District Court of the United States for the district where the Trust Fund has its principal office. The trustees shall make provisions for an annual audit of the Trust Fund, a statement of the result of which shall be available for inspection by interested persons at the principal office of the Trust Fund and at such other places as may be designated by the trustees.

     The Fund shall be used for the purpose of providing pensions and/or annuities and similar benefits for employees employed by the Employer, employees employed by all other employers similarly situated, the payment of reasonable administrative expenses of the Fund and shall, in addition, be used and disbursed by the trustees pursuant to the terms, conditions and provisions of the trust indenture, or any amendments, changes or additions thereto; and the rules, regulations and resolutions adopted thereunder. Neither the Union, nor any member of the Union, individually or collectively; nor any International Union; nor any body with which the Union may be affiliated; nor any participating employer, individually or collectively; nor any combination thereof; nor any association, corporation, group, entity, person or trust; nor any successor or assign thereof; either directly or indirectly; shall have any right, title, interest or claim in or to the Fund, or any part thereof; nor to any accounting, supervision or control thereof; of whatsoever kind or nature. It is understood and agreed that the Employer and all other employers similarly situated may have a continuing financial obligation pursuant to the provisions of the Employee Retirement Income Security Act of 1974, in the event of termination or partial termination of the Fund. All monies, contributions, property, assets of the Fund and those hereafter acquired; and the ownership, control and the administration of the Fund shall irrevocably, inseparably and forever remain vested exclusively in the trustees of the Fund. No employee of any participating employer; nor any employee of the Union; nor any person claiming by, through or under such employee, either directly or indirectly, shall have any right, title, interest or claim in or to the Fund or any part thereof; nor to any accounting, supervision or control thereof whatsoever kind or nature; nor any claim against the Union, participating employers or the trustees, nor to the contributions of his or her employer to the Fund; nor to any assets or monies held by the Fund except such benefits as are provided by the plan and/or by the rules and regulations from time to time established and promulgated by the trustees in accordance with the powers granted by the trust indenture, as the same may be amended or modified from time to time. The discretion of the trustees as to the administration, use and disbursement of the Trust Fund shall be final and conclusive.

     All payments shall be due and payable on the first day of each month, for the preceding month. If the Employer fails to make a payment or payments required hereunder, on or before the tenth day of the succeeding month, then the Trustees may require, and the Employer agrees to pay, interest on any unpaid balance at the applicable rate as permitted by law. In addition, the Employer specifically agrees that it shall be liable for all auditing expenses, collection costs and legal fees incurred by the Union or by the Trustees of the Fund for the collection of such payments.

                                  ARTICLE XXIII
                         TEAMSTERS-NATIONAL 401(K) PLAN

     The Employer hereby agrees to participate in the Teamsters - National 401(k) Savings Plan (the "Plan") on behalf of all employees represented for purposes of collective bargaining under this agreement. The Employer will make or cause to be made payroll deductions from participating employees' wages, in accordance with each employee's salary deferral election subject to compliance with ERISA and relevant tax code provisions. The Employer will forward withheld sum to the Plan's established Administrator, at such time, in such form and manner as required pursuant to the Plan and Declaration of Trust (the "Trust").

     The Employer will execute a Participation Agreement with Local 815 and the Trustees of the Plan evidencing employer participation in the Plan effective prior to any employee deferral being received by the Plan.

     In addition, the Employer agrees to require the payroll system to provide separate payroll deductions so that the Plan may allow participant loans. The Employer further agrees, at such times as it is administratively feasible, to require the payroll system to provide separate paycheck deductions so that the Plan may allow after-tax contributions.

                                  ARTICLE XXIV
                              PART TIME EMPLOYEES:

     Any employee who is scheduled to work up to twenty (20) hours in a workweek shall be considered a Part-time employee. Such employee shall receive an hourly base rate equal to the Pay Grade of the job he performs. Holiday and Sick pay will be based on the number of hours the Employee is scheduled to work in a regularly scheduled workday.

     The Company has sole discretion to schedule part-time employees in accordance with business needs, and to modify the schedule as reasonably necessary.

     The hiring of Part-time employees may not be done so as to displace or replace full time employee's jobs. The Company will not work part time employees back-to-back or consecutive shifts.

                                   ARTICLE XXV
                                      WAGES

     (A) Schedule "A" lists the hourly base rate of pay and Pay Grade corresponding to each job.

     (B) General wage increases to Employee's hourly base rate of pay shall be granted as follows:

     1. Effective May 6, 2002 each employee shall receive a general wage increase of 2% of employee's regular hourly base wage rate in effect on the last working day immediately preceding May 6, 2002.

     2. Effective May 5, 2003 each employee shall receive a general wage increase of 4% of employee's regular hourly base wage rate in effect on the last working day immediately preceding May 5, 2003.

     3. Effective May 3, 2004 each employee shall receive a general wage increase of 4% of employee's regular hourly base wage rate in effect on the last working day immediately preceding May 3, 2004.

     (C) Employees classified as Group Leader shall receive fifty cents ($.50) per hour in excess of his hourly base rate for the time he performs the duties of a Group Leader.

     (D) Employees classified, as Assistant to Foreman shall receive one dollar ($1.00) per hour in excess of his hourly base rate for the time in which he performs the duties of an Assistant to Foreman.

                                  ARTICLE XXVI
                                 JOB EVALUATION

     Wage rates established under this Agreement shall be based on job content.

                                  ARTICLE XXVII
                                 BULLETIN BOARDS

     The Company shall provide a bulletin board on both floors for the posting of shop rules and such other notices as may be approved by the Management. The use of the bulletin board of the Union shall be restricted to:

     (A)  Notices of Union recreational and social affairs;\

     (B)  Notices of Union elections;

     (C)  Notices of Union appointments and results of Union elections;

     (D)  Notices of Union meetings.

                                 ARTICLE XXVIII
                                 ACCESS TO PLANT

     Representatives of the Union shall have access to the plant for the purpose of adjusting grievances, negotiating the settlement of disputes, investigating working conditions and generally for the purpose of carrying into effect the provisions and aims of this Agreement. Wherever possible, they shall make an appointment in advance for such visit; in any event, the Union representatives shall, on arrival at the plant, clear through the regular channel of the Company receiving visitors and may be accompanied by a representative of the Company on any visit to the plant.

                                  ARTICLE XXIX
                                LEAVES OF ABSENCE

     (A) Leaves of absence without pay to accept a Union position or to attend to legitimate Union business without loss of seniority rights shall be given by the Company upon forty-eight hours' notice from the employee or the Union except that no more than a total of two employees; and not to exceed more than one employee from any one department or craft, shall be given a leave of absence for Union business during any one period of time; such leave of absence shall not interfere with the efficient production of the plant.

     (B) Upon application to the Company (with notice to the Union), a leave of absence other than a leave covered by the Family and Medical Leave Act (FMLA), may be granted an employee for unusual circumstances requiring the employee to cease his employment, but will not be allowed to any employee to engage in other gainful pursuits either for self or for others.

     (C) Thirty days will be the maximum period of time for which leaves of absence may be granted, and satisfactory evidence is to be presented for any extension before the thirty-day period expires. Failure of the employee to return to work on the day following this expiration date without notice to the contrary being given to the Company will result in the termination of the employee's employment.

     (D) An employee granted a leave of absence for a period greater titan thirty days shall have the time off over thirty days assessed against his vacation period on a pro-rated period. Employees shall not continue to accrue seniority beyond the first thirty days of any leave of absence.

     (E) The only other leave authorized by the Company is that under the Family and Medical Leave Act (FMLA) provisions as set forth in the Company policy.

                                   ARTICLE XXX
                            CHANGES IN WORK SCHEDULE

     The Union shall be notified of any proposed changes in the work schedule. Any difference or dispute concerning any such proposed changes shall be handled through the grievance procedure before any proposed changes become effective; and if no agreement is reached, the Company shall put the proposed changes into effect pending the outcome of arbitration.

                                  ARTICLE XXXI
                             FUNCTIONS OF MANAGEMENT

     It is understood and agreed that nothing in this Agreement shall be considered to limit or restrict the rights of the Company in the exercise of the functions of management, except as stated by the provisions of this contract.

                                  ARTICLE XXXII
                                   NO STRIKES

     The Union agrees that it shall not engage or participate in or sanction any strike whatsoever, whether it be sit-down, sit-in, sympathetic, general or any other kind, and that there must be no work stoppage or delayed production of any employee's machine or work during the term of this Agreement.

                                 ARTICLE XXXIII
                                  NO LOCK-OUTS

     The Company agrees that there shall be no lock-outs during the term of this Agreement.

                                  ARTICLE XXXIV
                                SAFETY COMMITTEE

     A safety committee composed of three members designated by the Union and three members designated by the Employer should be formed for the purpose of advising Management concerning and seeking correction of any and all hazardous or unsafe conditions existing within the plant.

                                  ARTICLE XXXV
                                HEALTH AND SAFETY

     (A) The Company shall furnish uniforms for all bargaining unit employees. It is the responsibility of each employee to return assigned uniforms upon lay-off and/or termination of employment, by the Company or employee for any reason.

     (B) The Employer shall identify and train employees to be members of the First Response Team. The responsibility of members of the First Response Team shall be to respond to any accident or injury that may occur and to provide appropriate first-aid treatment. The duties of these employees shall not be limited exclusively to First Aid work.

     (C) The employer shall have a stretcher available in the plant at all times.

     (D) The Employer shall keep the first-aid cabinet adequately stocked at all times.

     (E) All employees shall wear appropriate personal protective equipment, provided by the Company. Those employees who must wear prescription safety glasses will be reimbursed for the cost of one (1) pair of prescription safety glasses, with side shield, every two years. Reimbursement for prescription safety glasses shall not exceed one hundred dollars ($100). The cost of eye examinations are not subject to reimbursement by the Company.

     (F) There shall be a ten-minute wash-up period allowed only for employees working in the Plating Department at the end of the shift.

     (G) All areas of the premises where bargaining unit employees are normally employed shall be air-conditioned

     (H) Any Plating Department employee, who wishes to have his blood tested for the presence of metallic substances originating in the Employer's premises, may do so. The Employer will pay the full cost of up to two (2) such blood tests annually for each Plating Department Employee.

     (I) All employees are required to wear appropriate safety shoes while working. The Company shall reimburse employees the maximum amount of $75.00 toward the cast of safety shoes. Safety shoes must be either a leather work-shoe or robber soled depending on the job the employee performs. Reimbursement shall be according to the following schedule:

     1.   Employees assigned to the Cleaning and Waste Treatment areas -- one
          (1) pair of rubber soled safety shoes every six (6) months.
     2. Employees assigned to other Plating Department areas-- one (1) pair of leather work-shoes every twelve (12) months.
     3. Those employees who perform dual roles in the Plating Department -- one (1) pair of rubber soled safety shoes every twelve (12) months and one (1) pair of leather work-shoes every twelve (12) months.
     4.   All other employees-- one (1) pair of leather work-shoes every twelve
          (12) months.

                                  ARTICLE XXXVI
                                     GENERAL

     (A) All work customarily performed by the Company in its own plant with its own employees shall continue to be performed by the Company. However, work which can be performed more economically and/or expeditiously may be subcontracted.

     (B) The Company may require that machines remain running and operational during employee's scheduled breaks. The Employee shall not be held responsible for any damage that may occur and that is beyond his control, while he is on a scheduled break.

                                 ARTICLE XXXVII
                           STANDARDS OF APPRENTICESHIP

     All duly qualified apprentices shall be under the supervision and control of an Apprentice Committee composed of four members, two of whom shall be selected by the Union and two by the Employer. Said apprentice committee shall formulate and make operative such rules and regulations as they may deem necessary and which do not conflict with the specific terms of this Agreement to govern eligibility, registration, education, transfer, wages, hours, working conditions of duly qualified apprentices and the operation of an adequate apprenticeship system to meet the needs and requirements of the Company. Said rules and regulations, when formulated and adopted by the parties hereto, shall be recognized as a part of this Agreement and shall be entitled "Apprenticeship Standards." The foremen and journeymen shall cooperate in furnishing apprentices with the necessary information to learn the trade. Applicants for apprenticeship shall meet the employment requirements of the Company, and be physically able to perform the work. The term of apprenticeship for machinists and tool and die makers shall be four years. The probationary period for all apprentices shall be six months from the date of hire. The minimum rate for apprentices shall be as set forth on the Apprentice Schedule attached hereto and made a part hereof.

                                 ARTICLE XXXVIII
                                  PLANT REMOVAL

     The Company agrees not to remove its plant, or any part thereof, from its present locution during the term of this Agreement. If the present plant is closed, all employees shall be entitled to severance pay of one week (forty hours times base rate) for each year of employment.

                                  ARTICLE XXXIX
                          WAGE AND PRICE STABILIZATION

     If any provision of this Agreement cannot be put into effect or operation, or can be only partially effective or operative because of applicable Executive Orders, regulations or legislation dealing with wage and price stabilization, then such provision shall become effective and operative at such time and in such amounts or to such extent and for such periods, prospectively or retroactively, as will be permitted by applicable Executive Orders, regulations or legislation. Alternatively, at the time that such provision is prevented from becoming effective or operative in whole or part, the Union shall have the option of declaring such provision void in whole or part and negotiating with the Employer concerning alternative benefits. Such benefits must cost the Employer substantially the same amount or a lesser amount than the benefits which they will replace.

                                   ARTICLE XL
                                   SICK LEAVE

     (A) Employees who have been employed for two years or longer as of May 1st of each year shall be credited with six (6) days of paid sick leave for the 12 month period of May l through April 30. A lump sum payment of the preceding year's unused sick days shall be paid to the employee on the last pay date of April.

     (B) Employees with more than six (6) months but less than two years of service shall accrue paid sick time, at the rate of one day every two months, not to exceed six (6) days.

     (C) Employees with less than six (6) months of service are not eligible for paid sick time.

     (D) Employees shall be paid the equivalent of eight (8) hours straight-time pay for each day of sick leave paid.

     (E) Employees may request payment of accrued but unused sick days in December of each year. Should the employee choose payment in December he will not be eligible for payment of any additional sick days until the next May 1st.

     (F) Employees are required to notify the Company by calling his Supervisor and/or the Human Resources Department by within two (2) hours of the start of his scheduled shift each day the Employee is absent due to illness. Failure to notify the Company in accordance with this provision will result in no sick pay for the day(s) and possible termination in accordance with Article XI.

                                   ARTICLE XLI
                                 MEDICAL CENTER

     Each employee who has been employed for one year or longer shall receive a full day's wages from the Employer for one annual check-up. The Employer shall make such payment upon presentation by the employee of evidence confirming his attendance at either the Allied Medical Center or another Physician of the employee's choosing.

                                  ARTICLE XLII
                               COMPLETE AGREEMENT

     The parties acknowledge that during the negotiations which resulted in this Agreement, each had the unlimited right and opportunity to make demands and proposals with respect to any subject or matter not removed by law from the area of collective bargaining and that the understanding and agreements arrived at by the parties after the exercise of that right and opportunity are set forth in this Agreement. Therefore, the Employer and the Union, for the life of this Agreement, each voluntarily and unqualifiedly waives the right and each agrees that the other shall not be obligated to bargain collectively, except as covered by Article V Arbitration Clause and Article VI Adjustment of Employer Complaints, with respect to any subject matter referred to or covered in this Agreement or with respect to any subject or matter not specifically referred to or covered in this Agreement, even though such subject or matter may not have been within the knowledge or contemplation of either or both of the parties at the time they negotiated or signed this Agreement.


                                  ARTICLE XLIII
                                   TERMINATION

     This Agreement shall become effective as of May 6, 2002 and shall remain effective and binding upon the parties hereto, their heirs, successors, assignees and trustees in bankruptcy for a period of three years, up to and including May l, 2005; and shall automatically continue thereafter for similar periods. Should either party desire to terminate this Agreement, notice thereof shall be given by registered mail to the other at least ninety days prior to each expiration date. However, either party may notify the other in writing at least thirty days prior to the renewal date of the desire to renegotiate or alter any of the clauses of this Agreement; and in such event, the Agreement shall be deemed automatically extended. Any changes, amendments, additions or alterations agreed upon as the result of such renegotiation, or ordered by any Arbitrator on such renegotiation shall become effective and be retroactive to the annual termination date of this Agreement.

     WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the 25th day of April, 2002.

                                  DRUG, CHEMICAL, COSMETIC, PLASTICS
                                  AND AFFILIATED INDUSTRIES WAREHOUSE
                                  EMPLOYEES LOCAL 815, AFFILIATED WITH
                                  THE INTERNATIONAL BROTHERHOOD OF
                                  TEAMSTERS


                                  By: /s/ George Miranda
                                      ---------------------------------------
                                      George Miranda, Secretary-Treasurer/CEO


                                  By: /s/ Robert Bellach
                                      ---------------------------------------
                                      Robert Bellach, President




                                  STEWART STAMPING CORPORATION


                                  By: /s/ Philip Rejeski
                                      ---------------------------------------
                                      Philip Rejeski, V.P. and General Manager



                                  By: /s/ Anna T. Cicio
                                      ---------------------------------------
                                      Anna T. Cicio, Director of Human Resources

                  SCHEDULE A- PAY GRADES EFFECTIVE MAY __, 2002

Grade 1:  Porter

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     8.27               8.88             9.42             9.97           10.51            11.05            11.59


Grade 2:  Machine Operator-Electronics, Sorter

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     8.55               9.16             9.83            10.51           11.18            11.85            12.53


Grade 3:  Machine Operator-Pressroom, Machine Operator-Tapping Packer, Building Maintenance

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     8.82               9.44            10.12            10.80           11.49            12.17            12.85


Grade 4:  Operator/Strip Starter-Pressroom, Punchmaker, Toll Gate Attendant

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     9.10               9.71            10.49            11.25           12.03            12.80            13.55


Grade 5:  Plater B, Operator/Strip-Starter/inspector-Pressroom

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     9.37               9.99            10.72            11.46           12.20            12.94            13.69


Grade 6:  Machine Operator-Bandolier, Shipper

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     9.65              10.26            11.05            11.82           12.61            13.39            14.17


Grade 7: Assistant Setup-Electronics, In-Process Inspector B, Maintenance Mechanic B, Maintenance Machinist C,
         Material Handler, Receiver, Distribution Coordinator

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     9.92              10.54            11.39            12.26           13.12            13.97            14.82


Grade 8:  Plater A

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     10.20              10.81            11.68            12.56           13.42            14.30           15.18

                                      -24-

Grade 9:  Receiving Final Inspector, Assistant Setup-Pressroom, Electro-Mechanical Machinist

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     10.49              11.09            11.97            12.85           13.74            14.62           15.47


Grade 10: In-Process Inspector A, Setup Mechanic-Electronics, Tool & Die/CNC Technician

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     10.76              11.36            12.30            13.24           14.18            15.12           16.08


Grade 11: Lab Technician, Maintenance Machinist B, Setup Mechanic-Pressroom

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     11.04              11.64            12.69            13.74           14.78            15.83           16.87


Grade 12: 1st Piece/1st Article Inspector-Pressroom, Quality Technician

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     11.31              11.91            13.02            14.12           15.23            16.33           17.44


Grade 13: Setup Mechanic-Multislide, Tool & Die Maker-4th Class, Toolmaker 4th Class

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     11.59              12.19            13.37            14.56           15.73            16.91           18.08


Grade 14:

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     11.86              12.46            13.84            15.23           16.61            17.98           19.37


Grade 15: Tool & Die Maker-3rd Class, Toolmaker 3rd Class

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     12.14              12.74            14.25            15.77           17.28            18.79           20.33


Grade 16: Electrician, Maintenance Machinist A, Maintenance Mechanic A

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     12.41              13.02            14.69            16.35           18.01            19.69           21.32



                                      -25-

Grade 17: EDM Technician, Electrical Technician, Master Tool & Die Maker 2nd, Master Toolmaker 2nd

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     12.69              13.29            15.16            17.02           18.89            20.75           22.63


Grade 18:  Master Tool & Die Maker 1st, Master Toolmaker 1st

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     12.96              13.57            15.69            17.81           19.92            22.04           24.15



                  SCHEDULE A - PAY GRADES EFFECTIVE MAY 5, 2003

Grade 1:  Porter

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     8.60               9.24             9.80            10.36           10.93            11.49            12.05


Grade 2:  Machine Operator-Electronics, Sorter

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     8.89               9.53            10.23            10.93           11.63            12.33            13.03


Grade 3:  Machine Operator-Pressroom, Machine Operator-Tapping-Packer, Building Maintenance

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     9.18               9.81            10.52            11.23           11.94            12.66            13.37


Grade 4:  Operator/Strip Starter-Pressroom, Punchmaker, Toll Gate Attendant

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     9.46              10.10            10.91            11.70           12.51            13.31            14.09


Grade 5:  Plater B, Operator/Strip-Starter/Inspector-Pressroom

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     9.75              10.39            11.15            11.92           12.69            13.46            14.24


Grade 6:  Machine Operator-Bandolier, Shipper

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     10.04              10.67            11.49            12.29           13.11            13.93           14.73


                                      -26-

Grade 7:  Assistant Setup-Electronics, In-Process Inspector B, Maintenance Mechanic B, Maintenance Machinist C,
          Material Handler, Receiver, Distribution Coordinator

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     10.32              10.96            11.85            12.75           13.64            14.53           15.41


Grade 8: Plater A

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     10.61              11.24            12.15            13.06           13.96            14.87           15.78


Grade 9:  Receiving/Final Inspector., Assistant Setup-Pressroom, Electro-Mechanical Machinist

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     10.91              11.53            12.45            13.37           14.29            15.20           16.09


Grade 10: In-Process Inspector A, Setup Mechanic-Electronics, Tool & Die/CNC Technician

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     11.19              11.82            12.79            13.77           14.75            15.72           16.72


Grade 11: Lab Technician, Maintenance Machinist B, Setup Mechanic-Pressroom

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     11.48              12.10            13.20            14.29           15.37            16.46           17.55


Grade 12: 1st Piece/1st Article Inspector-Pressroom, Quality Technician

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     11.76              12.39            13.54            14.68           15.84            16.98           18.14


Grade 13: Setup Mechanic-Multislide, Tool & Die Maker-4th Class, Toolmaker 4th Class

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     12.05              12.68            13.91            15.14           16.36            17.59           18.81


Grade 14:

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     12.34              12.96            14.40            15.84           17.27            18.70           20.14


                                      -27-

Grade 15: Tool 8 Die Maker-3rd Class, Toolmaker 3rd Class

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     12.62              13.25            14.82            16.40           17.97            19.54           21.14


Grade 16: Electrician, Maintenance Machinist A, Maintenance Mechanic A

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     12.91              13.54            15.28            17.00           18.73            20.47           22.17


Grade 17: EDM Technician, Electrical Technician, Master Tool & Die Maker 2nd, Master Toolmaker 2nd

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     13.20              13.82            15.76            17.70           19.65            21.58           23.54


Grade 18: Master Tool & Die Maker 1st, Master Toolmaker 1st

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     13.48              14.11            16.32            18.52           20.72            22.92           25.12



                  SCHEDULE A - PAY GRADES EFFECTIVE MAY 1, 2004

Grade 1:  Porter

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     8.94               9.61            10.19            10.77           11.37            11.95            12.53


Grade 2:  Machine Operator-Electronics, Sorter

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     9.25               9.91            10.64            11.37           12.10            12.82            13.55


Grade 3:  Machine Operator-Pressroom, Machine Operator-Tapping Packer, Building Maintenance

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     9.55              10.20            10.94            11.68           12.42            13.17            13.90

                                      -28-

Grade 4:  Operator Strip Starter-Pressroom, Punchmaker, Toll Gate Attendant

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     9.84              10.50            11.35            12.17           13.01            13.84            14.65


Grade 5:  Plater B, Operator/Strip-Starter/Inspector-Pressroom

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     10.14              10.81            11.60            12.40           13.20            14.00           14.81


Grade 6:  Machine Operator-Bandolier, Shipper

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     10.44              11.10            11.95            12.78           13.63            14.49           15.32


Grade 7:  Assistant Setup-Electronics, In-Process Inspector B, Maintenance Mechanic B, Maintenance Machinist C,
          Material Handler, Receiver, Distribution Coordinator

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     10.73              11.40            12.32            13.26           14.19            15.11           16.03


Grade 8:  Plater A

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     11.03              11.69            12.64            13.58           14.52            15.46           16.41


Grade 9:  Receiving/Final Inspector, Assistant Setup-Pressroom, Electro-Mechanical Machinist

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     11.35              11.99            12.95            13.90           14.86            15.81           16.73


Grade 10: In-Process Inspector A, Setup Mechanic-Electronics, Tool & Die/CNC Technician

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     11.64              12.29            13.30            14.32           15.34            16.35           17.39


Grade 11: Lab Technician, Maintenance Machinist B, Setup Mechanic-Pressroom

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     11.94              12.58            13.73            14.86           15.98            17.12           18.25


                                      -29-

Grade 12: 1st Piece/1st Article Inspector-Pressroom, Quality Technician

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     12.23              12.89            14.08            15.27           16.47            17.66           18.87


Grade 13: Setup Mechanic- Multislide, Tool & Die Maker-4th Class, Toolmaker 4th Class

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     12.53              13.19            14.47            15.75           17.01            18.29           19.56


Grade 14:

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     12.83              13.48            14.98            16.47           17.96            19.45           20.95


Grade 15: Tool & Die Maker-3rd Class, Toolmaker 3rd Class

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     13.12              13.78            15.41            17.06           18.69            20.32           21.99


Grade 16: Electrician, Maintenance Machinist A, Maintenance Mechanic A

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     13.43              14.08            15.89            17.68           19.48            21.29           23.06


Grade 17: EDM Technician, Electrical Technician, Master Tool & Die Maker 2nd, Master Toolmaker 2nd

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     13.73              14.37            16.39            18.41           20.44            22.44           24.48


Grade 18: Master Tool & Die Maker 1st, Master Toolmaker 1st

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     14.02              14.67            16.97            19.26           21.55            23.84           26.12

                             SCHEDULE A - PAY GRADES
                    PROGRESSION FOR TOOL & DIE MAKER TRAINEE:

                    05/06/02             05/05/03                 05/01/04
Hire                   9.92                10.32                    10.73
15 Days               10.39                10.81                    11.24
3 Months              11.13                11.57                    12.04
6 Months              11.84                12.32                    12.81
9 Months              12.54                13.04                    13.56
12 Months             13.25                13.78                    14.33
15 Months             13.96                14.52                    15.10
18 Months             14.66                15.24                    15.85
21 Months             15.37                15.99                    16.63
24 Months             16.08                16.72                    17.39
27 Months             16.58                17.24                    17.93
30 Months             17.08                17.76                    18.47
33 Months             17.58                18.28                    19.01
36 Months             18.08                18.81                    19.56


                             SCHEDULE A - PAY GRADES

Grade 1                    Porter
Grade 2                    Machine Operator - Electronics Sorter
Grade 3                    Machine Operator - Press Room
                           Machine Operator - Tapping
                           Packer
                           Building Maintenance
Grade 4                    Operator/Strip Starter - Press Room
                           Punchmaker
                           Toll Gate Attendant
Grade 5                    Plater B
                           Operator/Strip-Starter/Inspector, Press Room
Grade 6                    Machine Operator - Bandolier Shipper
Grade 7                    Assistant Setup - Electronics
                           In-Process Inspector B
                           Maintenance Mechanic B
                           Maintenance Machinist C
                           Material Handler
                           Receiver
                           Distribution Coordinator
Grade 8                    Plater A
Grade 9                    Receiving/Final Inspector
                           Assistant Setup - Press Room
                           Electro-Mechanical Machinist
Grade 10                   In-Process Inspector A
                           Set-up Mechanic - Electronics
                           Tool & Die/CNC Technician

Grade 11                   Lab Technician
                           Maintenance Machinist B
                           Setup Mechanic - Press Room
Grade 12                   1st Piece/1st Article Inspector - Press Room
                           Quality Technician
Grade 13                   Setup Mechanic - Multislide
                           Tool & Die Maker - 4th Class
                           Toolmaker - 4th Class
Grade 14
Grade 15                   Tool & Die Maker - 3rd Class
                           Toolmaker - 3rd Class
Grade 16                   Electrician
                           Maintenance Machinist A
                           Maintenance Mechanic A
Grade 17                   EDM Technician
                           Electrical Technician
                           Master Tool & Die Maker 2nd
                           Master Toolmaker 2nd
Grade 18                   Master Tool & Die Maker 1st
                           Master Toolmaker 1st

[Stewart EFI Logo]



April 25, 2002


Mr. George Miranda
Secretary-Treasurer/CEO
Local Union 815, I.B.T.
467 Sylvan Avenue
Englewood Cliffs, NJ 07632


Dear Mr. Miranda:

During the course of negotiating the Collective Bargaining Agreement between Local 815 and Stewart Stamping Corp. a discussion was had regarding the hours of employment defined in Article VII -- Hours and Overtime.

It was informally agreed that should the Company desire to modify the current workweek schedule the Company may implement such change after the Union has been notified and a poll has been conducted of all bargaining unit employees. Such change to the workweek schedule may occur if a majority of voting employees agree to the proposed modification. Should the work schedule change the current overtime provision will not be in effect, and both parties shall meet to discuss and agree upon an appropriate alternative overtime schedule.

The signatures below indicate that both parties agree to this understanding.

Stewart Stamping Corporation:          Drug, Chemical, Cosmetic, Plastics And
                                       Affiliated Warehouse Employees Local 815,
                                       Affiliated with the International
                                       Brotherhood of Teamsters




By: /s/ Philip Rejeski                 /s/ George Miranda
    ---------------------              ---------------------
    Philip Rejeski                     George Miranda
    VP & General Manager               Secretary-Treasurer/CEO



By: /s/ Anna T. Cicio
    ---------------------
    Anna T. Cicio
    Director of Human Resources

[Stewart EFI Logo]


April 25, 2002


Mr. George Miranda
Secretary-Treasurer/CEO
Local Union 815, I.B.T.
467 Sylvan Avenue
Englewood Cliffs, NJ 07632



Dear Mr. Miranda:

During the course of negotiating the Collective Bargaining Agreement between Local 815 and Stewart Stamping Corp. a discussion was had regarding employees ability to take time off in less than four (4) hour increments to attend to personal needs.

The Company agreed to modify its policy to allow employees to take paid time off in one (1) hour increments. In addition, employees may request unpaid time off to attend to personal needs. Should the employee's Supervisor unreasonably deny such a request, the employee may appeal the decision to the Supervisor's Manager or Director of Human Resources. The Company agrees that no request will be unreasonably denied and both parties agree that approval of time-off, whether paid or unpaid, will be granted based on operational needs.

The signatures below indicate that both parties agree to this understanding.

Stewart Stamping Corporation:          Drug, Chemical, Cosmetic, Plastics And
                                       Affiliated Warehouse Employees Local 815,
                                       Affiliated with the International
                                       Brotherhood of Teamsters



By: /s/ Philip Rejeski                 /s/ George Miranda
    ---------------------              ---------------------
    Philip Rejeski                     George Miranda
    VP & General Manager               Secretary-Treasurer/CEO



By: /s/ Anna T. Cicio
    ---------------------
    Anna T. Cicio
    Director of Human Resources

[Local Union No. 815 Logo]



                                                                     May 6, 2002



Stewart Stamping Corporation
630 Central Park Avenue
Yonkers, New York 10704

Gentlemen:

This is to confirm our understanding that your contributions to the Vacation Fringe Benefit Fund consist of two components. The first component (vacation component) is to be contributed in the amount of Eight and Six tenths Per Cent (8.6%) of your gross; straight-time payroll expense for bargaining-unit employees and is intended to cover the cost of vacation payments made in accordance with the terms of the collective bargaining agreement, including disability taxes and the Employer's and employees' share of FICA taxes.

The second component (fringe component) in the amount of Two Per Cent (2%) of your gross, straight-time, payroll expense for bargaining-unit employees is intended to cover the cost of supplementary vacation benefits, jury duty reimbursement and other approved similar and related purposes and benefits, as the trustees may determine.

Your vacation component contributions will be subject to an annual audit and review. In the event that your vacation component contributions, including disability terms and the Employer's and employees' share of FICA taxes, are less than the annual vacation payments made by the Fund in accordance with the terms of the collective bargaining agreement, you will be required to remit the balance immediately. Furthermore, by signing this letter, you specifically agree to adjust your vacation component contributions rate, upon notification from the Union that such adjusted contribution rate is necessary to avoid future deficits. In the event that your vacation component contributions exceed the vacation payments made by the Fund in accordance with the terms of the collective bargaining agreement, including disability taxes and the Employer's and employees' share of FICA taxes, the balance will be refunded to you on or before January 30th of the succeeding calendar year.

If the foregoing conforms with your understanding, please sign below where indicated.



ACCEPTED AND APPROVED:
Drug, Chemical, Cosmetic, Plastics And Affiliated
Warehouse Employees Local 815, Affiliated with the
International Brotherhood of Teamsters



By: /s/ George Miranda
    -----------------------------------------------------
    George Miranda, Secretary-Treasurer/CEO



By: /s/ Robert Bellach
    -----------------------------------------------------
    Robert Bellach, President





ACCEPTED AND APPROVED:
Stewart Stamping Corporation


By: /s/ Philip Rejeski
    -----------------------------------------------------
    Employer                            Title

                                                                       EXHIBIT J
                                                                       ---------


                            DEPOSIT ESCROW AGREEMENT

     DEPOSIT ESCROW AGREEMENT, dated as of December 15, 2002 (this "Deposit Escrow Agreement") among Insilco Technologies, Inc., a Delaware corporation ("ITI"), Stewart Stamping Corporation, a Delaware corporation ("SSCo"), Eyelets For Industry, Inc., a Connecticut corporation ("EFI"), and EFI Metal Forming, Inc., a Connecticut corporation ("EFI Metal") (each of ITI, SSCo, EFI and EFI Metal, a "Seller"; and, collectively, the "Sellers"), SRDF Acquisition Company, LLC, a Connecticut limited liability company (the "Buyer") and Shearman & Sterling, as escrow agent (the "Deposit Escrow Agent").

     WHEREAS, the Sellers and the Buyer have entered into an Asset Purchase Agreement dated as of the date hereof (the "Sale Agreement"; capitalized terms used herein and not otherwise defined herein shall have the meanings in the Sale Agreement); and

     WHEREAS, the Sale Agreement provides for the sale by the Sellers to the Buyer of certain assets of the Sellers (the "Purchased Assets", as defined in the Sale Agreement), the assumption by the Sellers and assignment to the Buyer of certain executory contracts and the assumption by the Buyer of certain liabilities, all on the terms and conditions set forth in the Sale Agreement;

     WHEREAS, the Sale Agreement provides that on the first Business Day after the date thereof the Buyer shall deposit by wire transfer $100,000 in immediately available funds (the "Deposit Escrow Amount") to an account or accounts designated by the Sellers, as a good faith deposit; and

     WHEREAS, the Buyer has agreed to deposit the Deposit Escrow Amount with the Deposit Escrow Agent pursuant to the terms and conditions of this Deposit Escrow Agreement;

     NOW, THEREFORE, the parties hereto do hereby agree as follows:

     1. Appointment of the Deposit Escrow Agent; Deposit of Deposit Escrow Amount. The Buyer and the Sellers hereby constitute and appoint the Deposit Escrow Agent as, and the Deposit Escrow Agent hereby agrees to assume and perform the duties of, the escrow agent under and pursuant to this Deposit Escrow Agreement. The Buyer acknowledges that it has (or will before 5:00 P.M. on December 16, 2002) issued instructions to cause the Deposit Escrow Amount to be transmitted to the Deposit Escrow Agent by wire of same day funds to the Deposit Escrow Agent at Citibank, N.A., ABA# 021000089, Shearman & Sterling Attorney Trust Account, for the account of SRDF Acquisition Company, LLC, Account No. 09286551 (the "Deposit Escrow Account"). Such deposit shall be irrevocable except pursuant to the terms of this Deposit Escrow Agreement. The Deposit Escrow Agent hereby agrees to promptly notify the Buyer and the Sellers after receipt by the Deposit Escrow Agent of confirmation of the deposit of such funds.

     2. The Deposit Escrow Fund. The Deposit Escrow Amount and all earnings thereon (collectively, the "Deposit Escrow Fund") shall be held by the Deposit Escrow Agent in the Deposit Escrow Account, on the terms and subject to the conditions of this Deposit Escrow Agreement. The parties hereto acknowledge that the Deposit Escrow Fund shall not be subject to lien or attachment by any creditor of any party hereto and shall be used solely for the purpose set forth in this Deposit Escrow Agreement. Amounts held in the Deposit Escrow Fund shall not be available to, and shall not be used by, the Deposit Escrow Agent to set off any obligations of any party hereto owing to the Deposit Escrow Agent in any capacity.

     3. Investment of the Deposit Escrow Fund. The Deposit Escrow Agent shall use reasonable commercial efforts to invest all cash funds held from time to time on deposit in the Deposit Escrow Fund, in its discretion, in demand or time deposits in, certificates of deposit of, or bankers' acceptances issued by, a depository institution or trust company incorporated under the laws of the United States of America, any State thereof or the District of Columbia, which depository institution, trust company or office or agency has combined capital and surplus of not less than one hundred million dollars ($100,000,000) and having maturities of not greater than four (4) days.

     4. Taxes. All taxes in respect of earnings on the Deposit Escrow Fund shall be the obligation of and shall be paid when due by the Buyer, who shall indemnify and hold the Deposit Escrow Agent harmless from and against all such taxes. The Buyer hereby represents and warrants to the Deposit Escrow Agent hereto that it is exempt from backup withholding taxes.

     5. Release of Deposit Escrow Fund. (A) If the Deposit Escrow Agent receives written notice from the Sellers and the Buyer, that the Sellers are entitled to retain the Deposit Escrow Fund pursuant to Section 9.4(b) of the Sale Agreement, then the Deposit Escrow Agent shall, as promptly as practicable after the receipt of such notice, pay over the Deposit Escrow Fund to the Sellers, and this Deposit Escrow Agreement (other than Sections 6, 7, 8 and 10) shall automatically terminate.

          (B) In accordance with Section 9.4(c) of the Sale Agreement, at the Closing, the Deposit Escrow Agent shall pay over the Deposit Escrow Fund to the account or accounts designated by the Sellers pursuant to Section 3.1(a) of the Sale Agreement, and this Deposit Escrow Agreement (other than Sections 6, 7, 8 and 10) shall automatically terminate.

          (C) If the Deposit Escrow Agent receives written notice from the Sellers and the Buyer that the Buyer is entitled to the Deposit Escrow Fund pursuant to Section 9.4(d) of the Sale Agreement, the Deposit Escrow Agent shall as promptly as practicable after the receipt of such notice, pay over the Deposit Escrow Funds to the Buyer, and this Deposit Escrow Agreement (other than Sections 6, 7, 8 and 10) shall automatically terminate

          (D) The Deposit Escrow Agent shall not release the Deposit Escrow Funds other than as provided in subsections (A), (B) or (C) above unless (i) the Deposit Escrow Agent shall have received written notice signed by the Buyer and the Sellers instructing the Deposit Escrow Agent to release the Deposit Escrow Fund or (ii) a final, non-appealable order shall have been entered by a court of competent jurisdiction directing the Deposit Escrow Agent to release the Deposit Escrow Funds (a "Release Order") . As promptly as practicable after the receipt of such notice or receipt of a Release Order, the Deposit Escrow Agent shall pay over the Deposit Escrow Fund to the party or parties designated in such notice or a Release Order, and this Deposit Escrow Agreement (other than Sections 6, 7, 8 and 10) shall automatically terminate.

     6. Duties and Obligations of the Deposit Escrow Agent. The duties and obligations of the Deposit Escrow Agent shall be limited to and determined solely by the provisions of this Deposit Escrow Agreement, and the Deposit Escrow Agent is not charged with knowledge of or any duties or responsibilities in respect of any other agreement or document. In furtherance and not in limitation of the foregoing:

          (i) the Deposit Escrow Agent shall not be liable for any loss sustained as a result of investments made hereunder in accordance with the terms hereof, including any liquidation of any investment of the Deposit Escrow Fund prior to its maturity effected in order to make a payment required by the terms of this Deposit Escrow Agreement, or for any loss of interest sustained as a result of the failure to invest the Deposit Escrow Fund;

          (ii) the Deposit Escrow Agent shall be fully protected in relying in good faith upon any written certification, notice, direction, request, waiver, consent, receipt or other document that the Deposit Escrow Agent reasonably believes to be genuine and duly authorized, executed and delivered;

          (iii) the Deposit Escrow Agent shall not have any liability hereunder except for any liability resulting from its intentional breach or willful misconduct;

          (iv) the Deposit Escrow Agent may seek the advice of legal counsel selected with reasonable care (which may include any of the partners or associates of the Deposit Escrow Agent) in the event of any dispute or question as to the construction of any of the provisions of this Deposit Escrow Agreement or its duties hereunder, and it shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the opinion of such counsel and be reimbursed for any and all costs associated with the foregoing;

          (v) if the Deposit Escrow Agent shall in any instance, after seeking the advice of legal counsel pursuant to the immediately preceding clause, in good faith be uncertain as to its duties or rights hereunder, it shall be entitled to refrain from taking any action in that instance and its sole obligation, in addition to those of its duties hereunder as to which there is no such uncertainty, shall be to keep safely the Deposit Escrow Fund and all property held in the Deposit Escrow Fund until it shall be directed otherwise in writing by each of the parties hereto or by a Release Order;

          (vi) the Deposit Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any rights hereunder either directly or by or through agents or attorneys selected with reasonable care, nothing in this Deposit Escrow Agreement shall be deemed to impose upon the Deposit Escrow Agent any duty to qualify to do business or to act as fiduciary or otherwise in any jurisdiction and the Deposit Escrow Agent shall not be responsible for, and shall not be under a duty to examine into or pass upon the validity, binding effect, execution or sufficiency of, this Deposit Escrow Agreement or of any agreement amendatory or supplemental hereto;

          (vii) in the event of a dispute arising between the Buyer and the Sellers, the Buyer hereby consents that the Deposit Escrow Agent may act as counsel for the Sellers; and

          (viii) the sole obligation of the Deposit Escrow Agent hereunder with respect to disbursement of Deposit Escrow Funds shall be in accordance with, and as specified in, the provisions of Section 5 hereof.

Notwithstanding the foregoing, in the event any dispute arises as described in subsections (iv) or (vii) above, the Deposit Escrow Agent shall, at the Buyer's written request, cease to act as escrow agent under this Deposit Escrow Agreement and will transfer the Deposit Escrow Fund to a successor escrow agent appointed by both the Buyer and the Sellers. The costs and expenses of any such successor escrow agent shall be paid by the Buyer.

     7. Cooperation. The Buyer and the Sellers shall provide to the Deposit Escrow Agent with all instruments and documents within their respective powers to provide that are reasonably requested by the Deposit Escrow Agent in connection with performance of its duties and responsibilities hereunder.

     8. Fees and Expenses; Indemnity. The Deposit Escrow Agent shall not charge any fees for its services hereunder as Deposit Escrow Agent. The Buyer and the Sellers (collectively, the "Indemnitors") shall be jointly and severally liable to reimburse and indemnify the Deposit Escrow Agent for, and hold it harmless against, any loss, damage, cost or expense, including but not limited to reasonable attorneys' fees, incurred by the Deposit Escrow Agent in connection with the Deposit Escrow Agent's performance of its duties and obligations under this Deposit Escrow Agreement, as well as the reasonable costs and expenses of defending against any claim or liability relating to this Deposit Escrow Agreement; provided that notwithstanding the foregoing, no Indemnitor shall be required to indemnify the Deposit Escrow Agent for any such loss, liability, cost or expense arising as a result of the Deposit Escrow Agent's willful misconduct or gross negligence in connection with this Deposit Escrow Agreement.

     9. Resignation and Removal of the Deposit Escrow Agent. (a) The Deposit Escrow Agent may resign as such fifteen (15) calendar days following the giving of prior written notice thereof to the other parties hereto. In addition, the Deposit Escrow Agent may be removed and replaced on a date designated in a written instrument signed by the other parties hereto and delivered to the Deposit Escrow Agent. Notwithstanding the foregoing, no such resignation or removal shall be effective until a successor escrow agent has acknowledged its appointment as such as provided in paragraph (c) below. In either event, upon the effective date of such resignation or removal, the Deposit Escrow Agent shall deliver the Deposit Escrow Funds to such successor escrow agent, together with such records maintained by the Deposit Escrow Agent in connection with its duties hereunder and other information with respect to the Deposit Escrow Funds as such successor may reasonably request.

          (b) If a successor escrow agent shall not have acknowledged its appointment as such as provided in paragraph (c) below, in the case of a resignation, prior to the expiration of fifteen (15) calendar days following the date of a notice of resignation or, in the case of a removal, on the date designated for the Deposit Escrow Agent's removal, as the case may be, because the other parties hereto are unable to agree on a successor escrow agent, or for any other reason, the Deposit Escrow Agent may select a successor escrow agent and any such resulting appointment shall be binding upon all of the parties to this Deposit Escrow Agreement, or the Deposit Escrow Agent may interplead the Deposit Escrow Funds into an ancillary proceeding.

          (c) Upon written acknowledgement by a successor escrow agent appointed in accordance with this Section 9 of its agreement to serve as escrow agent hereunder and the receipt of the Deposit Escrow Funds, or if the Deposit Escrow Agent interpleads the Deposit Escrow Funds in accordance with this Section 9, the Deposit Escrow Agent shall be fully released and relieved of all duties, responsibilities and obligations under this Deposit Escrow Agreement, subject to the proviso contained in clause (iii) of Section 6, and such successor escrow agent shall for all purposes hereof be the Deposit Escrow Agent.

     10. Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

          If to the Buyer, to:

          SRDF Acquisition Company, LLC
          11 Michael Terrace
          Wolcott, Connecticut
          Attn: Daniel Stokes

          If to the Sellers, to:

          Insilco Technologies, Inc.
          425 Metro Place North
          Dublin, OH 43017
          Facsimile No.:  (614) 792-0468
          Attn:  Carol Stebbins

          If to the Deposit Escrow Agent, to:

          Shearman & Sterling
          599 Lexington Avenue
          New York, New York 10022
          Facsimile No.: (212) 848-7179
          Attn:  Constance A. Fratianni
                 Scott C. Shelley

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 10, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section 10, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section 10, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section
10). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

     11. Amendments, etc. This Deposit Escrow Agreement may be amended or modified, and any of the terms hereof may be waived, only by a written instrument duly executed by or on behalf of the Buyer and the Sellers and, with respect to any amendment, modification or waiver that could adversely affect the Deposit Escrow Agent, the Deposit Escrow Agent. No waiver by any party of any term or condition contained in the Deposit Escrow Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Deposit Escrow Agreement on any future occasion.

     12. Governing Law. This Deposit Escrow Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

     13. Business Day. For all purposes of this Deposit Escrow Agreement, the term "business day" shall mean a day other than Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close.

     14. Miscellaneous. This Deposit Escrow Agreement is binding upon and will inure to the benefit of the parties hereto and their respective successors and permitted assigns. The headings used in this Deposit Escrow Agreement have been inserted for convenience or reference only and do not define or limit the provisions thereof. This Deposit Escrow Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument

     IN WITNESS WHEREOF, the parties hereto have caused this Deposit Escrow Agreement to be executed as of the date first above written

                                      THE SELLERS:


                                      INSILCO TECHNOLOGIES, INC.

                                      By: _______________________________
                                          Name:
                                          Title:


                                      STEWART STAMPING CORPORATION

                                      By: _______________________________
                                          Name:
                                          Title:


                                      EYELETS FOR INDUSTRY, INC.

                                      By: _______________________________
                                          Name:
                                          Title:


                                      THE BUYER:

                                      EFI METAL FORMING, INC.

                                      By: _______________________________
                                          Name:
                                          Title:


                                      SRDF ACQUISITION COMPANY, LLC

                                      By: _______________________________
                                          Name:
                                          Title:


                                      THE DEPOSIT ESCROW AGENT:

                                      SHEARMAN & STERLING

                                      By: _______________________________
                                          Authorized Signatory